Exhibit 10.2

Execution Version

OMNIBUS AMENDMENT NO. 11 TO

RECEIVABLES LOAN AGREEMENT

AMENDMENT NO. 5 TO

SALE AND CONTRIBUTION AGREEMENT

This OMNIBUS AMENDMENT NO. 11 TO RECEIVABLES LOAN AGREEMENT AND AMENDMENT NO. 5 TO SALE AND CONTRIBUTION AGREEMENT   (this “Amendment”), effective as of April 25, 2019 (the “Effective Date”), is executed by and among HILTON GRAND VACATIONS TRUST I LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”), HILTON RESORTS CORPORATION, a Delaware corporation (the “Seller”), the financial institutions signatory hereto as Managing Agents, the financial institutions signatory hereto as Conduit Lenders, the financial institutions signatory hereto as Committed Lenders, DEUTSCHE BANK SECURITIES, INC., as predecessor administrative agent (in such capacity, the “Predecessor Administrative Agent”), BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Intermediary and Paying Agent. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the “Receivables Loan Agreement” (defined below).

WITNESSETH:

WHEREAS, the Borrower, the Managing Agents party thereto, the Administrative Agent, Wells Fargo Bank, National Association, as Securities Intermediary and Paying Agent, the Conduit Lenders party thereto, and the Committed Lenders party thereto are parties to that certain Receivables Loan Agreement dated as of May 9, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Loan Agreement”);

WHEREAS, the Borrower and the Seller are party to that certain Sale and Contribution Agreement, dated as of May 9, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale and Contribution Agreement”); and

WHEREAS, as provided herein, the parties hereto have agreed to amend certain provisions of the Receivables Loan Agreement and the Sale and Contribution Agreement, each as further described below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment to the Receivables Loan Agreement.Effective as of the Effective Date, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Receivables Loan Agreement is hereby amended as set forth in Exhibit A to this Amendment, with text marked in underline indicating additions to the Receivables Loan

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Agreement and with text marked in ~~strikethrough~~ indicating deletions to the Receivables Loan Agreement.

SECTION 2. Amendment to the Sale and Contribution Agreement. Effective as of the Effective Date, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Sale and Contribution Agreement is hereby amended as follows:

2.1 All references to “Timeshare Property” and “Timeshare Properties” shall be deleted and replaced with “Timeshare Interest” or “Timeshare Interests”, respectively.

SECTION 3. Conditions Precedent. This Amendment shall become effective on the Effective Date upon the satisfaction of the Administrative Agent having received: (a) counterparts of this Amendment executed by each of the parties hereto, (b) counterparts of that certain Fourth Amended and Restated Fee Letter of even date herewith executed by each of the parties thereto, (c) executed counterparts of that certain Amendment No. 1 to Deposit Account Control Agreement (Clearing Account) of even date herewith among the Predecessor Administrative Agent, the Administrative Agent, and the Clearing Account Bank relating to the Clearing Account Control Agreement, (d) executed counterparts of each Global Assignment made by the Borrower or the Seller, as applicable, in favor of the Administrative Agent, (e) opinion of local counsel with respect to the inclusion of the Barbados Vacation Suites Resort in form and substance satisfactory to the Administrative Agent and (f) copies of UCC-3 assignments to be filed with the Delaware Secretary of State, reflecting the resignation of the Predecessor Administrative Agent and the appointment of the Administrative Agent as the secured party.

SECTION 4. Representations, Warranties and Confirmations.The Borrower hereby represents and warrants that:

4.1It has the power and is duly authorized, including by all limited liability company action on its part, to execute and deliver this Amendment.

4.2This Amendment has been duly and validly executed and delivered by it.

4.3This Amendment, the Sale and Contribution Agreement and Receivables Loan Agreement as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

4.4Immediately prior, and after giving all effect, to this Amendment, the covenants, representations and warranties of the Borrower set forth in the Receivables Loan Agreement are true and correct in all material respects as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date and then as of such date).

4.5Immediately prior, and after giving all effect, to this Amendment, no event, condition or circumstance has occurred and is continuing which constitutes a Servicer Termination Event, Unmatured Servicer Termination Event, Default or Event of Default.

SECTION 5. Delivery of Executed Amendment. The Borrower covenants and agrees that it will deliver an executed copy of this Amendment to the Servicer, the Paying Agent, the Backup Servicer and the Custodian promptly following the effectiveness hereof.

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SECTION 6. Entire Agreement. The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.

SECTION 7. Effectiveness of Amendment. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Sale and Contribution Agreement, the Receivables Loan Agreement and the other Facility Documents, as applicable, shall remain in full force and effect and are hereby ratified and confirmed. This Amendment shall not operate as a consent, waiver, amendment or other modification of any other term or condition set forth in the Sale and Contribution Agreement, the Receivables Loan Agreement and the other Facility Documents or any right, power or remedy of the Administrative Agent or any Managing Agent or Lender under the Sale and Contribution Agreement, the Receivables Loan Agreement and the other Facility Documents, except as expressly modified hereby. Upon the effectiveness of this Amendment, each reference in the Sale and Contribution Agreement or the Receivables Loan Agreement to “this Agreement”, “this Sale and Contribution Agreement” or “this Receivables Loan Agreement” or words of like import shall mean and be references to the Sale and Contribution Agreement or the Receivables Loan Agreement, as applicable, as amended hereby, and each reference in any other Facility Document to the Sale and Contribution Agreement or Receivables Loan Agreement or to any terms defined in the Sale and Contribution Agreement or Receivables Loan Agreement which are modified hereby shall mean and be references to the Sale and Contribution Agreement or Receivables Loan Agreement, as applicable, or to such terms as modified hereby.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Binding Effect. This Amendment shall be binding upon and shall be enforceable by parties hereto and their respective successors and permitted assigns.

SECTION 10. Headings. The Section headings herein are for convenience only and will not affect the construction hereof.

SECTION 11. Novation. This Amendment does not constitute a novation or termination of the Receivables Loan Agreement, the Sale and Contribution Agreement or any Facility Document and all obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein.

SECTION 12. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 13. Fees, Costs and Expenses. The Borrower agrees to pay on demand all reasonable fees and out-of-pocket expenses of Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent, incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith.

SECTION 14. Resignation and Appointment of Administrative Agent. On the Effective Date, the Predecessor Administrative Agent hereby resigns as Administrative Agent under the Receivables Loan Agreement and each of the other Facility Documents, and, pursuant to Section 9.07 of the Receivables Loan Agreement, each of the Majority Committed Lenders and the Borrower hereby appoints Bank of America, N.A. (“BANA”) as Administrative Agent under the Receivables Loan Agreement and the other Facility

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Documents to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Receivables Loan Agreement together with such powers as are reasonably incidental thereto. Each of the Borrower, the Lenders, and each of the other parties party hereto hereby waives any notice requirements in connection with the resignation of the Predecessor Administrative Agent as Administrative Agent and the appointment of BANA as successor Administrative Agent under the Receivables Loan Agreement. BANA hereby accepts its appointment as Administrative Agent under the Receivables Loan Agreement and the other Facility Documents and shall hereby succeed to and, from and after the date hereof, be vested with all the rights, powers, privileges, duties and protections of the Administrative Agent under the Receivables Loan Agreement and each of the other Facility Documents, in each case with like effect as if BANA were originally named as Administrative Agent under the Receivables Loan Agreement and each of the other Facility Documents. The Predecessor Administrative Agent shall execute and deliver such instruments as may be prepared by BANA and are in form and substance reasonably satisfactory to the Predecessor Administrative Agent, and do such other things as BANA may reasonably request, so as to more fully and certainly vest and confirm upon BANA the rights, powers, privileges, obligations, duties and protections of the Administrative Agent. Upon the Effective Date, the Predecessor Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under the Receivables Loan Agreement and under the other Facility Documents; provided, that, notwithstanding the foregoing and any other provisions in the Receivables Loan Agreement, the indemnity and other rights and protections in favor of the Predecessor Administrative Agent as resigning Administrative Agent under the Receivables Loan Agreement (prior to the Effective Date, the “Existing Agreement”) and the other Facility Documents shall continue and the provisions of Articles VIII and IX of the Receivables Loan Agreement shall continue in effect for the benefit of the Predecessor Administrative Agent in its capacity as Administrative Agent as to any actions taken or omitted to be taken by it while the Predecessor Administrative Agent was acting as Administrative Agent under the Existing Agreement and the other Facility Documents. Without limiting the generality of Article VIII and IX of this Agreement, (i) BANA shall have no liability to any Person with respect to actions taken or omitted to be taken by the Predecessor Administrative Agent as Administrative Agent or its sub-agents occurring prior to the Effective Date and (ii) the Predecessor Administrative Agent shall have no liability to any Person with respect to actions taken or omitted to be taken by BANA as Administrative Agent occurring from and after the Effective Date. The indemnification and reimbursement provisions of the Facility Documents, including, without limitation Articles VIII and IX of the Receivables Loan Agreement, shall continue to be effective for the benefit of, and enforceable by, the Predecessor Administrative Agent and its sub-agents with respect to actions taken or omitted to be taken by any of them and other events and conditions occurring prior to the effectiveness of, or in accordance with, this Amendment (such provision, collectively, the “Continuing Indemnities”). As of the Effective Date, the Predecessor Administrative Agent as resigning Administrative Agent hereby confirms that it has not received notice of any pending or overtly threatened claims against it in such capacity or any of its sub-agents, or incurred any losses, obligations, fees, expenses or charges in connection therewith, and with respect to which it would be entitled to reimbursement or indemnity under the Continuing Indemnities.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

HILTON GRAND VACATIONS TRUST I LLC,
as Borrower

By:	/s/ Charles R. Corbin
Name:	Charles R. Corbin
Title:	Executive Vice President, Chief Legal Officer, Chief Development Officer and Secretary

HILTON RESORTS CORPORATION,
as Seller

By:	/s/ Kelly Lodde
Name:	Kelly Lodde
Title:	Senior Vice President, Assistant Secretary

[Signature Page to Omnibus Amendment No. 11 to Receivables Loan Agreement and Amendment No. 5 to Sale and Contribution Agreement]

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BANK OF AMERICA, N.A.
as Administrative Agent

By:	/s/ Carl W. Anderson
Name:	Carl W. Anderson
Title:	Managing Director

BANK OF AMERICA, N.A.
as a Committed Lender and a Managing Agent

By:	/s/ Carl W. Anderson
Name:	Carl W. Anderson
Title:	Managing Director

DEUTSCHE BANK AG, NEW YORK BRANCH
as a Committed Lender and a Managing Agent

By:	/s/ Kevin Tanzer
Name:	Kevin Tanzer
Title:	Managing Director

By:	/s/ Maureen Farley
Name:	Marleen Farley
Title:	Director

DEUTSCHE BANK SECURITIES, INC.
as Predecessor Administrative Agent

By:	/s/ Kevin Tanzer
Name:	Kevin Tanzer
Title:	Managing Director

By:	/s/ Maureen Farley
Name:	Marleen Farley
Title:	Director

BARCLAYS BANK PLC.
as a Committed Lender and a Managing Agent

By:	/s/ Chin-Yong Choe
Name:	Chin-Yong Choe
Title:	Director

[Signature Page to Omnibus Amendment No. 11 to Receivables Loan Agreement and Amendment No. 5 to Sale and Contribution Agreement]

SHEFFIELD RECEIVABLES COMPANY LLC,
as a Conduit Lender

By:	Barclays Bank PLC,
as attorney-in-fact

By:	/s/ Chin-Yong Choe
Name:	Chin-Yong Choe
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Committed Lender and a Managing Agent

By:	/s/ Leigh Poltrack
Name:	Leigh Poltrack
Title:	Vice President

SUNTRUST BANK,
as a Committed Lender and a Managing Agent

By:	/s/ Emily Shields
Name:	Emily Shields
Title:	First Vice President

[Signature Page to Omnibus Amendment No. 11 to Receivables Loan Agreement and Amendment No. 5 to Sale and Contribution Agreement]

Acknowledged and agreed:

GRAND VACATIONS SERVICES LLC,
as Servicer

By:	/s/ Charles R. Corbin
Name:	Charles R. Corbin
Title:	Executive Vice President, Chief Legal Officer, Chief Development Officer and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Paying Agent and Securities Intermediary

By:	/s/ Jennifer C. Westberg
Name:	Jennifer C. Westberg
Title:	Vice President

Acknowledged and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Backup Servicer and Custodian

By:	/s/ Jennifer C. Westberg
Name:	Jennifer C. Westberg
Title:	Vice President

[Signature Page to Omnibus Amendment No. 11 to Receivables Loan Agreement and Amendment No. 5 to Sale and Contribution Agreement]

CONFORMED COPY

Amendment No. 1 dated as of July 25, 2013

Omnibus Amendment No. 2 dated as of October 25, 2013

Amendment No. 3 dated as of December 5, 2014

Omnibus Amendment No. 4 dated as of August 18, 2016

Amendment No. 5 dated as of October 4, 2016

Amendment No. 6 dated as of December 14, 2016

Amendment No. 7 dated as of April 19, 2017

Amendment No. 8 dated as of March 9, 2018

Amendment No. 9 dated as of May 14, 2018

Amendment No. 10 dated as of February 14, 2019

Amendment No. 11 dated as of April 25, 2019

RECEIVABLES LOAN AGREEMENT

Dated as of May 9, 2013 among

HILTON GRAND VACATIONS TRUST I LLC,

as Borrower

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Paying Agent and Securities Intermediary

THE PERSONS FROM TIME TO TIME PARTY HERETO AS CONDUIT LENDERS,

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO AS COMMITTED LENDERS,

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO AS MANAGING AGENTS,

and

~~DEUTSCHE~~ BANK ~~SECURITIES, INC~~OF AMERICA, N.A.,

as Administrative Agent and as Structuring Agent

DB~~A1C/TI1V0E27216874320700.01v2.6ACTIVE 218420700~~

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

SECTION 1.01.	Certain Defined Terms	1
SECTION 1.02.	Other Terms and Constructions	~~35~~38
SECTION 1.03.	Computation of Time Periods	~~35~~38
SECTION 1.04.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~35~~38

ARTICLE II AMOUNTS AND TERMS OF THE LOANS		~~36~~39

SECTION 2.01.	The Loans	~~36~~39
SECTION 2.02.	Borrowing Procedures	~~37~~40
SECTION 2.03.	Reductions and Increases to the Facility Limit	~~39~~43
SECTION 2.04.	Interest and Unused Fees	~~40~~43
SECTION 2.05.	Principal Payments – Generally	~~40~~44
SECTION 2.06.	Application of Collections	~~41~~44
SECTION 2.07.	Extension of Commitment Termination Date	~~43~~46
SECTION 2.08.	Payments and Computations, Etc	~~43~~46
SECTION 2.09.	Interest Protection	~~43~~47
SECTION 2.10.	Increased Capital	~~44~~48
SECTION 2.11.	Funding Losses	~~45~~49
SECTION 2.12.	Taxes	~~45~~49
SECTION 2.13.	Security Interest	~~48~~52
SECTION 2.14.	Refinancings	~~49~~53
SECTION 2.15.	Release of Lien	~~50~~54
SECTION 2.16.	The Collection Account ~~50~~ and Hedge Reserve Account	54
SECTION 2.17.	The Paying Agent	~~53~~57
SECTION 2.18.	Defaulting Committed Lenders	~~57~~61
SECTION 2.19.	Replacement of Lender Group	~~57~~62
SECTION 2.20.	LIBOR Replacement	62

ARTICLE III CONDITIONS PRECEDENT		~~58~~63

SECTION 3.01.	Conditions Precedent to Effectiveness	~~58~~63
SECTION 3.02.	Conditions Precedent to All Borrowings	~~58~~63
~~. Conditions Precedent to All Borrowings ...................................................................~~		~~58~~
SECTION 3.03.	Conditions to Funding a Delayed Funding Amount	~~59~~65

ARTICLE IV REPRESENTATIONS AND WARRANTIES		~~60~~65

SECTION 4.01.	Representations and Warranties of the Borrower	~~60~~65

ARTICLE V COVENANTS		~~64~~69

SECTION 5.01.	Affirmative Covenants of the Borrower	~~64~~69
SECTION 5.02.	Reporting Requirements of the Borrower	~~68~~73
SECTION 5.03.	Covenants of the Borrower Relating to Hedging	~~69~~75
SECTION 5.04.	Negative Covenants of the Borrower	~~71~~77
SECTION 5.05.	Special Covenants Regarding Retention	~~73~~79

ARTICLE VI SERVICING		~~74~~80

SECTION 6.01.	Servicing Agreement	~~74~~80

ARTICLE VII EVENTS OF DEFAULT		~~74~~80

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SECTION 7.01.	Events of Default	~~74~~80
SECTION 7.02.	Right to Cure	~~76~~83
SECTION 7.03.	Remedies	~~77~~83
SECTION 7.04.	Appointment as Attorney in Fact	~~78~~84
SECTION 7.05.	Performance of Borrower’s Obligations	~~79~~85
SECTION 7.06.	Powers Coupled with an Interest	~~79~~85

ARTICLE VIII INDEMNIFICATION		~~79~~86
SECTION 8.01.	Indemnities by the Borrower	~~79~~86
SECTION 8.02.	Limited Liability of Parties	~~81~~87

ARTICLE IX THE AGENTS		~~81~~87

SECTION 9.01.	Authorization and Action	~~81~~87
SECTION 9.02.	Agents’ Reliance, Etc	~~81~~88
SECTION 9.03.	Agents and Affiliates	~~82~~88
SECTION 9.04.	Lender’s Loan Decision	~~82~~88
SECTION 9.05.	Delegation of Duties	~~82~~88
SECTION 9.06.	Indemnification	~~82~~88
SECTION 9.07.	Successor Agents	~~83~~89

ARTICLE X MISCELLANEOUS		~~83~~89

SECTION 10.01.	Amendments, Etc	~~83~~89
SECTION 10.02.	Notices, Etc	~~84~~90
SECTION 10.03.	Assignability	~~84~~90
SECTION 10.04.	Additional Lender Groups	~~86~~92
SECTION 10.05.	Consent to Jurisdiction	~~87~~93
SECTION 10.06.	WAIVER OF JURY TRIAL	~~87~~93
SECTION 10.07.	Right of Setoff	~~87~~93
SECTION 10.08.	Ratable Payments	~~87~~93
SECTION 10.09.	Limitation of Liability	~~87~~93
SECTION 10.10.	Costs, Expenses and Taxes	~~88~~94
SECTION 10.11.	No Proceedings	~~89~~95
SECTION 10.12.	Confidentiality	~~89~~95
SECTION 10.13.	No Waiver; Remedies	~~90~~96
SECTION 10.14.	GOVERNING LAW	~~90~~96
SECTION 10.15.	Execution in Counterparts	~~90~~96
SECTION 10.16.	Integration; Binding Effect; Survival of Termination	~~90~~96

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EXHIBITS AND SCHEDULES

EXHIBIT A-1	Form of Credit Policy
EXHIBIT A-2	Form of Collection Policy
EXHIBIT B	Form of Borrowing Request
EXHIBIT C	Form of Monthly Report
EXHIBIT D	List of Offices of Borrower where Records are Kept
EXHIBIT E	List of Accounts and Account Banks
EXHIBIT F	Form of Assignment and Acceptance
EXHIBIT G	Form of Joinder Agreement
EXHIBIT H	Form of Prepayment Notice
EXHIBIT I	Form of Refinancing Release
EXHIBIT J	Form of Global Assignment of Mortgages and Timeshare Loan Files
and Power of Attorney (Seller)
EXHIBIT K	Form of Global Assignment of Mortgages and Timeshare Loan Files
and Power of Attorney (Borrower)
EXHIBIT L	Form of Notice of Exclusive Control

SCHEDULE I	Representations and Warranties with respect to the Timeshare Loans
SCHEDULE II	Lender Groups
SCHEDULE III	Notice Addresses and Wiring Instructions
SCHEDULE IV	List of Closing Documents and Deliveries
SCHEDULE V	Resorts and Resort Associations
~~SCHEDULE VI~~	Hilton M~~ezzanine Loan Agreements~~

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RECEIVABLES LOAN AGREEMENT

This RECEIVABLES LOAN AGREEMENT dated as of May 9, 2013, is by and among HILTON GRAND VACATIONS TRUST I LLC, a Delaware limited liability company, as Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Paying Agent and Securities Intermediary, THE COMMERCIAL PAPER CONDUITS FROM TIME TO TIME PARTY HERETO, as Conduit Lenders, THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO, as Committed Lenders, THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO, as Managing Agents, and ~~DEUTSCHE~~ BANK ~~SECURITIES, INC~~OF AMERICA, N.A., as Administrative Agent for the Conduit Lenders and the Committed Lenders.  Capitalized terms used herein shall have the meanings specified in Section 1.01.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower may from time to time purchase Timeshare Loans and related assets from the Seller pursuant to the Sale and Contribution Agreement;

WHEREAS, to fund its purchases under the Sale and Contribution Agreement, the Borrower may from time to time request Loans from the Lenders on the terms and conditions of this Agreement;

WHEREAS, the Conduit Lenders may, in their sole discretion, make Loans so requested from time to time, and if a Conduit Lender in any Lender Group elects not to make any such Loan or if there is not a Conduit Lender in any Lender Group, the Committed Lenders in such Lender Group have agreed that they shall make such Loan, in each case subject to the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (and capitalized terms used but not defined herein which are defined in any other Facility Document shall have the respective meanings given to such terms in such other Facility Document):

“Absence of Recorded Mortgage” means, with respect to a Timeshare Loan, that the related Timeshare Loan File contains evidence of the type specified in clause (b)(ii), but not clause (b)(i), of the definition of Timeshare Loan File.

“Account Banks” means, collectively, the Clearing Account Bank ~~and~~, the Collection

Account Bank and the Hedge Reserve Account Bank.

“Account Collateral” means the Collection Account, the Hedge Reserve Account and the Clearing Account, including, (i) all certificates and instruments, if any, from time to time representing or evidencing any of such accounts or any funds held therein, (ii) all investment property and other financial assets or proceeds thereof held in, or acquired with funds from, such accounts and all certificates and instruments from time to time representing or evidencing such investment property and financial assets, (iii) all notes, certificates of deposit and other instruments from time to time hereafter delivered or transferred to, or otherwise possessed by, the Administrative Agent in substitution for any of the then existing accounts and (iv) all interest, dividends, cash, instruments, financial assets, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Account Number” means, with respect to a Timeshare Loan, an alphanumeric designation of such Timeshare Loan that, among all timeshare loans serviced by the Servicer, is unique to such Timeshare Loan.

“Accounts” means, collectively, the Clearing Account, the Collection Account, the Hedge Reserve Account and the Unidentified Receipts Account.

“Additional  Timeshare  Loan” means any Eligible Timeshare Loan (including any Qualified Substitute Timeshare Loan) Transferred by the Seller to the Borrower on a Transfer Date.

“Adjusted LIBO Rate” means, on any day, (a) for any Lender in the Lender Group for which BANA is the Managing Agent, the applicable LIBO Rate in effect on such day for such Lender or

(b) for any other Lender, an interest rate per annum obtained by dividing (i) the applicable LIBO Rate in effect on such day for such Lender by (ii) a percentage equal to 100% minus the LIBO Rate Reserve Percentage for such day.

“Administrative Agent” means ~~DBSI~~BANA, in its capacity as agent for the Lenders, together with its successors and permitted assigns.

“Adverse Claim” means a Lien other than any Permitted Lien.

“Affected Party” means any Lender, ~~DBSI~~BANA, individually and in its capacity as Administrative Agent, any Managing Agent, any Liquidity Provider and, with respect to each of the foregoing, the parent company or holding company that controls such Person.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Aggregate Commitment” means, on any date of determination, the sum of the Commitments then in effect.

“Aggregate Loan Principal Balance” means, at any time, the aggregate outstanding Principal Amount of all Loans.

“Agreement” means this Receivables Loan Agreement.

“Alternative Rate” means, with respect to a Loan on any day, an interest rate per annum equal to the sum of (a) the Used Fee Rate, plus (b) the Adjusted LIBO Rate for such day; provided, however, that if a LIBOR Disruption Event is continuing on such day, the Alternative Rate shall be an interest rate per annum equal to the Prime Rate in effect on such day.

“Amendment No. 4 Effective Date” means August 18, 2016.

“Amortization Date” means the earliest to occur of (i) the Commitment Termination Date, (ii) the declaration or automatic occurrence of the Amortization Date pursuant to Section 7.03 and (iii) that Business Day which the Borrower designates as the Amortization Date by notice to the Administrative Agent at least five (5) Business Days prior to such Business Day.

“Applicable Cross Default Amount” means, on any date of determination, $50,000,000; provided, however, that if the Seller enters into the Seller Credit Agreement, on and after the Seller Credit Agreement Effective Date, the Applicable Cross Default Amount shall be the dollar threshold set forth in the Seller Credit Agreement above which a failure on the part of the Seller to pay Indebtedness or the acceleration of Indebtedness of the Seller would constitute an event of default thereunder.

“Applicable   Judgment   Default   Amount”   means,   on   any   date   of   determination, $25,000,000; provided, however, that if the Seller enters into the Seller Credit Agreement, on and after the Seller Credit Agreement Effective Date, the Applicable Judgment Default Amount shall be the dollar threshold set forth in the Seller Credit Agreement above which a failure to pay, discharge or stay a judgment against the Seller would constitute an event of default thereunder.

“Applicable Measurement Date” means, with respect to a date of determination during an Interest Period, the close of business on the last day of the Collection Period immediately preceding the first day of such Interest Period.

“Assignment” means, with respect to any Additional Timeshare Loans, an Assignment, substantially in the form of Exhibit A to the Sale and Contribution Agreement.

“Assignment and Acceptance” means an agreement substantially in the form set forth as Exhibit F hereto pursuant to which a new Conduit Lender or Committed Lender becomes party to this Agreement.

“Authorized Representatives” has the meaning ascribed to such term in Section 19 of the Custody Agreement.

“Authorized Signatory” means, as to any Person and any agreement or other document to be executed by such Person, a Responsible Officer of such Person or any other individual who has been authorized by such Person by a power or attorney or other effective means to execute any such agreement or document on behalf of such Person.

“Available Funds” means, for any Distribution Date and the related Collection Period, (x) the sum of (i) all Collections received during such Collection Period, (ii) the amount deposited in the Collection Account in respect of cash proceeds of Timeshare Loans, if any, whether released from the Lien of this Agreement in connection with a Refinancing or otherwise pursuant to Section 2.15, (iii) any Repurchase Price or Substitution Shortfall Amount paid by the Seller to the Borrower in connection with repurchases or substitutions of Pledged Timeshare Loans with respect to such Collection Period on or before such Distribution Date pursuant to the terms of the Sale and Contribution Agreement, ~~and~~ (iv) all Hedge Receipts with respect to such Distribution Date and (v) the amount deposited in the Collection Account from the Hedge Reserve Account, if any, pursuant to Section 2.16(k), minus (y) all amounts in respect of such Collection Period withdrawn from the Collection Account and applied to the prepayment of the Loans pursuant to Section 2.05.

“Average Default Ratio” means, for any Distribution Date, the average of the Default Ratios determined for each of the three Collection Periods immediately preceding such Distribution Date.

“Average Delinquency Ratio” means, for any Distribution Date, the average of the Delinquency Ratios determined for each of the three Collection Periods immediately preceding such Distribution Date.

~~“Average Managed Portfolio Default Ratio” means, for any Distribution Date, the average of the Managed Portfolio Default Ratios for each of the three Collection Periods immediately preceding such Distribution Date.~~

~~“Average Managed Portfolio Delinquency Ratio” means, for any Distribution Date, the average of the Managed Portfolio Delinquency Ratios for each of the three Collection Periods immediately preceding such Distribution Date.~~

“Backup Servicer” means Wells Fargo, in its capacity as Backup Servicer pursuant hereto, or such other Person as may be proposed by the Borrower and approved by the Majority Managing Agents.

“Backup Servicing Fee” means, for any Collection Period, the backup servicing fees set forth in the Wells Fargo Fee Letter for such Collection Period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail- In Legislation Schedule.

“BANA” means Bank of America, N.A., its successors and permitted assigns.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. Section 101 et seq. or any successor thereto.

“Barbados Activation Date” shall mean the date upon which, (i) the Administrative Agent shall have received written notice from the Borrower of its intent to include Timeshare Loans originated with respect to the “Hilton Grand Vacations at the Crane” Resort in the Collateral, (ii) the Borrower shall have delivered to the Administrative Agent an opinion of local counsel in form and substance acceptable to the Administrative Agent with respect to the inclusion of Timeshare Loans originated with respect to the “Hilton Grand Vacations at the Crane” Resort, (iii) the Borrower shall have delivered to the Administrative Agent an opinion of counsel in form and substance acceptable to the Administrative Agent with respect the Investment Company Act and (iv) the Administrative Agent shall have received any additional information, documents, records or reports with respect to the inclusion of Timeshare Loans originated with respect to the “Hilton Grand Vacations at the Crane” Resort as the Administrative Agent may reasonably request.

“Basel II” means the “International Convergence of Capital Measurement and Capital Standards: a Revised Framework” developed by the Basel Committee on Banking Supervision, initially published in June 2004.

“Basel III Regulations” means (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011) and (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013). Without limiting the generality of the foregoing, “Basel III Regulations” shall include Part 6 of the European Union regulation on prudential requirements for credit institutions and investment firms (~~the “CRR~~“Part 6”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying ~~the CRR~~Part 6.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” means Hilton Grand Vacations Trust I LLC, a Delaware limited liability company, in its capacity as Borrower hereunder, together with its successors and permitted assigns.

“Borrower Information” has the meaning specified in Section 10.12(b) hereof.

“Borrower Obligations” means all present and future Indebtedness and other liabilities and obligations (howsoever created or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Secured Parties arising under this Agreement or any other Facility Document, including the repayment of the Aggregate Loan Principal Balance and the payment of Interest, Unused Fees and all other amounts due or to become due from the Borrower under this Agreement and the other Facility Documents (whether in respect of fees, expenses, indemnifications, breakage costs, increased costs or otherwise), interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to any Transaction Party (in each case whether or not allowed as a claim in such proceeding).

“Borrower Redesignation” means a request, appropriately completed, substantially in the form of Exhibit H to the Custody Agreement.

“Borrower Representatives” has the meaning specified in Section 10.12(a) hereof.

“Borrowing” means a borrowing of Loans under this Agreement.

“Borrowing Base” means, on any date of determination, (a) the lesser of (i) the product of 90.0% and the aggregate Timeshare Loan Balances of all Eligible Timeshare Loans on such date and (ii) the sum of the Collateral Values of all Eligible Timeshare Loans on such date, minus (b) the Excess Concentration Amount on such date. For purposes of calculating the Borrowing Base on any date of determination, the Timeshare Loan Balance on such date of any Eligible Timeshare Loan that was an Over Sixty-Day Delinquent Timeshare Loan or a Defaulted Timeshare Loan on the Applicable Measurement Date will be zero.

“Borrowing Base Deficiency” means, as of any date of determination, including but not limited to each Distribution Date, each Borrowing Date, and each Refinancing Date, the excess, if any, of (i) the Aggregate Loan Principal Balance on such date (after giving effect to any payments or distributions to be made on such date in reduction of the Aggregate Loan Principal Balance) over (ii) the Borrowing Base on such date.

“Borrowing Date” has the meaning specified in Section 2.02(a)(i).

“Borrowing Request” has the meaning specified in Section 2.02(a)(i).

“Business Day” means any day other than a Saturday, Sunday or public holiday or the equivalent for banks in New York City, New York or Minneapolis, Minnesota, and, if the term “Business Day” is used in connection with the LIBO Rate, any day on which dealings are carried on in the London interbank market.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change of Control” means:

(a)on any date prior to the Spin-Off Effective Date, (i) Holdings, Inc. shall cease to own, directly or indirectly, at least 66 2/3% of the issued and outstanding Equity Interests of the Seller or the Servicer, (ii) the Seller shall cease to own directly 100% of the issued and outstanding Equity Interests of the Borrower, (iii) any sale, transfer, conveyance or assignment (in one or a series of related transactions) of all or substantially all of the Hilton Hotel Business, other than to Holdings or one or more of its Subsidiaries, or (iv) the occurrence of any merger, reorganization, consolidation or other transaction after which Holdings no longer possesses, directly or indirectly, the power to direct or cause the direction of the management and or policies, or the dismissal or appointment of the management, of substantially all of the Persons engaged in the Hilton Hotel Business; or

(b)on the Spin-Off Effective Date or any date thereafter, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as amended, other than any combination of the Investors and/or any “group” including any Permitted Holders, shall have acquired beneficial ownership of more than 35% on a fully diluted basis of the voting rights represented by the Equity Interests of HGVI and the Permitted Holders shall own, directly or indirectly, less than such Person or “group” on a fully diluted basis of the voting rights represented by the Equity Interests of HGVI, (ii) HGVI shall cease to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Seller, or (c) the Seller shall cease to own directly 100% of the issued and outstanding Equity Interests of the Borrower.

“Chicago Activation Date” shall mean the date upon which, (i) the Administrative Agent shall have received written notice from the Borrower of its intent to include Timeshare Loans originated with respect to the “Hilton Grand Vacations Chicago Downtown / Magnificent Mile” Resort in the Collateral, (ii) Hilton Resorts Corporation has acquired full legal and equitable title to the “Hilton Grand Vacations Chicago Downtown / Magnificent Mile” Resort, (iii) the Borrower shall have delivered to the Administrative Agent an opinion of local counsel in form and substance acceptable to the Administrative Agent with respect to the inclusion of Timeshare Loans originated with respect to the “Hilton Grand Vacations Chicago Downtown / Magnificent Mile” Resort and (iv) the Administrative Agent shall have received any additional information, documents, records or reports with respect to the inclusion of Timeshare Loans originated with respect to the “Hilton Grand Vacations Chicago Downtown / Magnificent Mile” Resort as the Administrative Agent may reasonably request.

“Clearing Account” means the depositary account identified as such on Exhibit E into which Collections are collected or deposited.

“Clearing Account Bank” means the financial institution at which each of the Clearing Account, the Lockbox and the Unidentified Receipts Account is maintained. On the Closing Date, the Clearing Account Bank is Bank of America, N.A.

“Clearing Account Control Agreement” means the Clearing Account Control Agreement, dated as of the Closing Date, among the Borrower, the Clearing Account Bank and the Administrative Agent.

“Closing Date” means May 9, 2013.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning set forth in Section 2.13.

“Collateral Value” means, for any Eligible Timeshare Loan, on any date of determination, the product of (i) the Timeshare Loan Balance of such Eligible Timeshare Loan on such date and (ii) the “Advance Rate” set forth in the table below applicable to the “Type” of such Eligible Timeshare Loan set forth in the table below (it being understood that the applicable FICO® score shall be the highest FICO® score obtained by the Seller in conjunction with the origination of the Timeshare Loan):

Type	Advance Rate
FICO® score of 700 or higher:	97.5%
FICO® score of 675-699:	83.0%
FICO® score of 650-674:	59.0%
FICO® score of 625-649:	52.0%
FICO® score of 600-624:	30.0%
Domestic Obligor - no FICO® score:	83.0%
Eligible Foreign Obligor (Japan):	97.5%
Eligible Foreign Obligor (Non-Japan):	97.5%

For purposes of calculating the Collateral Value on any date of determination, the Timeshare Loan Balance on such date of any Eligible Timeshare Loan that was an Over Sixty-Day Delinquent Timeshare Loan or a Defaulted Timeshare Loan on the Applicable Measurement Date will be zero.

“Collection Account” has the meaning set forth in Section 2.16(a).

“Collection Account Bank” means the financial institution at which the Collection Account is maintained.

“Collection Period” means each calendar month, and the Collection Period for any Distribution Date means the prior calendar month.

“Collection Policy” means (i) the collection policies and practices of the Servicer as in effect on the Amendment No. 4 Effective Date, a copy of which is attached as Exhibit A-2 hereto, as modified from time to time in accordance with the terms of the Servicing Agreement or (ii) if GVS is not the Servicer, the collection policies and practices of the successor Servicer.

“Collections” means any and all cash collections and other cash proceeds of each Pledged Timeshare Loan received after the Cutoff Date for such Pledged Timeshare Loan, all payments or distributions of principal, interest, finance charges, fees, late charges, Liquidation Proceeds, Processing Fees or other amounts collected in respect of each Pledged Timeshare Loans after the Cutoff Date for such Pledged Timeshare Loan and any other amounts received by or on behalf of the Borrower (or, as used in the definition of Transferred Property, the Seller) or the Servicer in respect of the Pledged Timeshare Loans; provided, that Miscellaneous Payments shall not constitute Collections.

“Commercial Paper” means the short term promissory notes issued by a Conduit Lender in the commercial paper market.

“Commitment” of any Committed Lender means the Dollar amount set forth on Schedule II hereto or, in the case of a Committed Lender that becomes a party to this Agreement pursuant to an Assignment and Acceptance or a Joinder Agreement the amount set forth therein as such Committed Lender’s “Commitment”, in each case as such amount may be (i) reduced or increased by any Assignment and Acceptance entered into by such Committed Lender and the other parties thereto in accordance with the terms hereof and (ii) reduced or increased pursuant to Section 2.03.

“Commitment Termination Date” means ~~March 9, 2020,~~April 23, 2021, as such date may be extended from time to time pursuant to Section 2.07.

“Committed Lender” means, as to any Lender Group, each of the financial institutions listed on Schedule II as a “Committed Lender” for such Lender Group, together with its respective successors and permitted assigns.

“Conduit Lender” means, collectively, the Persons identified as “Conduit Lenders” on Schedule II and their respective successors and permitted assigns.

“Conduit Lending Limit” means, for any Conduit Lender, the maximum principal amount of the Loans which may be advanced by such Conduit Lender as set forth on Schedule II (or on the signature pages to the Assignment and Acceptance or Joinder Agreement pursuant to which such Conduit Lender became a party hereto), subject to assignment pursuant to Section 10.03, as such amount may be modified from time to time by notice from the related Managing Agent to the Borrower and the Administrative Agent.

“Connection Taxes” means, with respect to any Affected Party, Taxes imposed as a result of a present or former connection between such Affected Party and the jurisdiction imposing such Tax (other than connections arising from such Affected Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Facility Document, or sold or assigned an interest in any Facility Document).

“Consolidated EBITDA” means, for any Person and with reference to any period, Consolidated Net Income plus, to the extent deducted in determining Consolidated Net Income, the sum of, without duplication, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) fees and expenses incurred in connection with the Transaction, (vi) extraordinary or non-recurring expenses or losses, and (vii) non-cash expenses or losses minus, to the extent included in Consolidated Net Income, (1) interest income, (2) income tax credits and refunds (to the extent not netted from tax expense), (3) any cash payments made during such period in respect of items described in clause (vii) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred and (4) extraordinary, unusual or non-recurring income or gains, all calculated for such Person and its Subsidiaries in accordance with GAAP on a consolidated basis.

“Consolidated Interest Expense” means, for any Person and with reference to any period, the interest expense (including interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of such Person and its Subsidiaries for such period determined in accordance with GAAP on a consolidated basis (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Hedging Agreements to the extent such net costs are allocable to such period in accordance with GAAP); provided that there shall be excluded from Consolidated Interest Expense (i) any fees paid to the Administrative Agent and any one time financing fees (to the extent included in such Person’s Consolidated Interest Expense for such period) and (ii) any one-time upfront payments made to obtain any Hedging Agreements.

“Consolidated Net Income” means, for any Person and with reference to any period, the net income (or loss) of such Person and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than such Person or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to such Person or any wholly-owned Subsidiary of such Person.

“Consolidated Tangible Net Worth” means, for any Person as of any date of determination, the excess of total assets (net of goodwill and intangible assets) over total liabilities on such date, as the same would appear on a consolidated balance sheet of such Person and its Subsidiaries at the date of said calculation prepared in accordance with GAAP.

“Contract Rate” means, with respect to a Timeshare Loan, the annual rate at which interest accrues under the related Obligor Note.

“CP Rate” means, with respect to any Conduit Lender on any day, the per annum rate equivalent to the sum of (a) the Used Fee Rate plus (b) the weighted average cost (as reasonably determined by the related Managing Agent, and which shall include (without duplication), the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender and any other costs associated with the issuance of Commercial Paper) to the extent related to the issuance of Commercial Paper that is allocated, in whole or in part, by such Conduit Lender or its related Managing Agent to fund or maintain a Loan (or portion thereof) on such day; provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Rate” for such day, the related Managing Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

~~“CRR” means Regulation No 575/2013 of the European Parliament and of the Council as published in the Official Journal of the European Union on 27 June 2013 as amended from time to time and as implemented by the Member States of the European Union, together with the Corrigendum to Regulation 575/2013.~~

“Credit Policy” means the credit policies and practices of the Seller as in effect on the Amendment No. 4 Effective Date, a copy of which is attached as Exhibit A-2 hereto, as modified from time to time in accordance with the terms of the Sale and Contribution Agreement.

“Credit Card Account” means an arrangement whereby an Obligor makes payments under a Pledged Timeshare Loan via pre-authorized debit to a Major Credit Card.

“Cure Amount” has the meaning set forth in Section 7.02(a).

“Cure Right” has the meaning set forth in Section 7.02(a).

“Custody Agreement” means the Custody Agreement, dated as of the Closing Date, among the Borrower, the Servicer, the Custodian and the Administrative Agent.

“Custodial Fees” means, for any Collection Period, the custodial fees and expenses set forth in the Wells Fargo Fee Letter and the expenses for which it is entitled to receive, but has not received, reimbursement under the Custody Agreement.

“Custodial Receipt” has the meaning ascribed to such term in Section 4 of the Custody Agreement.

“Custodian” means Wells Fargo, and its successors and permitted assigns under the Custody Agreement.

“Cutoff Date” means, for any Timeshare Loan, the Applicable Measurement Date related to the Transfer Date for such Timeshare Loan.

“Cutoff Date Loan Balance” means, with respect to any Transferred Timeshare Loan, the Timeshare Loan Balance of such Timeshare Loan on the Cutoff Date for such Timeshare Loan

~~“DBSI” means Deutsche Bank Securities, Inc., its successors and permitted assigns.~~

“Default” means any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

“Default Ratio” means, for any Collection Period, the ratio, expressed as a percentage, computed by dividing (i) the aggregate Timeshare Loan Balances of all Pledged Timeshare Loans that became Defaulted Timeshare Loans during such Collection Period and were not substituted for or repurchased prior to the related Distribution Date (with the outstanding principal balance of each such Pledged Timeshare Loan determined as of the last day of the Collection Period on which such Pledged Timeshare Loan became a Defaulted Timeshare Loan) by (ii) the aggregate Timeshare Loan Balances of all Pledged Timeshare Loans on the last day of such Collection Period.

“Defaulted Timeshare Loan” means a Timeshare Loan: (i) for which, on the last day of any Collection Period, any payment then due and payable in respect thereof has remained unpaid for more than one-hundred twenty (120) days from the original due date for such payment, (ii) which the Servicer has deemed uncollectible, (iii) which has been written off in the normal course of the Servicer’s business prior to becoming the number of days past due under clause (i) hereof, or which otherwise should be written off pursuant to the requirements of the Collection Policy, (iv) as to which foreclosure or similar proceedings with respect to the related Timeshare ~~Property~~Interest have been initiated by the Servicer or as to which the Servicer has received a deed-in-lieu of foreclosure or (v) as to which the Servicer has received notice that the Obligor thereof is subject to an Event of Bankruptcy.

“Defaulting Committed Lender” means any Committed Lender that, as determined by the Administrative Agent: (a) has failed to fund any of its obligations to make Loans within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified the Administrative Agent or the Borrower that it does not intend to comply with such funding obligations or has made a public statement to that effect with respect to such funding obligations hereunder or under other agreements in which it commits to extend credit or (c) has, or has a direct or indirect parent company that has, become subject to an Event of Bankruptcy; provided, that a Committed Lender shall not be deemed to be a Defaulting Committed Lender hereunder solely by virtue of any control of or ownership interest in, or the acquisition of any ownership interest in, such Committed Lender (or its direct or indirect parent company) or the exercise of control over such Committed Lender (or its direct or indirect parent company) by a Governmental Authority thereof if and for so long as such ownership interest does not result in or provide such Committed Lender (or its direct or indirect parent company) with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Committed Lender (or its direct or indirect parent company) or such Governmental Authority to reject, repudiate, disavow or disaffirm obligations such as those under this Agreement.

“Deficiency” means, with respect to any Timeshare Loan File, (i) the failure of one or more Specified Documents contained therein to be fully executed, (ii) the failure of the information contained in one or more of the Specified Documents to match the information on the related Timeshare Loan Schedule, (iii)one or more Specified Documents contained therein are mutilated, damaged, torn or otherwise physically altered, (iv) the absence from a Timeshare Loan File of any Specified Document required to be contained in such Timeshare Loan File or (v) any discrepancies described in Section 4(a) of the Custody Agreement. An Absence of Recorded Mortgage shall not constitute a Deficiency. “Delayed Funding Amount” has the meaning specified in Section 2.02(e).

“Delayed Funding Date” has the meaning specified in Section 2.02(e).

“Delayed Funding Representation” has the meaning specified in Section 2.02(e).

“Delinquency Ratio” means, for any Collection Period, the ratio, expressed as a percentage, computed by dividing (i) the aggregate Timeshare Loan Balances of all Pledged Timeshare Loans that were Over Sixty-Day Delinquent Timeshare Loans as of the last day of such Collection Period by (ii) the aggregate Timeshare Loan Balances of all Pledged Timeshare Loans as of the last day of such Collection Period.

“Delinquent Timeshare Loan” means a Timeshare Loan which is not a Defaulted Timeshare Loan and (x) as to which, on the last day of any Collection Period, any payment then due and payable has remained unpaid for more than thirty (30) days from the original due date for such payment or (y) which, consistent with the Collection Policy, has been or should be classified as delinquent. “Designated Delayed Funding Amount” has the meaning set forth in Section 2.02(e).

“Designated Delay Funding Lender” has the meaning specified in Section 2.02(e).

“Determination Date” means the third (3rd) Business Day prior to each Distribution Date.

“Distribution Date” means, with respect to a Collection Period, the 25th day of the calendar month immediately following such Collection Period (or, if such day is not a Business Day, the next succeeding Business Day).

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act and any successor statute.

“Dollars” and “$” each mean the lawful currency of the United States of America.

“Domestic Obligor” means an individual Obligor whose primary residence is in, or an Obligor (other than an individual) formed under the laws of or having its chief executive office or principal place of business located in, the United States (including each State, Puerto Rico and the United States Virgin Islands) or Canada.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Foreign Obligor” means a Foreign Obligor in respect of an Eligible Timeshare Loan.

“Eligible Hedge Counterparty” means any entity that (a) on the date of entering into any Hedge Transaction (i) is an interest rate swap provider that is either a Lender or an Affiliate of a Lender, or has been approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld), or (ii) has a short-term debt rating of “A-1” from S&P or “P-1” from Moody’s and a long-term debt rating of “A” or higher from S&P or “A2” or higher from Moody’s or whose obligations are unconditionally guaranteed by an Affiliate which has the foregoing debt ratings in a manner reasonably acceptable to the Administrative Agent, (b) at all times after the date of the Hedging Agreement, so long as it is a party thereto, has a long-term debt rating of “BBB+” or higher from S&P or “Baa1” or higher from Moody’s or whose obligations are unconditionally guaranteed by an Affiliate which has the foregoing debt ratings in a manner reasonably acceptable to the Administrative Agent, and (c) in the applicable Hedging Agreement consents to the assignment of the Borrower’s rights under such Hedging Agreement to the Administrative Agent pursuant to Section ~~5.03.~~5.03(b).

“Eligible Timeshare Loan” means a Pledged Timeshare Loan as to which each of the representations and warranties set forth on Schedule I hereto was true and correct as of the Cutoff Date for such Pledged Timeshare Loan.

“Eligible Servicer” means (i) GVS, (ii) the Backup Servicer or (iii) an entity which, at the time of its appointment as Servicer, (a) is legally qualified and has the capacity to service the Pledged Timeshare Loans, (b) has a net worth of not less than $50,000,000 and whose regular business includes servicing portfolios of similar timeshare loans in accordance with high standards of skill and care and (c) has software that is adequate to perform its duties under the Servicing Agreement.

“Enforceability Exceptions” means exceptions to the enforceability of an obligation arising under (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, regardless of whether considered in a proceeding at equity or at law.

“Entitlement Order” has the meaning set forth in Section 2.16(f).

“Environmental Laws” means all federal, state or local laws, rules, regulations or orders governing, imposing standards of conduct with respect to, or regulating in any way the discharge, generation, removal, transportation, storage or handling of toxic or hazardous substances, materials or waste.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, or any successor statute.

“ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code, of which Borrower is a member.

“Errors” has the meaning given such term in Section 5.1(g) of the Servicing Agreement.

“EU Bail-In Legislation Schedule” means the ER Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EU Securitization Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017.

“EU Securitization Rules” means (i) the EU Securitization Regulation as supplemented by any applicable regulatory technical standards or implementing technical standards from time to time and (ii) to the extent informing the interpretation thereof, any official guidance published in relation thereto by the European Banking Authority, the European Central Bank, the European Securities and Markets Authority, the European Commission or the European Council, the German Federal Financial Supervisory Authority (BaFin) or any other relevant competent authority in the European Union (or, in each case, any predecessor or successor entity thereof) and (iii) in relation to the foregoing, (x) any implementing or equivalent laws or regulations in force in any member state (or former member state) of the European Union or the European Economic Area, and (y) any successor or replacements provisions for Article 6 included in any European Union directive or regulation.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Event of Bankruptcy” means, with respect to any Person:

(i)such Person shall fail generally to pay its debts as they come due, or shall make a general assignment for the benefit of creditors; or any case or other proceeding shall be instituted by such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or seeking the entry of an order for relief or the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets; or such Person shall take any corporate or limited liability company action to authorize any of such actions; or

(ii)a case or other proceeding shall be commenced, without the application or consent of such Person in any court seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and (A) such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days or (B) an order for relief in respect of such Person shall be entered in such case or proceeding or a decree or order granting such other requested relief shall be entered.

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Excess Concentration Amount” means, on any date of determination, the sum (without duplication) of the following amounts:

(a)       the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans owing from Obligors that had their primary residence addresses at origination in any single state (other than California) or country on the Applicable Measurement Date exceeds 12.50% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date;

(b)       the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans owing from Obligors that had their primary residence addresses at origination in California on the Applicable Measurement Date exceeds 25.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date;

(c)       the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans owing from Obligors that had their primary residence addresses at origination in countries other than the United States (including Puerto Rico and the United States Virgin Islands), Canada or Japan on the Applicable Measurement Date exceeds 5.0% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date;

(d)       the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans owing from Eligible Foreign Obligors on the Applicable Measurement Date exceeds ~~25.0~~35.0% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date;

(e)       the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans owing from Obligors that had their primary residence addresses at origination in the states having the five (5) largest Obligor concentrations (based on Timeshare Loan Balances) on the Applicable Measurement Date exceeds ~~50.0~~60.0% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date;

(f)       the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans owing from Obligors (excluding Foreign Obligors) with no FICO® scores at the time of origination on the Applicable Measurement Date exceeds 7.50% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date;

(g)       the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans having original terms greater than 120 months on the Applicable Measurement Date exceeds 12.50% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date; ~~and~~

(h)       the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans having Timeshare Loan Balances greater than or equal to $125,000 on the Applicable Measurement Date exceeds ~~7.50~~12.50% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date; and

(i)       the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans which are Right-to-Use Loans exceeds 20.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date.

“Excess Spread Percentage “ means, on any Distribution Date, a percentage (which may be a negative percentage) computed as follows: (a) the weighted average Contract Rates of all Eligible Timeshare Loans on the Applicable Measurement Date (weighted based on Timeshare Loan Balances on such date), minus (b) the then applicable Servicing Fee Rate, minus (c) the Used Fee Rate, minus (d) (i) prior to a Hedging Period, the LIBO Rate for the Interest Period for such Distribution Date or (ii) during a Hedging Period, the weighted average Hedge Rate for such Interest Period.

“Excluded Taxes” means (a) Taxes imposed on or measured by net income (however denominated), franchise or gross revenue Taxes in lieu of net income Taxes, imposed by the United States (or any political subdivision thereof), or any other jurisdiction (or any political subdivision thereof), as a result of the recipient being organized in or having its principal office or applicable lending office located in such jurisdiction or that are Connection Taxes; (b) any branch profits Taxes imposed by the United States or any similar Taxes imposed by any other jurisdiction described in clause (a) above or in which the Borrower is located; (c) in the case of a Lender, United States withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (d) Taxes attributable to such Affected Party’s failure to comply with Section 2.12(c); and (e) any Taxes imposed pursuant to or as a result of FATCA.

“Extending Lenders” has the meaning specified in Section 2.07.

“Face Amount” means in relation to any Commercial Paper (a) if issued on a discount basis, the face amount stated therein and (b) if issued on an interest-bearing basis, the principal amount stated therein plus the amount of all interest accrued or to accrue thereon on or prior to its stated maturity date.

“Facility Documents” means collectively, this Agreement, the Sale and Contribution Agreement, the Servicing Agreement, the Performance Guaranty, the Fee Letter, the Custody Agreement, the Global Assignment (Seller), the Global Assignment (Borrower), the Clearing Account Control Agreement, each Assignment delivered by Seller to Borrower under the Sale and Contribution Agreement and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

“Facility Limit” means at any time, the Aggregate Commitment, adjusted as necessary to give effect to the addition of any Lender Group that becomes party to this Agreement pursuant to a Joinder Agreement under Section 10.04, any increase or reduction by the Borrower pursuant to Section 2.03 or any assignment pursuant to Section 10.03.

“FAS 166/167 Capital Guidelines” means the final rule, titled “Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues”, adopted December 15, 2009, by the United States bank regulatory agencies.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation or rules adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Rate” means, with respect to any Lender for any period, a fluctuating interest rate per annum equal (for each day during such period) to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York; or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the applicable Managing Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means the ~~Second~~Fourth Amended and Restated Fee Letter dated as of ~~December 14, 2016,~~April 25, 2019, by and among the Administrative Agent, the Managing Agents, the Committed Lenders and the Borrower.

“Final Collection Date” means the date on or following the Amortization Date on which the Aggregate Loan Principal Balance has been reduced to zero and all other Borrower Obligations have been paid in full.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Seller and its Subsidiaries ending on December 31 of each calendar year.

“Foreign Obligor” means an Obligor that is not a Domestic Obligor.

“Funding Delay Notice” has the meaning specified in Section 2.02(e).

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

“Global Assignment” means each of the Global Assignment (Borrower) and Global Assignment (Seller).

“Global Assignment (Borrower)” means a Global Assignment of Mortgages and Timeshare Loan Files and Power of Attorney, in the form attached hereto as Exhibit K, made by the Borrower in favor of the Administrative Agent.

“Global Assignment (Seller)” means a Global Assignment of Mortgages and Timeshare Loan Files and Power of Attorney, in the form attached hereto as Exhibit J, made by the Seller in favor of the Administrative Agent.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.

“Governmental Rule” means any law, rule, regulation, ordinance, order, code interpretation, treaty, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental

Authority.

“Guarantee” means, as to any Person, any obligation of such person directly or indirectly guaranteeing any Indebtedness of any other Person in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, or take or pay or otherwise). The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable about of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“GVS” means Grand Vacations Services LLC, a Delaware limited liability company and its successors and permitted assigns.

“Hedge Amortization Schedule” means the amortization schedule prepared from time to time by the Administrative Agent in accordance with Section 5.03(b) based on (i) the timeshare loan data file prepared by the Servicer for the Administrative Agent pursuant to Section 5.03(b) and (ii) assumptions regarding the payments, prepayments and defaults on the Pledged Timeshare Loans determined by the Administrative Agent in a commercially reasonable and industry accepted manner.

“Hedge Breakage Costs” means, with respect to any Hedge Transaction, any amount payable by the Borrower to the related Hedge Counterparty with respect to any early termination of such Hedge Transaction or any portion thereof.

“Hedge Collateral” means all of the rights of the Borrower, whether now existing and hereafter acquired, in and to all Hedging Agreements, Hedge Transactions and all present and future amounts payable by all Hedge Counterparties to the Borrower under or in connection with such Hedging Agreements and Hedge Transactions with such Hedge Counterparties.

“Hedge Counterparty” means any Person that has entered into a Hedge Transaction.

“Hedge Rate” means, on any date of determination, the weighted average fixed rate or strike rate under the Hedging Agreements on such date, based on the notional amounts of such Hedging Agreements.

“Hedge Purchase Event” has the meaning given to such term in Section 5.03(a).

“Hedge Receipts” means all amounts received by the Borrower pursuant to a Hedging Agreement.

“Hedge Reserve Account” has the meaning given to such term in Section 2.16(k).

“Hedge  Reserve  Account Bank” means  the financial institution at  which the Hedge Reserve Account is maintained.

“Hedge Reserve Account Required Balance” means, (i) for any Determination Date or Borrowing Date, when the Hedge Reserve Option has been exercised and not revoked, and as long as a Hedge Transaction has not yet been purchased, the higher of two bids obtained by the Borrower (or the Servicer on its behalf) from broker/dealers approved by the Administrative Agent (at least one of which shall be a Lender or an Affiliate thereof) regarding the purchase price of a Hedge Transaction in the form of an interest rate cap that satisfies the Hedging Requirements for a notional amount equal to 100% of the of the

Unhedged Aggregate Loan Principal Balance and based on the Hedge Amortization Schedule and (ii) for all other dates, $0.

“Hedge Reserve Amounts” shall mean the amounts deposited in the Hedge Reserve Account.

“Hedge Reserve Option” shall mean the Borrower’s revocable election to deposit Hedge Reserve Amounts to fund the Hedge Reserve Account in lieu of providing Hedging Agreements pursuant to Section 5.03(c) hereof.

“Hedge Transaction” means each transaction between the Borrower and a Person entered into pursuant to Section 5.03(b) and governed by a Hedging Agreement.

“Hedging Agreement” means each agreement between the Borrower and Hedge Counterparty which governs one or more Hedge Transactions entered into pursuant to Section ~~5.03,~~5.03(b), which agreement shall be an interest rate cap or interest rate swap and shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction.

“Hedging Period” means each period (i) commencing on a Distribution Date on which ~~(i)~~ the Excess Spread Percentage on such Distribution Date is less than 6.75% ~~or (ii) the LIBOR Rate for the Interest Period commencing on such Distribution Date is greater than 3.00%~~, and ending on the next Distribution Date on which the ~~condition described in clause (i) or (ii) hereof that caused such period to commence no longer exists.~~ Excess Spread Percentage is greater than or equal to 6.75%, (ii) during the occurrence and continuance of an Event of Default and (iii) commencing upon the occurrence of the Commitment Termination Date.

“Hedging Requirements” has the meaning set forth in Section 5.03.

“HGVClub” means Hilton Grand Vacations Club, the service name given to the variety of exchange and reservation services and vacation and travel benefits offered by Hilton Grand Vacations Club, Inc. from time to time.

“HGVI” means Hilton Grand Vacations Inc., a Delaware corporation.

“Hilton Entity” has the meaning set forth in Section 5.01(g).

“Holdings” means Hilton Worldwide Holdings Inc., a Delaware corporation.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) accrued obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; and (h) any other obligation of such Person evidenced by a note, bond, debenture or similar instrument that would be classified as indebtedness on a balance sheet prepared in accordance with GAAP. “Indemnified Amount” has the meaning set forth in Section 8.01.

“Indemnified Party” has the meaning set forth in Section 8.01.

“Indemnified Taxes” means any and all Taxes imposed on or with respect to any payment made by the Borrower under any Facility Document other than Excluded Taxes.

“Independent Director” means, with respect to a subject Person, a natural person who has been approved and is serving as a member of the board of directors or other governing body of such Person and(a) for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) a direct, indirect or beneficial stockholder, employee, director, member, manager, partner, officer or associate of the Seller, the Borrower, the Servicer or any of their respective Affiliates (other than his or her service as an Independent Director of such subject Person); (ii) a customer, supplier or creditor of the Seller, the Borrower, the Servicer or any of their respective Affiliates (other than his or her service as an Independent Director of such subject Person); or (iii) any member of the immediate family of a person described in (i) or (ii), (b) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (c) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Individual Domestic Obligor” means a Domestic Obligor that is an individual.

“Initial Borrowing” means the first Borrowing made pursuant to this Agreement.

“Initial Cutoff Date” means April 30, 2013.

“Initial Transfer Date” means the date on which the Initial Transfer occurs.

“Initial Transfer” means the first Transfer made pursuant to the Sale and Contribution Agreement.

“Insurance Proceeds” means (i) proceeds of any insurance policy, including property insurance policies, casualty insurance policies and title insurance policies and (ii) any condemnation proceeds, in each case which relate to the Timeshare Loans or the Units and are paid or required to be paid to, and may be retained by, the Borrower, any of its Affiliates or to any holder of record of any Mortgage.

“Interest” means, for any Loan and any Interest Period, the sum for each day during such Interest Period of the following:

IR x PA/CB

where:

IR= the Interest Rate for such Loan for such day.

PA= the Principal Amount of such Loan on such day.

CB= (i) in the case of a Loan, the Interest Rate for which is based on the Prime Rate, 365 and (ii) in the case of any other Loan, 360.

“Interest Coverage Ratio” means, with respect to a Person, the ratio as of the last day of any Fiscal Quarter of (i) Consolidated EBITDA of such Person for the period of four (4) consecutive Fiscal Quarters ending on or immediately prior to such date to (ii) Consolidated Interest Expense of such Person for the period of four (4) consecutive Fiscal Quarters ending on or immediately prior to such date.

“Interest Period” means, for any Distribution Date, the period from and including the Distribution Date preceding such Distribution Date to, but excluding, such Distribution Date (or in the case of the initial Interest Period, the period from and including the Closing Date to, but excluding, the Distribution Date in June 2013).

“Interest Rate” means, with respect to any Loan on any day (i) to the extent such Loan is funded or maintained on such day by a Conduit Lender through the issuance of Commercial Paper, the CP Rate and (ii) otherwise, the Alternative Rate; provided, that for both clause (i) and (ii), that at all times following the occurrence and during the continuation of an Event of Default, the Interest Rate for each Loan on each day shall be an interest rate per annum equal to 2.00% plus the Interest Rate then in effect from time to time.

“Invested Percentage” means, for a Lender on any day, the percentage equivalent of (i) the sum of (a) the portion of the Aggregate Loan Principal Balance (if any) funded by such Lender on or prior to such day, plus (b) any portion of the Aggregate Loan Principal Balance acquired by such Lender on or prior to such day as an assignee from another Lender (whether pursuant to an Assignment and Acceptance or otherwise), minus (c) any portion of the Aggregate Loan Principal Balance assigned by such Lender to an assignee on or prior to such day (whether pursuant to an Assignment and Acceptance or otherwise), divided by (ii) the Aggregate Loan Principal Balance on such day. With respect to a Lender Group, “Invested Percentage” shall mean the foregoing amount computed with respect to the portion of the Aggregate Loan Principal Balance funded and acquired by all the Lenders in such Lender Group.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investors” means one or more investment funds, investment partnerships or managed accounts controlled or managed by The Blackstone Group L.P. or one of its Affiliates (other than any portfolio operating companies).

“IRS” means the Internal Revenue Service of the United States of America.

“Joinder Agreement” means a joinder agreement substantially in the form set forth as Exhibit G hereto pursuant to which a new Lender Group becomes party to this Agreement.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“Lender” means any Conduit Lender or Committed Lender, as applicable, and “Lenders” means, collectively, the Conduit Lenders and the Committed Lenders.

“Lender Group” means any Managing Agent and its related Conduit Lenders, if any, and Committed Lenders.

“Lender Group Limit” means, for any Lender Group, the amount set forth on Schedule II (or in the Joinder Agreement pursuant to which such Lender Group became party hereto) subject to assignment pursuant to Section 10.03, as such amount may be reduced in accordance with Section 2.03(a) or increased in accordance with Section 2.03(b), except that, for a Non-Extending Lender Group, the Lender Group Limit shall be reduced to zero on the Commitment Termination Date of such Lender Group.

“Lender Group Percentage” means, for any Lender Group, the percentage equivalent of a fraction (expressed out to five decimal places), the numerator of which is the aggregate of the Commitments of all Committed Lenders in such Lender Group and the denominator of which is the Aggregate Commitment.

“Lender Representatives” has the meaning specified in Section 10.12(b).

“Leverage Ratio” means, with respect to a Person, the ratio as of the last day of any Fiscal Quarter of (i) Indebtedness of such Person as of such day to (ii) Consolidated Tangible Net Worth of such Person as of such day.

“LIBO Rate” means (a) with respect to any Loan funded or maintained by a Lender in the Lender Group for which BANA is the Managing Agent, for any day, the one-month “Eurodollar Rate” for deposits in Dollars as reported on ~~Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars~~the LIBOR Screen Rate, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by BANA from another recognized source for interbank quotation), in each case, changing when and as such rate changes or (b) with respect to any Loan funded or maintained by a Lender in any other Lender Group for any Interest Period, the rate per annum shown on ~~Reuters Screen LIBOR01 (or any successor page as the composite offered rate for London interbank deposits for a one-month period)~~the LIBOR Screen Rate, as shown under the heading “USD” at approximately 11:00 a.m., London time, on the second Business Day before the first day of such Interest Period; provided, that (x) if the rate referred to in this clause (b) is not available at such time for any reason, then the “LIBO Rate” shall be determined by reference to such other comparable available service for displaying Eurodollar rates as may be reasonably selected by the Administrative Agent, (y) if no such service is available, the LIBO Rate shall be the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates ~~notified to the Administrative Agent by Deutsche Bank AG as the rate~~ at which ~~Deutsche Bank AG~~BANA offers deposits in Dollars at or about 10:00 a.m., New York City time, two Business Days prior to the beginning of the related Interest Period, in the interbank eurocurrency market where the eurocurrency and foreign currency and exchange operations in respect of its Eurodollar loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the applicable amount of Aggregate Loan Principal Balance to be accruing interest at the LIBO Rate during such Interest Period and (z) in the event that the rate appearing on such page or as so determined by the Administrative Agent shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“LIBO Rate Reserve Percentage” means, for any day on which Interest is computed by reference to the LIBO Rate, the reserve percentage applicable on such day under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the average of such percentages) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined). The LIBO Rate Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage..

“LIBOR Disruption Event” means, with respect to any Interest Period, any of the following: (a) a determination by any Lender or any Liquidity Provider that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain dollars in the London interbank market to make, fund or maintain Loans during such Interest Period, (b) the failure of the source listed in the definition of “LIBO Rate” to publish a London interbank offered rate as of 11:00 a.m. on the second Business Day prior to the first day of such Interest Period, together with the failure of the Administrative Agent to find another comparable available service ~~and of Deutsche Bank AG to provide notice of an alternate rate (each as contemplated in such definition)~~, (c) a determination by any Lender or Liquidity Provider that the rate at which deposits of United States dollars are being offered in the London interbank market does not accurately reflect the cost to such Person of making, funding or maintaining its Loans for such Interest Period or (d) the inability of such Lender or Liquidity Provider, because of market events not under the control of such Person, to obtain United States dollars in the London interbank market to make, fund or maintain its Loans for such Interest Period.

“LIBOR Screen Rate” means the LIBO Rate quote on the applicable screen page the Administrative Agent designates to determine the LIBO Rate (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 2.20.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Interest Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or preference, priority, charge or other security agreement or preferential arrangement of any kind or nature whatsoever that is intended as security.

“Liquidation” means, with respect to a Pledged Timeshare Loan that is a Defaulted Timeshare Loan, the foreclosure, other enforcement action or the taking of a deed-in-lieu of foreclosure and  the recording of a deed of conveyance with respect thereto.

“Liquidation Expenses” means, with respect to a Defaulted Timeshare Loan, the out-of- pocket expenses (exclusive of overhead expenses) incurred by the Servicer in connection with the Liquidation of such Defaulted Timeshare Loan, including the remarketing fee and expenses of the Seller, any Affiliate of the Seller or of any other Person engaged by the Servicer pursuant to Section 2.2(c) of the Servicing Agreement to remarket and dispose of the related Timeshare ~~Property~~Interest, reasonable out-of- pocket fees of external legal counsel and any foreclosure and other repossession expenses incurred by the Servicer with respect to such Defaulted Timeshare Loan and any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of such Defaulted Timeshare Loan (including any assessed timeshare association fees); provided, however, that in each case, any fees and expenses included in the “Liquidation Expenses” must be commercially reasonable and incurred in accordance with the Servicing Standard.

“Liquidation Fee” means, in the event of any prepayment of a Loan owing to a Lender which did not comply with the advance notice requirements set forth in Section 2.05(a), and for the Interest

Period during which such Loan was prepaid, the amount, if any, by which (i) the additional Interest which would have accrued during such Interest Period on the reduction of the Principal Amount of such Loan during such Interest Period had such reduction not occurred, exceeds (ii) the income, if any, received by such Lender from the investment of the proceeds of such reduction. A certificate as to the amount of any Liquidation Fee (including the computation of such amount) shall be submitted by the affected Lender to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.

“Liquidation Proceeds” means with respect to the Liquidation of any Defaulted Timeshare Loan, the amounts actually received by the Servicer, if any, in connection with such Liquidation.

“Liquidity Agreement” means a liquidity loan agreement, asset purchase agreement or similar agreement entered into by a Conduit Lender with a group of financial institutions in connection with this Agreement.

“Liquidity Provider” means any of the financial institutions from time to time party to any Liquidity Agreement with a Conduit Lender.

“Loan” means a loan made to the Borrower pursuant to Article II.

“Lockbox” means any post office box maintained by the Clearing Account Bank for the purpose of receiving payments on Timeshare Loans, including Collections.

“Major Credit Card” means a credit card issued by any of VISA USA, Inc., MasterCard International Incorporated, American Express Company, Discover Bank, JCB International Credit Card Co., Ltd. or Diners Club International Ltd. or any credit card affiliate or member entity or any other comparable issuer of credit cards.

“Majority Managing Agents” means (i) at any time prior to the Amortization Date, Managing Agents whose Lender Group Limits together equal or exceed 66 2/3 percent (66 2/3%) of the Facility Limit at such time or (ii) at any other time, Managing Agents for Lender Groups whose Invested Percentages together equal or exceed 66 2/3% of the Aggregate Loan Principal Balance at such time.

“~~Managed Portfolio Default Ratio” means, for any Collection Period, the ratio, expressed as a percentage, computed by dividing (i) the aggregate Timeshare Loan Balances of all Managed Portfolio Timeshare Loans that became Defaulted Timeshare Loans during such Collection Period by (ii) the aggregate Timeshare Loan Balances of all Managed Portfolio Timeshare Loans on the last day of such Collection Period.~~

~~“Managed Portfolio Delinquency Ratio” means, for any Collection Period, the ratio, expressed as a percentage, computed by dividing (i) the aggregate Timeshare Loan Balances of all Managed Portfolio Timeshare Loans that are Over Sixty-Day Delinquent Timeshare Loans on the last day of such Collection Period by (ii) the aggregate Timeshare Loan Balances of all Managed Portfolio Timeshare Loans on the last day of such Collection Period.~~

~~“Managed Portfolio Timeshare Loan” means each Timeshare Loan payable in Dollars originated by the Seller or any Subsidiary of the Seller and serviced by the Servicer on behalf of the Seller and its Subsidiaries.“~~Management Stockholders” means the members of management of HGVI or any of its Subsidiaries who are investors in HGVI.

“Managing Agent” means, as to any Conduit Lender or Committed Lender, the Person listed on Schedule II as the “Managing Agent” for such Lenders, together with its respective successors and permitted assigns.

“Material Adverse Effect” means, with respect to a Person and any event or circumstance, a material adverse effect on (a) the property, business or financial condition of such Person, (b) the ability of such Person to perform in all material respects its obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability in all material respects of any of the Facility Documents to which it is a party, (d) the material rights and remedies of the Lenders under any of the Facility Documents, (e) the existence or perfection or priority of any Lien granted by such Person under any Facility Document to which it is a party or (f) the collectibility of the Pledged Timeshare Loans generally or of any material portion of the Pledged Timeshare Loans.

“Maturity Date” means the earlier of (a) the Distribution Date occurring in the twelfth (12th) month after the occurrence of the Amortization Date under clause (i) or (iii) of the definition thereof and (b) the date of the declaration or automatic occurrence of the Amortization Date pursuant to Section 7.03.

“Miscellaneous Payments” means, with respect to the Pledged Timeshare Loans, any amounts received from or on behalf of the related Obligors representing assessments, payments relating to real property taxes, insurance premiums, maintenance fees and charges and association fees and any other payments not owed under the related Obligor Notes.

“Monthly Loan Tape” means a data tape which shall include such information with respect to the Pledged Timeshare Loans as the Administrative Agent may reasonably request from time to time.

“Monthly Principal Payment Amount” means on any Distribution Date (i) prior to the Amortization Date, the amount, if any, necessary to reduce the Aggregate Loan Principal Balance such that no Borrowing Base Deficiency exists after giving effect to such payment or (ii) from and after the Amortization Date, the Aggregate Loan Principal Balance.

“Monthly Report” means a report, in substantially the form of Exhibit C, furnished by the Servicer to the Borrower, the Administrative Agent (who shall make such Monthly Report available to the Lenders), the Paying Agent and the Backup Servicer pursuant to Section 3.3 of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage” means the mortgage, deed of trust or other act or instrument creating a first priority lien on the Timeshare Property securing a ~~Timeshare~~Mortgage Loan, or a copy thereof certified by the applicable recording office.

“Mortgage Loan” means a loan financing the purchase of a Timeshare Property secured by a Mortgage on such Timeshare Property.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Borrower or to which the Borrower has any liability (including on behalf of an ERISA Affiliate) and that is covered by Title IV of ERISA.

“Non-Extending Lender” means each Lender that is not an Extending Lender.

“Non-Extending Lender Group” means each Lender Group as to which at least one member is a Non-Extending Lender.

“Notice of Exclusive Control” has the meaning specified in Section 2.16.

“Notice of Purchase” means a fully executed Notice of Purchase in the form of Exhibit F to the Custody Agreement.

“Obligor” means a Person obligated to make payments under a Timeshare Loan, including any guarantor thereof.

“Obligor Information” has the meaning specified in Section 10.12(c).

“Obligor Note” means an executed promissory note or other instrument of indebtedness evidencing the indebtedness of an Obligor under a Timeshare Loan, together with any rider, addendum or amendment thereto.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate executed by a Servicing Officer, certifying the accuracy of the information specified therein.

“Official Body” means any Governmental Authority or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

“Opinion of Counsel” means a written opinion of external counsel, in each case, reasonably acceptable to the addressees thereof.

“Original Borrowing Date” has the meaning specified in Section 2.02(e).

“Other Fees” means amounts owed by the Borrower hereunder pursuant to Sections 2.09, 2.10, 2.11, 2.12, 8.01 and 10.10.

“Over Sixty-Day Delinquent Timeshare Loan” means a Timeshare Loan which is not a Defaulted Timeshare Loan and as to which, on the last day of any Collection Period, any payment then due and payable has remained unpaid for more than sixty (60) days from the original due date for such payment.

“PAC” means an arrangement whereby an Obligor makes payments under a Pledged Timeshare Loan via pre-authorized debit.

“Parent” means, (a) prior to the Spin-Off Effective Date, Holdings and (b) on or after the Spin-Off Effective Date, HGVI.

“Participant” has the meaning specified in Section 10.03(f).

“Participant Register” has the meaning specified in Section 10.03(f).

“Paying Agent” means Wells Fargo or any other Person acceptable to the Majority Managing Agents.

“Paying Agent Fee” means, for any Collection Period, the paying agent fees as set forth in the Wells Fargo Fee Letter.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Performance Guaranty” means that certain Performance Guaranty dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent.

“Performance Guarantor” means the Seller.

“Permitted Holders” means each of (x) the Investors and (y) the Management Stockholders.

“Permitted Investments” means:

(a)       direct obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, if such obligations are backed by the full faith and credit of the United States;

(b)       federal funds, certificates of deposit, time deposits, bankers’ acceptances (which shall each have an original maturity of not more than ninety (90) days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) or demand deposits of any United States depository institution or trust company organized under the laws of the United States or any state and subject to supervision and examination by federal and or state banking authorities; provided, that the short-term obligations of such depository institution or trust company are rated in one of the two highest available rating categories by the Rating Agencies on the date of acquisition thereof;

(c)       commercial paper (having original maturities of not more than thirty (30) days) of any corporation incorporated under the laws of the United States or any state thereof which is rated A-1 or better by S&P and P-1 by Moody’s on the date of acquisition thereof;

(d)       securities of money market funds rated AA or better by S&P and Aa or better by Moody’s on the date of acquisition thereof; or

(e)       repurchase obligations secured by an investment described in clause (a) above with a market value greater than the repurchase obligation, provided that such security is held by a third party custodian which has a rating for its short-term, unsecured debt or commercial paper (other than such obligations the rating of which is based on the credit of a Person other than such custodian) of P-1 by Moody’s and at least A-1 by S&P on the date of acquisition thereof.

Each of the Permitted Investments may be purchased by the Paying Agent or through an Affiliate of the Paying Agent.

“Permitted Liens” means any of the following: (a) Liens for taxes and assessments (i) which are not yet due and payable or (ii) the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller is maintaining adequate reserves in accordance with GAAP; (b) Liens in favor of the Administrative Agent or any Secured Party, including any Liquidity Providers (but only in connection with this Agreement); (c) any other Liens created pursuant to any Facility Document; and (d) in respect of any Timeshare Property, (i) the Lien of a Mortgage, (ii) the lien of current real property taxes, maintenance fees, ground rents, water charges, sewer rents and assessments not yet due and payable, (~~ii~~iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of such Timeshare Property or the security intended to be provided by the related Mortgage or with the related Obligor’s ability to pay his or her obligations when they become due or materially and adversely affects the value of such Timeshare Property and (~~iii~~iv) the exceptions (general and specific) set forth in the related title insurance policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with such Obligor’s ability to pay his or her obligations when they become due or materially and adversely affects the value of such Timeshare Property.

“Permitted Release” means, with respect to a Pledged Timeshare Loan, a release of such Pledged Timeshare Loan from the Lien of this Agreement as contemplated by Section 2.15.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity.

“Plan” means an employee benefit or other plan established or maintained by the Borrower to which Borrower has any liability (including on behalf of an ERISA Affiliate) and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Pledged Timeshare Loan” means, on any date, each Timeshare Loan owned by the Borrower on such date, whether or not such Timeshare Loan is an Eligible Timeshare Loan, and excluding any Timeshare Loan released from the Lien of this Agreement pursuant to the terms hereof.

“Points” means points or a similar form of currency, the redemption of which entitles the holder thereof to reserve the use and occupancy of a residential accommodation at a Resort.

“Points Based Timeshare Interest” means a Right-to-Use Interest (including a club membership) that is denominated in Points.

“Predecessor Servicer Work Product” has the meaning given such term in Section 5.1(g) of the Servicing Agreement.

“Prime Rate” means, for any day, a fluctuating rate of interest per annum equal to the higher of: (i) a fluctuating rate of interest per annum equal to the “Prime Rate” most recently published in the Wall Street Journal and described as “the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks”, and (ii) 0.50% above the rate per annum at which ~~Deutsche Bank AG, New York Branch, as a branch of a foreign bank~~BANA, in its reasonable discretion, can acquire federal funds in the interbank overnight federal funds market, through brokers of recognized standing or otherwise, as most recently determined by ~~Deutsche Bank AG, New York Branch~~BANA.

“Principal Amount” means, with respect to any Loan, the original principal amount of such Loan, as such principal amount may be reduced from time to time by (i) payments made in accordance with Section 2.05 and (ii) Collections received by the applicable Lender holding such Loan from distributions made pursuant to Section 2.06 that have been applied to reduce the Principal Amount of such Loan; provided, that if such Principal Amount shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Principal Amount shall be increased by the amount of such rescinded or returned distribution, as though it had not been received by such Lender.

“Pro Rata Share” means, at any time for any Committed Lender in any Lender Group, (a) the Commitment of such Committed Lender at such time, divided by the sum of the Commitments of all Committed Lenders in such Lender Group at such time and (b) after the Commitments of all the Committed Lenders in such Lender Group have been terminated, the Principal Amount of the Loans funded or maintained by such Committed Lender at such time, divided by the Principal Amount of the Loans funded or maintained by all the Committed Lenders in such Lender Group at such time.

“Processing Fees” means any amounts due under an Obligor Note in respect of processing fees, service fees or late fees.

“Product Information” has the meaning specified in Section 10.12(a).

“Purchase Contract” means the purchase contract pursuant to which an Obligor purchased a Timeshare ~~Property~~Interest.

“Purchase Price” has the meaning set forth in Section 2.2(a) of the Sale and Contribution Agreement.

“Qualified Institution” means any depository institution or trust company organized under the laws of the United States or any State (or any domestic branch of a foreign bank), (i) (a) that has or the parent of which has, either (1) a long-term unsecured debt rating of “A” or higher by S&P and “A2” or higher by Moody’s, or (2) a short-term unsecured debt rating of not less than “A-1” by S&P and not less than “P-1” by Moody’s or (b) is otherwise acceptable to the Administrative Agent and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Qualified Substitute Timeshare Loan” means, with respect to any Timeshare Loan to be included as a Transferred Timeshare Loan in connection with a substitution pursuant to Section 2.7(b) or (c)of the Sale and Contribution Agreement, a Timeshare Loan that was an Eligible Timeshare Loan as of the last day of the Collection Period immediately preceding the related Transfer Date.

“Rating Agency” means any nationally recognized statistical rating organization and any successor thereto.

“Rating Request” means a written request by an Affected Party or Lender to the Borrower and the Servicer, stating that such Affected Party or Lender intends to request that a Rating Agency issue a public rating to the transactions contemplated by this Agreement.

“Reasonably Request” means a request for information or actions that is reasonably made by the requesting party and that can reasonably be provided or performed by the furnishing party without significant effort or expense; provided, that in the event that the furnishing party believes that the requested information or actions cannot be provided or performed without significant effort or expense, the furnishing party and the requesting party shall confer in good faith to agree upon appropriate consideration for the furnishing party to provide such information or perform such actions.

“Records” means, with respect to a Timeshare Loan, all agreements, documents, instruments, books, records and other information, other than the Timeshare Loan File with respect to such Timeshare Loan, including all accounting records, credit files, electronic data and other computer materials, tapes, discs and punch cards with respect to such Timeshare Loan, the related Obligor or the Related Security with respect thereto.

“Refinancing” means any Securitization or other financing by the Borrower or any Affiliate of the Borrower that is secured, directly or indirectly, by, or involving, all or a portion of the Collateral transferred by the Borrower in connection with such financing transaction.

“Refinancing Date” means the date upon which a Refinancing is consummated.

“Refinancing Date Certificate” means either a certificate, substantially in the form attached as Annex 1-A to Exhibit I hereto, delivered by a Responsible Officer of the Borrower on a Refinancing Date indicating that the requirements set forth in this Agreement for a Refinancing have been satisfied or a certificate, substantially in the form attached as Annex 1-B to Exhibit I hereto, delivered by a Responsible Officer of the Servicer on a Refinancing Date indicating that the requirements set forth in this Agreement for a Refinancing have been satisfied.

“Refinancing Release” means a release executed pursuant to Section 2.14, substantially in the form of Exhibit I hereto.

“Register” has the meaning specified in Section 10.03(d).

“Related Security” means, with respect to a Timeshare Loan, (i) all property and assets (whether real or personal and whether tangible or intangible) from time to time securing or purporting to secure such Timeshare Loan, whether pursuant to the related Purchase Contract, the related Mortgage or Right-to-Use Agreement or otherwise, (ii) Liens on any property described in the preceding clause (i), together with all UCC financing statements, Mortgages and any other filings covering any collateral securing payment of such Timeshare Loan, (iii) all guaranties, prepayment penalties, indemnities, warranties, letters of credit, insurance proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, (iv) the Purchase Contract, the Timeshare Loan File and any other agreements, documents and instruments relating to such Timeshare Loan, (v) any Timeshare ~~Property~~Interest repossessed by the Servicer on behalf of the Borrower pursuant to the Servicing Agreement, (vi) all Records and (vii) all proceeds of the foregoing.

“Remaining Percentage” means, with respect to any Refinancing Date, the percentage equivalent of a fraction, the numerator of which is the Aggregate Timeshare Loan Balances of all Eligible Timeshare Loans on such Refinancing Date, after giving effect to the release of all Pledged Timeshare Loans in connection with the Refinancing on such Refinancing Date, and the denominator of which is the Aggregate Timeshare Loan Balance of all Eligible Timeshare Loans on such Refinancing Date, before giving effect to the release of Pledged Timeshare Loans in connection with such Refinancing.

“Reportable Event” has the meaning set forth in Section 4043 of ERISA.

“Repurchase Price” means, with respect to a Transferred Timeshare Loan to be repurchased by the Seller on any date pursuant to Section 2.7 of the Sale and Contribution Agreement, the Timeshare Loan Balance of such Transferred Timeshare Loan as of the Applicable Measurement Date.

“Request for Release of Documents (Administrative Agent)” means a request for release, appropriately completed, substantially in the form of Exhibit B to the Custody Agreement.

“Request for Release of Documents (Servicer)” means a request for release, appropriately completed, substantially in the form of Exhibit A to the Custody Agreement.

“Required Data” means ongoing information regarding the characteristics and performance of the Timeshare Loans and pool and vintage origination data with respect to timeshare loans originated or serviced by the Seller and its Affiliates required to be provided by the Borrower or the Servicer to the Administrative Agent at the request of the Administrative Agent or any Managing Agent in connection with any Lender’s or Affected Party’s regulatory capital requirements.

“Required Non-Delayed Funding Amount” means, with respect to a Designated Delay Funding Lender and an Original Borrowing Date, an amount equal to the excess, if any, of (a) an amount equal to 20% of such Designated Delay Funding Lender’s Commitment as of such Original Borrowing Date over (b) the sum, with respect to such Designated Delay Funding Lender, of all Designated Delayed Funding Amounts funded by such Designated Delay Funding Lender on the Original Borrowing Dates for such Designated Delayed Funding Amounts during the 35 days preceding such Original Borrowing Date and with respect to which the related Delayed Funding Dates shall not have occurred on or prior to such Original

Borrowing Date.

“Required Rate” means, on any date of determination, the Hedge Rate that would cause the Excess Spread Percentage to be equal to 6.50% on such date.

“Requisite Office” means, for any Timeshare Loan, the office where the related Mortgage would be required to be recorded.

“Resort” means any of the resorts listed on Schedule V to this Agreement.

“Resort Association” means any of the resort associations listed on Schedule V to this Agreement.

“Resort Association Instruments” means, with respect to any Resort Association, the “Declaration”, “Articles of Incorporation”, “By-Laws”, “Trust Agreements”, “Regulations”, “Register of Members” and any other document or instrument which defines or governs the Resort Association.

“Responsible Officer” means, as to any Person, the chief executive officer or president or, with respect to financial matters, the chief financial officer, the chief accounting officer, the treasurer or the controller of such Person, or any vice president, assistant vice president, secretary, assistant secretary, or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers who is in each case authorized or responsible for taking action on behalf of such Person in connection with the transactions contemplated by the Facility Documents; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer means any officer authorized to act on such officer’s behalf as demonstrated by a certified resolution.

“Restricted Junior Payment” means, with respect to any Person, (i) any dividend or other distribution of any nature (cash, securities, assets, Indebtedness or otherwise) and any payment, by virtue of redemption, retirement or otherwise, on any class of Equity Interests or subordinate Indebtedness issued by such Person, whether such Equity Interests are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Securities or subordinate Indebtedness of such Person now or hereafter outstanding, or (iii) any payment of management or similar fees by such Person.

“Retained Interest” means a material net economic interest of not less than the percentage thereof required under the ~~Retention Requirements~~EU Securitization Rules as measured at the relevant time against the aggregate Timeshare Loan Balances of all Pledged Timeshare Loans.

~~“Retention Requirements” means each of: (a) Article 405 of the CRR, together with (i) the Commission Delegated Regulation (EU) 625/2014 of 13 March 2014 and any regulatory technical standards, implementing technical standards or related documents published by the European Banking Authority, European Central Bank (or any other successor or replacement agency or authority) and any delegated regulations of the European Commission; and (ii) to the extent informing the interpretation of Article 405 of the CRR, the guidelines and related documents previously published in relation to the preceding European Union risk retention legislation by the European Banking Authority (and/or its predecessor, the Committee of European Banking Supervisors); and (b) in relation to the foregoing, any implementing laws or regulations in force in any Member State of the European Union.~~Right-to-Use Agreement” shall mean with respect to a Right-to-Use Loan, collectively (A) the various instruments, including a Resort’s articles of association, a Resort’s timeshare plan, a Resort’s disclosure statement used in selling Units, any share purchase agreement with an Obligor associated with such Right-to-Use Loan, that among other things: (i) in consideration of the payment of a purchase price, including payment of the related Obligor Note, grants and conveys to the Obligor shares in the related Resort Association, which in turn grants the Obligor the license or right-to-use and occupy one or more Units in a Resort, (ii) imposes certain obligations on the Obligor regarding payment of the related Obligor Note, the Obligor’s use or occupancy of one or more Units and the payment of a maintenance fee to the management company, and (iii) grants the holder thereof certain rights, including the rights to payment of the related Obligor Note, and, in the circumstances provided therein, to foreclose on the related Right-to-Use Interest, to reacquire any shares of the Resort’s association, and thereafter to resell the Right-to-Use Interest to another Person, (B) the related Vacation Interest, and (C) the related Purchase Contract.

“Right-to-Use Interest” means a timeshare interest, other than a timeshare fee simple interest in real estate, regarding one or more Units in one or more Resorts, however denominated or defined in the applicable Right-to-Use Agreement or other relevant document or instrument pursuant to which such timeshare interest is created, together with all rights, benefits, privileges and interests appurtenant thereto, including the right to use and occupy one or more Units within one or more Resorts and the common areas and common furnishings appurtenant to such Unit or Units for a specified period of time, on an annual or a biennial basis, as more specifically described in the related Right-to-Use Agreement. A Right-to-Use Interest shall include any Points Based Timeshare Interest.

“Right-to-Use Loan” shall mean a Timeshare Loan that is secured by a Right-to-Use Interest.

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors.

“Sale and Contribution Agreement” means that certain Sale and Contribution Agreement dated as of the Closing Date, by and between the Seller and the Borrower.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time.

“Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn, or as otherwise published from time to time, or (ii)(a) an agency of the government of a Sanctioned Country, (b) an organization controlled by a Sanctioned Country or (c) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Secured Parties” means, collectively, the Lenders, each Managing Agent, the Administrative Agent, the Custodian, the Backup Servicer, each Hedge Counterparty, the Paying Agent and each other Indemnified Party.

“Securities Intermediary” has the meaning set forth in Section 2.16(b).

“Securitization” means any asset securitization, secured loan or similar financing transaction undertaken by the Borrower or a Special Purpose Affiliate that is secured, directly or indirectly, by, or involving, all or a portion of the Collateral transferred by Borrower in connection with such financing transaction.

“Securitized Portfolio” shall mean, as of any date, all timeshare loans (i) originated by the Servicer or an Affiliate thereof, (ii) financed by any special purpose entity and (iii) which are serviced by the Servicer (including the timeshare loans in all term issuances, all warehouse facilities and other term securitization facilities that are outstanding as of such date).

“Securitized Portfolio Default Level” shall mean, for any Collection Period, the quotient (expressed as a percentage) of (i)(A) the sum of the Timeshare Loan Balances of all Timeshare Loans in the Securitized Portfolio that became Defaulted Timeshare Loans during such Collection Period (other than Defaulted Timeshare Loans for which the related seller has exercised its option, if any, to repurchase or substitute pursuant to the related transaction documents) minus (B) any remarketing proceeds received during such Collection Period in respect of any Defaulted Timeshare Loans for which the related seller did not exercise its option to repurchase or substitute, divided by (ii) the aggregate Timeshare Loan Balance of all Timeshare Loans in the Securitized Portfolio on the last day of such Collection Period.

“Securitized Portfolio Delinquency Level” shall mean, for any Collection Period, the quotient (expressed as a percentage) of the sum of all Timeshare Loan Balances of all Timeshare Loans (exclusive of Timeshare Loans that became Defaulted Timeshare Loans on or before the last day of such Collection Period) included in the Securitized Portfolio that are 61 days or more delinquent on the last day of such Collection Period divided by the aggregate Timeshare Loan Balance of all Timeshare Loans in the Securitized Portfolio on the last day of such Collection Period.

“Securitized Portfolio Three Month Rolling Average Default Percentage” shall mean for any Distribution Date, the average of the Securitized Portfolio Default Levels for the immediately preceding three Collection Periods.

“Securitized Portfolio Three Month Rolling Average Delinquency Percentage” shall mean for any Distribution Date, the average of the Securitized Portfolio Delinquency Levels for the immediately preceding three Collection Periods.

“Seller” means Hilton Resorts Corporation, a Delaware corporation and its successors and permitted assigns.

“Seller Affiliated Manager” means any wholly-owned Subsidiary of the Seller that manages a Resort or Resort Association.

“Seller Credit Agreement” means the revolving credit agreement entered into by a Subsidiary of HGVI and a syndicate of lenders, including one or more Committed Lenders, and guaranteed by HGVI and/or the Seller, in connection with the Spin-Off Transaction, pursuant to which the lenders party thereto commit to make revolving loans to such Subsidiary, as in effect on the date on which such revolving credit agreement first becomes effective and without giving effect to any amendment, restatement, supplement or other modification thereto or any replacement thereof after such date.

“Seller Credit Agreement Effective Date” means the date on which the Seller Credit Agreement becomes effective in accordance with its terms.

“Seller Financial Covenants” means the requirement that the Seller maintain, as of the last day of each Fiscal Quarter:

(a)       prior to the Spin-Off Effective Date, at any time that the Seller is not providing a Guarantee of all or any portion of the Indebtedness of Holdings or its Subsidiaries, a Leverage Ratio not to exceed 5.0 to 1.00;

(b)       an Interest Coverage Ratio of at least 3.0 to 1.00; and

(c)       Consolidated Tangible Net Worth of at least $400,000,000;

provided, however that, on and after the Seller Credit Agreement Effective Date, the Seller Financial Covenants shall mean the requirement that the Seller comply, as of the last day of each Fiscal Quarter, with each financial maintenance covenant contained in the Seller Credit Agreement that is expressed in terms of (i) a minimum or maximum amount in or derived from HGVI’s or the Seller’s financial statements, (ii) a minimum or maximum ratio between any such amounts described in clause (i) above or (iii) any other financial or finance related test as the same may relate to the assets, liabilities, revenue or expenses of HGVI and/or the Seller.

“Servicer” means, at any time, the Person then authorized pursuant to the Servicing Agreement in such capacity.  As of the date hereof, GVS is the Servicer.

“Servicer Termination Event” has the meaning set forth in Section 6.1 of the Servicing Agreement.

“Servicing Agreement” means that certain Servicing Agreement, dated as of the Closing Date, among the Borrower, the Servicer, the Backup Servicer and the Administrative Agent.

“Servicing Fee” means a fee with respect to each Collection Period, payable in arrears on the Distribution Date immediately following the end of such Collection Period for the account of the Servicer, in an amount equal to the product of (i) the aggregate Timeshare Loan Balance of the Pledged Timeshare Loans as of the last day of such Collection Period, (ii) one-twelfth and (iii) the applicable Servicing Fee Rate.

“Servicing Fee Rate” means (i) at all times that GVS is the Servicer, 1.00% or (ii) at any other time, the percentage agreed to by the applicable successor Servicer, the Borrower and the Administrative Agent.

“Servicing Officer” means those officers of the Servicer involved in, or responsible for, the administration and servicing of the Pledged Timeshare Loans, as identified on the list of servicing officers furnished by the Servicer to the Administrative Agent, the Backup Servicer and the Borrower from time to time.

“Servicing Standard” has the meaning set forth in Section 2.1 of the Servicing Agreement.

“Servicing Transfer” has the meaning specified in Section 6.1 of the Servicing Agreement.

“Servicing Transfer Date” the date servicing will transfer to the Backup Servicer, which shall be a date no more than forty-five (45) calendar days after the date a Termination Notice is delivered in accordance with the terms of the Servicing Agreement.

“Special Purpose Affiliate” means any entity that is a Subsidiary of the Seller, that was created for the purpose of one or more Securitizations, the purposes of which are limited to acquisition and ownership of timeshare loans and related activities and that is intended to be treated as a separate and distinct entity from the Seller.

“Specified Documents” means, with respect to any Timeshare Loan File, each document listed in the definition of “Timeshare Loan File”.

“Spin-Off  Effective  Date” means the date on which the Spin-Off Transaction is consummated.

“Spin-Off Transaction” means, collectively, the transactions which upon consummation thereof will result in (a) HGVI holding, directly or indirectly, all or substantially all of Holdings’ timeshare business, (b) the Seller being a wholly-owned Subsidiary of HGVI and (c) the stockholders of Holdings holding all of the shares of common stock of HGVI.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Substitution Shortfall Amount” means, for any Pledged Timeshare Loan being substituted for by a Qualified Substitute Timeshare Loan being transferred to the Borrower by the Seller in accordance with Section 2.7(b) or Section 2.7(c) of the Sale and Contribution Agreement, an amount equal to the excess of (i) the Timeshare Loan Balance of such Pledged Timeshare Loan over (ii) the Timeshare Loan Balance of such Qualified Substitute Timeshare Loan, in each case, on the related Transfer Date; provided, however, that, if one or more Pledged Timeshare Loans are being substituted for one or more Qualified Substitute Timeshare Loans being transferred to the Borrower by the Seller pursuant to Section 2.7 of the Sale and Contribution Agreement on a Substitution Date, the Substitution Shortfall Amount for such Timeshare Loans shall be the amount, if any, by which (i) the aggregate Timeshare Loan Balances of such Pledged Timeshare Loans exceeds (ii) the aggregate Timeshare Loan Balances of such Qualified Substitute Timeshare Loans, in each case, as of the last day of the Collection Period immediately preceding such Substitution Date.

“Successor  Servicer” has the meaning set forth in Section 5.1(e) of the Servicing Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Notice” has the meaning set forth in Section 6.1 of the Servicing Agreement.

“Timeshare ~~Loan” means a loan financing the purchase of a Timeshare Property secured by a Mortgage on such Timeshare Property.~~Interest” means a Timeshare Property or a Right-to-Use Interest, and Timeshare Interest or “Timeshare Interests,” when used in the Facility Documents, means, as applicable, any Timeshare Interest that is subject to a Timeshare Loan, or all Timeshare Properties and Right-to-Use Interests that are subject to the Timeshare Loans, listed on Timeshare Loan Schedule, as the same may be amended from time to time.

“Timeshare Loan” means a Mortgage Loan or a Right-to-Use Loan financing the purchase of a Timeshare Interest.

“Timeshare Loan Assets” means, collectively, (i) the Pledged Timeshare Loans, (ii) all Related Security with respect to the Pledged Timeshare Loans, (iii) all Collections and (iv) all proceeds of the foregoing.

“Timeshare Loan Balance” means, with respect to a Timeshare Loan as of any date of determination, the outstanding principal balance of such Timeshare Loan on the Applicable Measurement Date.

“Timeshare Loan File” means with respect to each Timeshare Loan and each Obligor:

(a)       an original Obligor Note executed by such Obligor (or an original lost note affidavit and indemnity from the Seller), endorsed in the form “Pay to the order of, without recourse” (either directly on the Obligor Note or on an allonge thereto), by an Authorized Officer of the Seller;

(b)        if such Timeshare Loan is a Mortgage Loan, (i) an original Mortgage (or a copy thereof) with evidence that such Mortgage has been recorded in the appropriate recording office or (ii) until the original Mortgage has been returned by such recording office, a photocopy of an unrecorded Mortgage that has been delivered to such recording office, and the delivery of such photocopy of an unrecorded Mortgage to the Custodian by the Seller shall be deemed to be a certification by the Seller that such photocopy is a true and correct copy of the original Mortgage;

(c)       if such Timeshare Loan is a Mortgage Loan, an original lender’s title insurance policy or master policy (or a copy thereof) referencing such Timeshare Loan, when available, and if a copy, the delivery thereof to the Custodian by the Seller shall be deemed to be a certification by the Seller that such copy is a true and correct copy of such lender’s title insurance policy or master policy; ~~and~~

(d)       an original or a copy of each modification agreement, if any, which relates to the Obligor Note ~~or~~, the Mortgage, or the Right-to-Use Agreement, as applicable, with respect to such Timeshare Loan, and if a copy, the delivery thereof to the Custodian by the Seller shall be deemed to be a certification by the Seller that such copy is a true and correct copy of such modification agreement;

(e)       if such Timeshare Loan is a Right-to Use Loan, the original related Right-to-Use Agreement and any related pledge and security agreements (or copies thereof), and if copies, the delivery thereof to the Custodian by the Seller shall be deemed to be a certification by the Seller that such copies are true and correct copies of such Right-to-Use Agreement and related pledge and security agreements, provided, however, that each Timeshare Loan File shall not include any documents attached to or delivered to an Obligor with a Right-to-Use Agreement that are not signed by the parties to the Right-to-Use Agreement (such as articles of association, a timeshare plan and a public disclosure statement) if copies of such documents have been delivered to the Custodian by the Seller, and such delivery to the Custodian shall be deemed to be a certification by the Seller that such copies are true and complete copies of such documents; and

(f)       if such Timeshare Loan is a Right-to-Use Loan, a copy of the related Vacation Interest representing the membership in the related timeshare association of the related Resort.

“Timeshare Loan Servicing Files” means, with respect to each Timeshare Loan and each Obligor a copy of the Timeshare Loan Files and all other papers and computerized records customarily maintained by the Servicer in servicing timeshare loans comparable to the Timeshare Loans.~~“Timeshare Property” means (i) in the case of a Resort located in the State of New York, a real property interest in a Unit at such Resort or (ii) in the case of any other Resort, a fee simple interest in real estate regarding a Unit, in each case, however denominated or defined in the applicable condominium or timeshare declaration pursuant to which such interest is created, together with all rights, benefits, privileges and interests appurtenant thereto, including the common areas and common furnishings appurtenant to such Unit and the rights granted to the Borrower (as assignee) which secure the related Timeshare Loan.~~

“Timeshare Loan Schedule” means Schedule I to the Sale and Contribution Agreement and any list of Timeshare Loans attached to an Assignment in electronic format, as amended from time to time to reflect repurchases and substitutions pursuant to the terms of the Sale and Contribution Agreement and the Servicing Agreement, which list shall set forth the following information with respect to each Timeshare Loan as of the related Cutoff Date, in numbered columns:

•	Loan/Contract Number
•	Name of Obligor
•	Interest Rate Per Annum
•	Contract Date
•	Original Loan Balance
•	Original Term (in months)
•	Mortgage Loan or Right-to-Use Loan

“Timeshare Loan Upgrade” has the meaning specified in Section 2.7(c)(i) of the Sale and Contribution Agreement.

“Timeshare Property” means (i) in the case of a Resort located in the State of New York, a real property interest in a Unit at such Resort or (ii) in the case of any other Resort, a fee simple interest in real estate regarding a Unit, in each case, however denominated or defined in the applicable condominium or timeshare declaration pursuant to which such interest is created, together with all rights, benefits, privileges and interests appurtenant thereto, including the common areas and common furnishings appurtenant to such Unit and the rights granted to the Borrower (as assignee) which secure the related Timeshare Loan.

“Transaction” has the meaning specified in Section 10.12.

“Transaction Parties” means, collectively, the Borrower, the Seller, the Performance Guarantor, and, so long as it is GVS or an Affiliate of GVS, the Servicer.

“Transfer” means a purchase of Eligible Timeshare Loans by the Borrower from the Seller pursuant to Section 2.1 of the Sale and Contribution Agreement, including a transfer of Eligible Timeshare Loans by the Seller to the Borrower as a capital contribution or a transfer of Qualified Substitute Timeshare Loan.

“Transfer Date” means, for the Initial Transfer, the Initial Transfer Date, and for any additional Transfer, the Business Day on which such Transfer occurs.

“Transferred Property” means, collectively, the Transferred Timeshare Loans, the Related Security and Collections with respect thereto and all proceeds of the foregoing.

“Transferred Timeshare Loan” means any Timeshare Loan transferred or purported to be transferred by the Seller to the Borrower pursuant to the Sale and Contribution Agreement.

“Transition Expenses” means any documented expenses and allocated cost of personnel reasonably incurred by the Backup Servicer in connection with a Servicing Transfer.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unhedged Aggregate Loan Principal Balance” means, for any date of determination, an amount equal to the greater of (a) $0 and (b) (i) the Aggregate Loan Principal Balance minus (ii) the notional amount of the Hedging Agreements divided by 100%.

“Unidentified Receipts Account” means the account maintained by Servicer for the purpose of collecting and depositing all payments received from Obligors the related Timeshare Loan for which cannot be determined by the Clearing Account Bank upon receipt.

“Unit” means a residential unit or dwelling at a Resort.

“Unmatured Servicer Termination Event” means any event which, with the giving of notice or lapse of time or both, would constitute a Servicer Termination Event.

“USAP” has the meaning set forth in Section 3.5 of the Servicing Agreement.

“Unused Fees” has the meaning set forth in the Fee Letter.

“Used Fee Rate” has the meaning set forth in the Fee Letter.

“Vacation Interest” shall mean the vacation certificate or stock certificate issued by and evidencing membership in a homeowner’s association of a Resort pursuant to which the owner thereof has a license or right-to-use one or more Units at a Resort.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the regulations thereunder (12 C.F.R. Part 248), as issued by the Board of Governors of the Federal Reserve System.

“Voting Interests” means, with respect to any Person, outstanding Equity Interests in such Person which entitle the holder thereof to vote in the election of members of the board of directors, board of managers or other similar governing body of such Person.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors and assigns.

“Wells Fargo Fee Letter” means that certain schedule of fees dated April 16, 2013, executed by the Borrower in favor of Wells Fargo.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Other Terms and Constructions. Under this Agreement, all accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all accounting determinations made and all financial statements prepared hereunder shall be made and prepared in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the provisions of this Agreement. Each of the definitions set forth in Section 1.01 hereof shall be equally applicable to both the singular and plural forms of the defined terms. Unless specifically stated otherwise, all references herein to any statute, rule, regulation or any agreement, document or instrument shall, in each case, be a reference to the same as amended, restated, supplemented or otherwise modified from time to time. The term “including” means “including without limitation.”

SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.04. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Facility Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Facility Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)       the effects of any Bail-in Action on any such liability, including, if applicable;

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Facility Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE II

AMOUNTS AND TERMS OF THE LOANS

SECTION 2.01. The Loans.

(a)       On the terms and subject to the conditions hereof, from time to time during the period commencing on the Closing Date and ending at the close of business on the Business Day immediately preceding the Amortization Date, each Conduit Lender may in its sole discretion, and each Committed Lender shall, if the Conduit Lender in its related Lender Group elects not to (or if there is no Conduit Lender in its related Lender Group), make Loans to the Borrower in an amount, for each Lender Group, equal to its Lender Group Percentage of the amount requested by the Borrower pursuant to Section 2.02; provided, that no Lender shall make any such Loan or portion thereof to the extent that, after giving effect to such Loan:

(i)the aggregate outstanding Principal Amount of the Loans funded by such Lender hereunder shall exceed its Conduit Lending Limit (in the case of a Conduit Lender) or Commitment (in the case of a Committed Lender);

(ii)the Aggregate Loan Principal Balance shall exceed the lesser of the Facility Limit and the Borrowing Base; or

(iii)the sum of (A) the aggregate Face Amount of Commercial Paper issued by the Conduit Lender(s) in such Lender Group to fund or maintain the Loans hereunder and (B) the aggregate outstanding Principal Amount of the Loans funded hereunder by the Lenders in such Lender Group other than through the issuance of Commercial Paper, shall exceed the Lender Group Limit for such Lender Group.

If there is more than one Committed Lender in a Lender Group, each such Committed Lender shall lend its Pro Rata Share of such Lender Group’s Lender Group Percentage of each requested Loan, to the extent such Loan is not made by the related Conduit Lender. Each Borrowing shall be in a minimum principal amount equal to $1,000,000 and in integral multiples of $100,000 in excess thereof. Subject to the foregoing and to the limitations set forth in Section 2.05, the Borrower may borrow, prepay and reborrow the Loans hereunder.

(b)       Each Borrowing shall consist of Loans made on the same day by each of the Lender Groups ratably according to their respective Lender Group Percentages. No Lender shall fund any portion of any Loan with the “plan assets” of any “benefit plan investor” within the meaning of Section 3(42) of ERISA.

(c)       Each Lender (or its related Managing Agent) shall maintain an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the outstanding principal balance of such Loans and the amount of Interest payable and paid to such Lender from time to time hereunder. The entries made in such accounts of the Lenders shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d)       On the Amortization Date, the Commitments of the Committed Lenders will terminate automatically without any action required on the part of any Person. The Aggregate Loan Principal Balance, together with all other Borrower Obligations, shall mature and be due and payable in full in cash on the Maturity Date.

SECTION 2.02.  Borrowing Procedures.

(a)       Borrowing Requests.

(i)The Borrower may request a Borrowing hereunder by submitting to the Administrative Agent (with a copy to each of the Paying Agent, the Servicer, the Backup Servicer and the Custodian) a written notice, substantially in the form of Exhibit B (each, a “Borrowing Request”) not later than 10:00 a.m. (New York City time) on the second (2nd) Business Day prior to the date of the proposed Borrowing (each, a “Borrowing Date”); provided, that there shall not be more than one (1) Borrowing Date during any calendar week (except as set forth in Section 2.02(e) following delivery of a Funding Delay Notice). Promptly after its receipt thereof, the Administrative Agent shall submit a copy of each Borrowing Request to each Managing Agent who shall promptly forward a copy thereof to the Lenders in its Lender Group.

(ii)Each Borrowing Request shall: (A) specify (1) the amount of the requested Borrowing which amount shall be allocated among the Lender Groups based on the respective Conduit Lending Limits of the Conduit Lenders (or Commitments, if there are no Conduit Lenders in a Lender Group) in each Lender Group, (2) the Aggregate Loan Principal Balance after giving effect to such Borrowing, (3) the desired Borrowing Date, and (4) the account of the Borrower to which the proceeds of such Borrowing are to be remitted, (B) certify that, after giving effect to the proposed Borrowing, no Borrowing Base Deficiency would exist and (C) if any Eligible Timeshare Loans are being added to the Collateral in connection with such Borrowing, be accompanied by a duly completed Schedule I to such Borrowing Request which sets forth the required information regarding such Eligible Timeshare Loans.

(b)       Conduit Lender Acceptance or Rejection. If a Conduit Lender shall receive a Borrowing Request, such Conduit Lender shall instruct the related Managing Agent to accept or reject such request by no later than the close of business on the Business Day of the applicable Borrowing Request. If a Conduit Lender rejects a Borrowing Request, the related Managing Agent shall promptly notify the Borrower and the related Committed Lenders of such rejection. If a Conduit Lender declines to fund any portion of a Borrowing Request, the Borrower may cancel and rescind such Borrowing Request in its entirety upon notice thereof received by the Administrative Agent and each Managing Agent prior to the close of business on the Business Day immediately prior to the proposed Borrowing Date. At no time will a Conduit Lender be obligated to make Loans hereunder regardless of any notice given or not given pursuant to this Section.

(c)       Committed Lender’s Commitment.

(i)If a Conduit Lender rejects a Borrowing Request and the Borrower has not cancelled such Borrowing Request in accordance with clause (b) above, or if there is no Conduit Lender in a Lender Group, any Loan requested by the Borrower in such Borrowing Request (except as set forth in Section 2.02(e) following delivery of a Funding Delay Notice) shall be made by the related Committed Lenders in such Lender Group on a pro rata basis in accordance with their respective Pro Rata Shares of such Loan.

(ii)The obligations of any Committed Lender to make Loans hereunder are several from the obligations of any other Committed Lenders (whether or not in the same Lender Group). The failure of any Committed Lender to make Loans hereunder shall not release the obligations of any other Committed Lender (whether or not in the same Lender Group) to make Loans hereunder, but no Committed Lender shall be responsible for the failure of any other Committed Lender to make any Loan hereunder.

(iii)Notwithstanding anything herein to the contrary, a Committed Lender shall not be obligated to fund any Loan at any time on or after the Amortization Date (except as set forth in Section 2.02(e) following delivery of a Funding Delay Notice) or if, after giving effect to such Loan, the aggregate outstanding Loans funded by such Committed Lender hereunder would exceed an amount equal to (i) such Committed Lender’s Commitment, minus (ii) such Committed Lender’s ratable share of the aggregate outstanding principal balance of the Loans held by the Conduit Lender(s) in such Committed Lender’s Lender Group.

(d)       Disbursement of Funds. On each Borrowing Date, subject to the satisfaction of the conditions precedent specified in this Agreement (except as set forth in Section 2.02(e) following delivery of a Funding Delay Notice), each applicable Lender shall remit its share of the aggregate amount of the Loans requested by the Borrower to the account of its related Managing Agent specified therefor to such Lender by 1:30 p.m. (New York City time) by wire transfer of same day funds. Upon receipt of such funds, each Managing Agent shall remit such funds by wire transfer of same day funds to the account of the Borrower specified in the related Borrowing Request by 3:00 p.m. (New York City time) to the extent it has received such funds from the Lenders in its Lender Group no later than 1:30 p.m. (New York City time).

(e)       Funding Delay Option.

(i)Any Committed Lender shall have the right to deliver to the Borrower a written representation and warranty (a “Delayed Funding Representation”) to the effect that (x) it has incurred and is incurring charges relating to the “liquidity coverage ratio” under Basel III Regulations on such Committed Lender’s Loans or Commitment and (y) it is seeking or has obtained a delayed funding option in transactions similar to the transactions contemplated hereby. After delivery of a Delayed Funding Representation to the Borrower, a Committed Lender shall be a “Designated Delay Funding Lender.”

(ii)A Designated Delay Funding Lender may, after the Borrower delivers a Borrowing Request requesting a proposed Borrowing pursuant to Section 2.02(a)(i), prior to (x) if such Borrowing Request is delivered more than two Business Days prior to the proposed Borrowing Date, 5:00 p.m. (New York City time) on the second Business Day prior to the proposed Borrowing Date, or (y) if such Borrowing Request is delivered on the second Business Day prior to the proposed Borrowing Date, (A) 5:00 p.m. (New York City time) on the same day as the Borrower’s delivery of such Borrowing Request, if such Borrowing Request is delivered by the Administrative Agent to the Managing Agents prior to 2:00 p.m. (New York City time) on such day or (B) otherwise 10:00 a.m. (New York City time) on the Business Day following the Borrower’s delivery of such Borrowing Request, deliver to the Borrower and the Administrative Agent a notice (a “Funding Delay Notice”) designating all or a portion of its Pro Rata Share of the Loan requested in such Borrowing Request as being subject to delayed funding (such amount, the “Designated Delayed Funding Amount”) and, if such Designated Delayed Funding Amount is greater than the Required Non-Delayed Funding Amount with respect to such Designated Delay Funding Lender and the proposed Borrowing Date, specifying the portion thereof, which may not be greater than the amount by which such Designated Delayed Funding Amount exceeds such Required Non- Delayed Funding Amount (the “Delayed Funding Amount”), that it is electing to fund on a date (the date of such funding, the “Delayed Funding Date”) that is on or before the thirty-fifth (35th) day following the proposed Borrowing Date (the “Original Borrowing Date”) (or if such day is not a Business Day, then on the next succeeding Business Day) rather than on the Original Borrowing Date. By delivery of a Funding Delay Notice, a Designated Delay Funding Lender shall be deemed to represent and warrant that the certifications previously provided to the Borrower by such Designated Delay Funding Lender are true as of the date of the delivery of such Funding Delay Notice.

(iii)If a Designated Delay Funding Lender timely delivers a Funding Delay Notice with respect to a Delayed Funding Amount, the Committed Lender shall not be required to fund, on the Original Borrowing Date therefor, such Delayed Funding Amount, but shall be required to advance to the Borrower the Delayed Funding Amount on or before the Delayed Funding Date in accordance with Section 2.02(e)(iv). Such Designated Delay Funding Lender shall provide the Borrower with at least three Business Days’ prior written notice of the Business Day on which it will fund such Delayed Funding Amount. The Borrower may (x) cancel and rescind the Borrowing Request in its entirety upon delivery of such Funding Delay Notice by delivering notice thereof to the Administrative Agent prior to the close of business on the Business Day immediately prior to the Original Borrowing Date or (y) reduce the amount of additional Loans and/or additional Timeshare Loans to be added to the Borrowing Base on the Original Borrowing Date by delivering to the Administrative Agent on or prior to the Original Borrowing Date an updated Borrowing Request, and the actual funding of the Non-Delayed Funding Amount shall take place on the Business Day following the delivery of such updated Borrowing Request.

(iv)Each Designated Delay Funding Lender agrees by delivering a Funding Delay Notice specifying a Delayed Funding Amount that, notwithstanding any statement to the contrary in Section 2.01, if the conditions to any Borrowing described in Sections 3.02(a) through 3.02(d) are satisfied on the Original Borrowing Date in respect of such Delayed Funding Amount and the conditions described in Section 3.03 in respect of such Delayed Funding Amount are satisfied on the related Delayed Funding Date, there shall be no other conditions whatsoever to its obligation to fund such Delayed Funding Amount on the related Delayed Funding Date irrespective of whether the Amortization Date shall have occurred prior to such Delayed Funding Date. If the Borrower is required to add additional Timeshare Loans to the Borrowing Base on the related Delayed Funding Date in order to satisfy such conditions, it shall deliver to the Administrative Agent an updated Borrowing Request at least one Business Day prior to such Delayed Funding

Date. A Designated Delay Funding Lender (or the Conduit Lender in its Lender Group) funding a Delayed Funding Amount on a Delayed Funding Date shall remit such Delayed Funding Amount to the account of its Managing Agent specified therefor to such Lender by 1:30 p.m. (New York City time) by wire transfer of same day funds. Upon receipt of such funds, such Managing Agent shall remit such funds by wire transfer of same day funds to the account of the Borrower specified in the related Borrowing Request by 3:00 p.m. (New York City time) to the extent it has received such funds from such Designated Delay Funding Lender (or the Conduit Lender in its Lender Group) no later than 1:30 p.m. (New York City time).

(v)For the avoidance of doubt, a Delayed Funding Amount when extended shall be a Loan for all purposes of this Agreement. As between the Conduit Lender and the Committed Lender, the Conduit Lender reserves the right in its sole discretion to fund any Loan on any Original Borrowing Date or any Delayed Funding Date.

SECTION 2.03. Reductions and Increases to the Facility Limit.Reductions of the Facility Limit. The Borrower may, from time to time upon at least ten (10) days’ prior written notice to each Managing Agent (with a copy to the Paying Agent), elect to reduce the Facility Limit in whole or in part, provided that after giving effect to any such reduction and any principal payments on such date, the Aggregate Loan Principal Balance shall not exceed the Facility Limit. Any such reduction shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof; and provided further that any such reduction shall effect a ratable reduction of the Commitments of each Committed Lender and of each Lender Group’s Lender Group Limit. Once the Facility Limit is reduced pursuant to this Section 2.03(a) it may not subsequently be reinstated without the consent of each Committed Lender.

(b)       Increases to the Facility Limit. The Borrower may, from time to time upon at least thirty (30) days (or such lesser number of days agreed to by the Managing Agents) prior written notice request an increase to the Facility Limit. Each such notice shall specify (i) the proposed date such increase shall become effective and (ii) the proposed amount of such increase (which amount shall be at least $25,000,000 or an integral multiple of $5,000,000 in excess thereof), and shall otherwise be in form and substance satisfactory to the Managing Agents. Such increase to the Facility Limit shall become effective, if, and only if, (x) the Administrative Agent and the Managing Agent (on behalf of the Committed Lenders in the related Lender Group) of each Lender Group whose Lender Group Limit is being increased has approved such increase, by delivering a written confirmation of such approval to the Administrative Agents, the Managing Agents and the Borrower (with a copy to the Paying Agent) or (y) to the extent that the Committed Lenders in one or more Lender Groups have, in their sole discretion, agreed to increase the Facility Limit in an amount which is less than the Borrower’s requested increase to the Facility Limit, the Borrower shall reduce its requested increase to the Facility Limit to an amount equal to such lower amount. Nothing contained herein shall constitute a commitment on the part of any Committed Lender hereunder to agree to any such increase.

SECTION 2.04. Interest and Unused Fees.

(a)       The Borrower shall pay Interest on the unpaid Principal Amount of each Loan for each Interest Period during the period from the related Borrowing Date until the date that such Loan shall be paid in full. Interest shall accrue on the Loans funded or maintained by each Lender at the applicable Interest Rate on each day during each Interest Period and shall be due and payable on the Aggregate Loan Principal Balance for the preceding Interest Period on each Distribution Date and on the Final Collection Date in accordance with Section 2.06, unless earlier paid pursuant to Section 2.05 or Section 2.14. If applicable, each Managing Agent shall deliver to the Borrower, two (2) Business Days prior to each Determination Date an invoice, setting forth (i) an estimate of the Interest payable to the related Conduit Lenders based on the CP Rate for each day during the Interest Period to which such Determination Date relates and (ii) the amount of any variation between Interest payable to such Conduit Lenders for the preceding Interest Period based on such notices and estimates and accrued but unpaid Interest payable to such Conduit Lenders for such

Interest Period based on its final determination of the CP Rate for each day during such Interest Period. The amount of any shortfall in Interest based on such variation shall be included in the portion of the Interest payable to such Conduit Lenders on the next succeeding Distribution Date, and the amount of any overpayment of interest to such Conduit Lenders based on such variation shall be credited against the portion of the Interest otherwise payable to such Conduit Lenders on the next succeeding Distribution Date.

(b)       The Borrower shall pay to each Managing Agent the Unused Fee in the amounts set forth in the Fee Letter on the dates set forth therein.

(c)       All payments of Interest for each Interest Period shall be made out of Available Collections in accordance with Section 2.06(b).

SECTION 2.05. Principal Payments~~.(a)~~ - Generally. The Aggregate Loan Principal Balance shall be payable in installments equal to the Monthly Principal Payment Amount on each Distribution Date, to the extent of available funds therefor, in accordance with Section 2.06. Notwithstanding the foregoing, the Aggregate Loan Principal Balance shall be due and payable on the Maturity Date.

(a)       Optional Prepayments. The Borrower may, at its option, prepay on any Business Day all or any portion of any Loan upon prior written notice delivered to each Managing Agent (with a copy to the Paying Agent) not later than 12:00 p.m. (New York City time) three (3) Business Days prior to the date of such payment. Each such notice shall be in the form attached as Exhibit H and shall specify (i) the aggregate amount of the prepayment to be made on the Loans and (ii) the Business Day on which the Borrower will make such prepayment. Each such prepayment shall be in a minimum principal amount equal to $1,000,000 and in integral multiples of $100,000 in excess thereof and shall be made ratably among the Lenders based on the aggregate Principal Amount of the Loans held by each. Each such prepayment of the Loans to the Lenders in such Managing Agent’s Lender Group must be accompanied by a payment of all accrued and unpaid Interest on the amount prepaid, all Liquidation Fees with respect to such prepayment and all Hedge Breakage Costs and any other amounts payable by the Borrower under or with respect to any Hedging Agreement arising from any related release of Pledged Timeshare Loans pursuant to Section 2.15 in connection with such prepayment. Any notice of a prepayment shall be irrevocable. Any such prepayment shall be made out of Collections by transfer by the Paying Agent of funds from the Collection Account to the Lenders at the written direction of the Borrower or out of other funds of the Borrower.

(b)       Mandatory  Prepayments. If a Borrowing Base Deficiency exists on any Distribution Date, the Borrower shall no later than the close of business on the third Business Day following such Distribution Date, prepay the Aggregate Loan Principal Balance in part or in whole, such that after giving effect to such prepayment the Aggregate Loan Principal Balance does not exceed the Borrowing Base.

SECTION 2.06.  Application of Collections.

(a)       Subject to Section 2.16, funds on deposit in the Collection Account from time to time may be invested in Permitted Investments at the direction of the Borrower. Each such Permitted Investment shall mature not later than the Business Day preceding the next Distribution Date and shall be held to maturity. Each investment instruction by the Borrower, which may be a standing instruction, shall designate specific types of Permitted Investments (and the terms thereof) and shall certify that such investments constitute Permitted Investments that will mature at the time specified in the preceding sentence. Absent the written instruction of the Borrower, the funds on deposit in the Collection Account shall remain uninvested. None of the Administrative Agent, the Paying Agent or Securities Intermediary shall be liable for any loss incurred in connection with an investment in the Collection Account, except for losses due to such Person’s failure to make payments on such Permitted Investments issued by such Person in its commercial capacity as principal obligor (and not as Administrative Agent, Paying Agent or Securities Intermediary).

(b)       On each Distribution Date, the Paying Agent shall, based solely on the information set forth in the related Monthly Report, apply all Available Funds for such Distribution Date in the following order and priority:

(i)       first, to the Servicer, the Servicing Fee for the immediately preceding Collection Period, together with any accrued and unpaid Servicing Fees and reimbursement of any amounts owing under Section 2.3(c) of the Servicing Agreement and, if the Servicer is a Successor Servicer, to the extent not previously paid by the predecessor Servicer, reasonable Transition Expenses (up to a maximum of $100,000 in the aggregate over the term of this Agreement) incurred in becoming the Successor Servicer;

(ii)       second, pro rata, (i) to the Backup Servicer, any accrued and unpaid Backup Servicing Fees, out-of-pocket expenses and indemnification amounts then due and payable by the Borrower to the Backup Servicer, provided that such out-of-pocket expenses and indemnification amounts shall not exceed $10,000 in the aggregate in any calendar year, (ii) to the Custodian, any accrued and unpaid Custodial Fees, out-of-pocket expenses and indemnification amounts then due and payable by the Borrower to the Custodian; provided that such out-of-pocket expenses and indemnification amounts shall not exceed $10,000 in the aggregate in any calendar year, and (iii) to the Paying Agent, any accrued and unpaid Paying Agent Fees, out-of-pocket expenses and indemnification amounts then due and payable by the Borrower to the Paying Agent pursuant to this Agreement; provided that such out-of-pocket expenses and indemnification amounts shall not exceed $20,000 in the aggregate in any calendar year;

(iii)       third, pro rata (A) to the Lenders in accordance with Section 2.06(c), the Interest and Unused Fees due to the Lenders for the related Interest Period and any accrued Interest and Unused Fees with respect to any prior Interest Period to the extent not paid on a prior Distribution Date and (B) (1) to the Hedge Counterparties, pro rata, net payments, if any, (excluding Hedge Breakage Costs) then due and payable to them by the Borrower under the Hedging Agreements and (2) to the Hedge Reserve Account, the amount necessary, if any, to cause the Hedge Reserve Amounts to equal the Hedge Reserve Account Required Balance for such Distribution Date;

(iv)       fourth, pro rata (A) to the Lenders in accordance with Section 2.06(c), the Monthly Principal Payment Amount on such Distribution Date and (B) to the Hedge Counterparties, pro rata, Hedge Breakage Costs, if any, then due and payable to them by the Borrower under the Hedging Agreements;

(v)       fifth, to the Lenders in accordance with Section 2.06(c), any other fees, costs, expenses or indemnities then due or payable by the Borrower under this Agreement or any other Facility Document;

(vi)        sixth, to the extent not previously paid pursuant to clause (ii) above, pro rata, to the Backup Servicer, the Custodian and the Paying Agent any fees, costs, expenses or indemnities due from the Borrower to such Person under this Agreement or any other Facility Document;

(vii)       seventh, pro rata to each Lender in accordance with Section 2.06(c), the amount of any voluntary reduction of the Aggregate Loan Principal Balance that the Borrower has elected to effect on such Distribution Date; and

(viii)       eighth, any remaining amounts to or at the direction of the Borrower.

(c)       The Paying Agent shall remit each installment of Interest, Unused Fees or principal in respect of the Loans pursuant to Section 2.06(b) to the Lenders (or the related Managing Agent) by wire transfer in immediately available funds to the account designated by such Lender or its related Managing Agent in writing to the Paying Agent. Each Managing Agent shall allocate all payments received by the Paying Agent under this Section 2.06(c) to the Lenders in the related Lender Group. Amounts in respect of (i) Interest and Unused Fees shall be allocated and paid to the Lenders based on the amounts accrued at their applicable rates on their respective Invested Percentages, (ii) the principal of the Loans shall be allocated and paid by the Paying Agent to the Lenders based on their respective Invested Percentages and (iii) fees, costs, expenses or indemnities shall be allocated and paid by the Paying Agent to the Lenders to whom such amounts are due and payable.

SECTION 2.07. Extension of Commitment Termination Date. The Borrower may, no more frequently than once every six months by delivering written notice to the Managing Agents (with a copy to the Administrative Agent and the Conduit Lenders), request the Lenders to extend the Commitment Termination Date for an additional number of days past the then applicable Commitment Termination Date, with such extension to become effective with respect to any Lender Group, as of the date one or more Committed Lenders having Commitments equal to 100% of such Lender Group’s Lender Group Limit shall in their sole discretion consent to such extension (the Lenders in such a Lender Group, “Extending Lenders”). Any such request shall be subject to the following conditions: (i) none of the Lenders will have any obligation to extend any Commitment and (ii) any such extension of the Commitment Termination Date will be effective only upon the written agreement of at least one Committed Lender and the Borrower. The Managing Agent for each applicable Committed Lender will respond to any such request within thirty (30) days (with a copy to the Paying Agent), provided, that any Managing Agent’s failure to respond within such period shall be deemed to be a rejection of the requested extension.

SECTION 2.08. Payments and Computations, Etc. All amounts to be paid to the Administrative Agent, the Managing Agents or the Lenders by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account or such account as the Administrative Agent or the relevant Managing Agents may designate prior to such payment from time to time in writing. The Borrower shall, to the extent permitted by law, pay to the Affected Party interest on any amounts not paid by the Borrower when due hereunder at 2.00% per annum above the Prime Rate from time to time in effect, payable on demand. All computations of Interest, Unused Fees and Servicing Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed; provided, that all computations of Interest calculated at the Prime Rate shall be made on the basis of a year of 365 days for the actual number of days (including the first but excluding the last day) elapsed. In no event shall any provision of this Agreement require the payment or permit the collection of Interest in excess of the maximum permitted by applicable law. In the event that any payment hereunder (whether constituting a repayment of Loans or a payment of Interest or any other amount) is rescinded or must otherwise be returned for any reason, the amount of such payment shall be restored and such payment shall be considered not to have been made.

SECTION 2.09.  Interest Protection.

(a)       If due to either: (i) the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the interpretation by any Governmental Authority of any law or regulation after the Amendment No. 4 Effective Date, or (ii) the compliance by any Affected Party with any directive or request from any central bank or other Governmental Authority (whether or not having the force of law) imposed after the Amendment No. 4 Effective Date, (1) there shall be an increase in the cost (other than Taxes) to such Affected Party of funding or maintaining any Loan which accrues Interest at the Adjusted LIBO Rate hereunder or of extending a commitment in respect thereof, (2) such Affected Party shall be required to make a payment calculated by reference to any Loan which accrues Interest at the Adjusted LIBO Rate funded by it or Interest received by it or (3) any Affected Party shall be subjected to any Taxes (other than Indemnified Taxes or Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then the Borrower shall, from time to time, within thirty (30) days after demand by the related Managing Agent, pay such Managing Agent for the account of such Affected Party (as a third party beneficiary, in the case of any Affected Party other than one of the Lenders), that portion of such increased costs incurred, amounts not received or required payment made or to be made, which, subject to the requirements of Section 2.09, such Managing Agent reasonably determines is attributable to funding and maintaining, or extending a commitment to fund, any Loan which accrues Interest at the Adjusted LIBO Rate hereunder or pursuant to any Liquidity Agreement or similar liquidity facility.

(b)       Each Managing Agent will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Amendment No. 4 Effective Date, which will entitle any Affected Party in its Lender Group to compensation pursuant to Section 2.09(a). Each Affected Party will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Affected Party, be otherwise disadvantageous to it or inconsistent with its internal policies and procedures. In determining the amount of such compensation, such Lender may use any reasonable averaging and attribution methods. The applicable Affected Party (or such party’s related Managing Agent) shall submit to the Borrower a certificate in reasonable detail describing such increased costs incurred, amounts not received or receivable or required payment made or to be made, which certificate shall be conclusive in the absence of manifest error.

(c)       Failure or delay on the part of any Managing Agent to demand compensation pursuant to Section 2.09(a) shall not constitute a waiver of such Managing Agent’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or related Liquidity Provider pursuant to this Section for any increased capital unless such Managing Agent gives notice to the Borrower and the Administrative Agent to compensate such Lender or Liquidity Provider pursuant to this Section within 120 days after the date such Managing Agent knows an event has occurred pursuant to which such Lender or Liquidity Provider will seek such compensation.

SECTION 2.10.  Increased Capital.

(a)       If either (i) the introduction of or any change in or in the interpretation by any Official Body of any law, rule or regulation (including any law, rule or regulation regarding capital adequacy or liquidity coverage) or (ii) compliance by any Affected Party with (x) any directive or request from any central bank or other Official Body (whether or not having the force of law) imposed after the Amendment No. 4 Effective Date or (y) the requirements of, whether such compliance is commenced prior to or after the Amendment No. 4 Effective Date, any of (a) the FAS 166/167 Capital Guidelines, (b) Basel II or Basel III Regulations or (c) the Dodd-Frank Act, or any existing or future rules, regulations, guidance, interpretations or directives from the U.S. bank regulatory agencies relating to the FAS 166/167 Capital Guidelines, Basel II, Basel III Regulations or the Dodd-Frank Act (whether or not having the force of law) affects or would affect the amount of capital or assets required or expected to be maintained by such Affected Party or such Affected Party reasonably determines that the amount of such capital is increased by or based upon the existence of any Lender’s agreement to make or maintain Loans hereunder and other similar agreements or facilities and such event would have the effect of reducing the rate of return on the assets or capital of such Affected Party by an amount deemed by such Affected Party to be material, then, within thirty (30) days after demand by such Affected Party or the related Managing Agent, the Borrower shall pay to such Affected Party (as a third party beneficiary, in the case of any Affected Party other than one of the Lenders) or the related Managing Agent for the account of such Affected Party from time to time, as specified by such Affected Party or such Managing Agent, additional amounts sufficient to compensate such Affected Party in light of such circumstances, to the extent that such Affected Party or such Managing Agent on behalf of such Affected Party reasonably determines such increase in capital to be attributable to the existence of the applicable Lender’s agreements hereunder.

(b)       Each Managing Agent will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Amendment No. 4 Effective Date, which will entitle any Lender or Affected Party in its Lender Group to compensation pursuant to Section 2.10(a). Each Lender or Affected Party will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender or Affected Party, be otherwise disadvantageous to it or inconsistent with its internal policies. In determining the amount of such compensation, such Lender or Affected Party may use any reasonable averaging and attribution methods. The applicable Lender or Affected Party (or such party’s related Managing Agent) shall submit to the Borrower a certificate describing such compensation, which certificate shall be conclusive in the absence of manifest error.

(c)       Failure or delay on the part of any Managing Agent to demand compensation pursuant to Section 2.10(a) shall not constitute a waiver of such Managing Agent’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or Affected Party in its Lender Group pursuant to this Section for any increased capital unless such Managing Agent gives notice to the Borrower and the Administrative Agent to compensate such Lender or Affected Party in its Lender Group pursuant to this Section within 120 days after the date such Managing Agent knows an event has occurred pursuant to which such Lender or Affected Party in its Lender Group will seek such compensation.

(d)       If any Lender or Affected Party has, or anticipates having, any claim for compensation under Section 2.10(a) against the Borrower, and such Affected Party or Lender believes that having the transactions contemplated by this Agreement publicly rated by a Rating Agency or qualifying under the supervisory formula approach under Basel II would reduce the amount of such compensation by an amount deemed by such Affected Party or Lender to be material, such Affected Party or Lender shall provide a request for Required Data or a Rating Request to the Borrower and the Servicer. Any Affected Party or Lender may also provide a request for Required Data or a Rating Request to the Borrower and the Servicer at any other time prior to the Commitment Termination Date. The Borrower shall cooperate with such Affected Party or Lender’s efforts to obtain Required Data and/or a credit rating from the Rating Agency specified in the Rating Request at the level that reasonably reflects the economics and credit of the Loans at the time of such request, and shall provide directly or through distribution to such Affected Party or Lender any information such Rating Agency may require for purposes of providing and monitoring the credit rating. The Affected Party or Lender making the Rating Request shall bear the costs and expenses of providing the Required Data and pay the initial and any subsequent and ongoing fees payable to the Rating Agency in connection with a Rating Request pursuant to this Section 2.10(d).

SECTION 2.11. Funding Losses. In the event that any Liquidity Provider or any Lender shall incur (i) any Liquidation Fees as a result of any reduction of the Principal Amount of any Loan at any time other than in accordance with this Agreement or (ii) any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Liquidity Provider or Lender in order to fund or maintain any Loan or interest therein) as a result of the failure of the Borrower to accept the proceeds of any Loan in accordance with a request therefor under Section 2.02, then, upon demand from the related Managing Agent to the Borrower, the Borrower shall pay to such Managing Agent for the account of such Liquidity Provider or Lender, the amount of such loss, expense or Liquidation Fees. Such written notice shall, in the absence of manifest error, be conclusive and binding upon Borrower.

SECTION 2.12. Taxes.

(a)       Except to the extent required by applicable law, any and all payments and deposits required to be made hereunder or under any instrument delivered hereunder by the Borrower (or the Servicer on its behalf) or the Paying Agent shall be made free and clear of and without deduction for Taxes. If the Paying Agent, the Borrower or the Servicer shall be required by law to make any deduction for Indemnified Taxes, (i) the Borrower shall make an additional payment to such Affected Party, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12), such Affected Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Paying Agent or the Borrower (or the Servicer, on its behalf) shall make such deductions and (iii) the Paying Agent or the Borrower (or the Servicer, on its behalf) shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law. If the Paying Agent, the Borrower or the Servicer is required by law to deduct any Excluded Taxes, then (A) the Paying Agent, the Borrower or the Servicer, as applicable, shall make such deductions, (B) the Paying Agent, the Borrower or the Servicer, as applicable, shall pay the amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (C) the amounts so deducted and paid to the relevant taxing authority shall be treated under this Agreement as made to the Affected Party.

(b)       In addition, the Borrower agrees to pay any present or future stamp or other documentary Taxes or any other similar excise or property taxes or levies which arise from any payment made hereunder or under any instrument delivered hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any instrument delivered hereunder, other than Connection Taxes resulting from an assignment.

(c)       Each Affected Party:

(i)that is a “United States person” within the meaning of Section 7701(a)(30) of the Code agrees to complete and to deliver to the Borrower and the Paying Agent on or before the Closing Date (or, if later, on or prior to the date it becomes a party to this Agreement) a duly completed and executed copy of IRS Form W-9 or successor form establishing that the Affected Party is a United States person that is not subject to U.S. backup withholding Tax;

(ii)that is not organized under the laws of the United States or any State thereof shall timely deliver to the Borrower and the Paying Agent such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Paying Agent, the Borrower or the Servicer, as the case may be, to determine (A) whether or not payments made hereunder are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Affected Party’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Affected Party by the Borrower or the Paying Agent pursuant to this Agreement or otherwise to establish such Affected Party’s status for withholding tax purposes in the applicable jurisdiction. Without limiting the generality of the foregoing, each Affected Party which is not organized under the laws of the United States or any State thereof shall, on or prior to the date that such Affected Party becomes a party to or obtains rights under this Agreement, deliver to the Borrower and the Paying Agent as applicable: (1) two duly completed and executed copies of the IRS Form W-8BEN or W-8ECI (or any successor form) as applicable; (2) in the case of an Affected Party claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, two duly completed and executed copies of Form W-8BEN along with a certificate to the effect that such Affected Party is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and conducting a trade or business in the United States with which the relevant interest payments are effectively connected; (3) in the case of an Affected Party that is not a beneficial owner of payments made under any Facility Document, two duly completed and executed copies of the IRS Form W-8IMY on behalf of itself and the relevant forms prescribed in this clause (ii) on behalf of each beneficial owner, provided, however, that if the Affected Party is a partnership and one or more partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Affected Party may provide the certificate described in (2) above; and (4) to the extent it may lawfully do so, such other forms or certificates as may be required under the laws of any applicable jurisdiction (on or before the date that any such form expires or becomes obsolete), in order to permit the Borrower and the Paying Agent to make payments to, and deposit funds to or for the account of, such Affected Party hereunder and under the other Facility Documents without any deduction or withholding for or on account of any Tax or to determine the correct amount of Tax to deduct and withhold from payments to the Affected Party. Each such Affected Party, to the extent it may lawfully do so, shall submit to the Borrower and the Paying Agent (with copies to the Administrative Agent) two updated, completed, and duly executed versions of: (x) all forms referred to in the previous sentence upon the expiry of, or the occurrence of any event requiring a change in, the most recent form previously delivered by it to the Borrower and the Paying Agent or the substitution of such form; and (y) such extensions or renewals thereof as may reasonably be requested by the Borrower or the Paying Agent; and

(iii)shall deliver to the Borrower and the Paying Agent such other tax forms or other documents as shall be prescribed by applicable law, to the extent applicable, (x) to demonstrate that payments to such Affected Party under this Agreement and the Loans are exempt from any United States withholding tax imposed pursuant to FATCA or (y) to allow the Borrower and the Paying Agent to determine the amount to deduct or withhold under FATCA from a payment hereunder, and further agrees to complete and to deliver to the Borrower and the Paying Agent from time to time, so long as it is eligible to do so, any successor or additional form required by the IRS or reasonably requested by the Borrower or the Paying Agent in order to secure an exemption from, or reduction in the rate of, United States withholding tax imposed pursuant to FATCA. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d)       If the Borrower is required to pay additional amounts to or for the benefit of any Affected Party pursuant to this Section as a result of a change of law or treaty occurring after such Affected Party first became a party to this Agreement, such Affected Party will, at the Borrower’s request, change the jurisdiction of its applicable lending office if, in the sole judgment of such Affected Party, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Affected Party.

(e)       If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Paying Agent, the Borrower or the Servicer did not properly withhold Tax from amounts paid to or for the account of any Affected Person due to a failure on the part of the Affected Person (because the appropriate form was not delivered, was not properly executed, or because such Affected Person failed to notify the Paying Agent, the Borrower or the Servicer of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Affected Person shall indemnify and hold the Paying Agent, the Borrower and the Servicer harmless for all amounts paid, directly or indirectly, by the Paying Agent, the Borrower or the Servicer, as Tax or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to the Paying Agent, the Borrower or the Servicer under this Section 2.12, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Affected Persons under this subsection shall survive the payment of all obligations under this Agreement.

(f)       If any Affected Party reasonably determines that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or the Servicer or with respect to which the Borrower or the Servicer has paid additional amounts pursuant to this Section 2.12 it shall promptly pay over such refund to the Borrower or the Servicer, as applicable, (but only to the extent of payments made, or additional amounts paid, by the Borrower under this Section 2.12 with respect to Taxes giving rise to such a refund), net of all reasonable out-of-pocket expenses of such Affected Party and without interest (other than any interest paid by the relevant governmental authority with respect to such a refund).

(g)       The Borrower shall indemnify each Affected Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Party or required to be withheld or deducted from a payment to such Affected Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by an Affected Party shall be conclusive absent manifest error.

SECTION 2.13. Security Interest.

(a)       As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Facility Document, including the payment when due of all Borrower Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the Borrower’s right, title and interest in, to and under the following, whether now owned or hereafter acquired, now existing or hereafter created, and wherever located (collectively, the “Collateral”):

(i)       the Pledged Timeshare Loans, together with all Collections and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Timeshare Loans) to become due or received by any Person in payment of any of the Pledged Timeshare Loans on or after the respective Cutoff Dates for the Pledged Timeshare Loans;

(ii)       the Related Security with respect to the Pledged Timeshare Loans;

(iii)       the Account Collateral;

(iv)       all Hedge Collateral;

(v)       the Sale and Contribution Agreement, the Servicing Agreement, the Custody Agreement and any other Facility Document to which the Borrower is a party and all remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by the Borrower against Seller under or in connection with the Sale and Contribution Agreement;

(vi)       all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of the foregoing;

(vii)       all accounts, general intangibles, payment intangibles, instruments, investment property, documents, chattel paper, goods, moneys, letters of credit, letter of credit rights, certificates of deposit, deposit accounts and all other property and interests in property of the Borrower, whether tangible or intangible; and

(viii)        all income and proceeds of the foregoing

(b)       The Borrower hereby authorizes the filing of financing statements, and continuation statements and amendments thereto and assignments thereof, describing the collateral covered thereby as “all of debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Section 2.13. The Borrower authorizes the Administrative Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pledged Timeshare Loans and the other Collateral without the signature of the Borrower. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. This Agreement shall constitute a security agreement under applicable law.

(c)       The Borrower represents and warrants that each remittance of Collections by it to the Administrative Agent, the Managing Agents or the Lenders hereunder will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs.

SECTION 2.14.  Refinancings.

(a)       On any Business Day, the Borrower shall have the right to prepay all or a portion of the Aggregate Loan Principal Balance and request the Administrative Agent to release its security interest and Lien on some or all of the Pledged Timeshare Loans in connection with a Refinancing, subject to the following terms and conditions:

(i)       The Borrower shall have given the Administrative Agent, the Paying Agent, the Custodian and the Servicer at least ten (10) Business Days’ prior written notice of its intent to effect a Refinancing and, at least three (3) Business Days prior to the closing of the Refinancing, shall provide the Administrative Agent, the Custodian and the Servicer with the related Refinancing Release together with a funds flow memorandum indicating sources and uses to the reasonable satisfaction of the Administrative Agent with respect to such Refinancing;

(ii)       Unless such Refinancing is to be effected on a Distribution Date (in which case the relevant calculations with respect to such Refinancing shall be reflected on the applicable Monthly Report), the Servicer shall deliver to the Administrative Agent a Refinancing Date Certificate and an updated Monthly Loan Tape together with evidence reasonably satisfactory to the Administrative Agent that the conditions precedent set forth in clauses (iii)(D) and (E) below will be satisfied.

(iii)       On the related Refinancing Date, the following shall be true and correct and the Borrower shall be deemed to have certified that, after giving effect to the Refinancing, the related prepayment of the Aggregate Loan Principal Balance pursuant to Section 2.05(b) and the release to the Borrower of the related Pledged Timeshare Loans on the related Refinancing Date:

(A)       no adverse selection procedure shall have been used by the Borrower with respect to the Pledged Timeshare Loans that will remain subject to this Agreement after giving effect to the Refinancing (except as is necessary to comply with normal and customary eligibility criteria for asset-backed securities transactions involving timeshare loans);

(B)       the representations and warranties contained in Section 4.01 are true and correct in all material respects, except to the extent relating to an earlier date;

(C)       no Default or Event of Default has occurred and is continuing; and

(D)       no Borrowing Base Deficiency exists.

(iv)       On the related Refinancing Date, the Paying Agent shall have received, for the benefit of the Secured Parties, in immediately available funds, (A) the portion of the Aggregate Loan Principal Balance to be prepaid pursuant to Section 2.05(b), (B) an amount equal to all accrued and unpaid Interest to the extent reasonably determined by the Administrative Agent to be attributable to that portion of the Aggregate Loan Principal Balance to be paid in connection with the Refinancing and (C) all Liquidation Fees with respect to such prepayment and all Hedge Breakage Costs and any other amounts payable by the Borrower under or with respect to any Hedging Agreement arising from the release of Pledged Timeshare Loans pursuant to Section 2.15 in connection with such Refinancing payable to any Indemnified Party under this Agreement through the date of such prepayment. The amount paid pursuant to (1) clause (A) shall be applied on such Refinancing Date to the payment of principal on the Aggregate Loan Principal Balance, (2) clause (B) shall be deposited in the Collection Account to be included in Available Funds for the next Distribution Date (or for such Distribution Date, if the Refinancing Date is also a Distribution Date) pursuant to Section 2.06 and (3) clause (C) shall be paid to the Persons to whom such amounts are owed on such Refinancing Date, in each case in accordance with the written directions from the Borrower to the Paying Agent.

(b)       The Borrower hereby agrees to pay the reasonable legal fees and expenses of the Administrative Agent, the Managing Agents, the Custodian, the Backup Servicer, the Paying Agent and the Lenders in connection with any Refinancing (including expenses incurred in connection with the release of the Lien of the Administrative Agent, the Lenders and any other party having such an interest in the Timeshare Loans in connection with such Refinancing).

SECTION 2.15. Release of Lien. In connection with any repurchase or substitution of Timeshare Loans by the Seller from the Borrower (a) pursuant to the Sale and Contribution Agreement or (b) effected pursuant to, and in compliance with, Section 2.14, and promptly following the Final Collection Date, the Administrative Agent agrees, at the Borrower’s expense, and without recourse, representation or warranty, and, in the case of a Refinancing, subject to the conditions specified in Section 2.14, to execute, deliver, file and record any release, document or other instrument and take such action that may be necessary or that the Borrower may reasonably request, to evidence the release by the Administrative Agent of its security interest in the applicable Pledged Timeshare Loans and related Collateral.

SECTION 2.16.  The Collection Account and Hedge Reserve Account..

(a)       On or prior to the Closing Date, the Borrower shall establish and shall thereafter maintain a segregated account in the name of the Borrower for the purpose of receiving Collections (the “Collection Account”). The taxpayer identification number associated with the Collection Account shall be that of the Borrower and the Borrower will report for Federal, state and local income taxes, the income, if any, represented by the Collection Account.

(b)       The Collection Account shall be established and at all times maintained with the Paying Agent which shall act as a “securities intermediary” (as defined in Section 8-102 of the UCC) and a “bank” (as defined in Section 9-102 of the UCC) hereunder (in such capacities, the “Securities Intermediary”) with respect to the Collection Account. Wells Fargo, as initial Paying Agent, hereby confirms that the account number of the Collection Account is 46424100. In the event that the Paying Agent ceases to be a Qualified Institution, the Borrower shall, within thirty (30) days thereof, appoint a Qualified Institution to be the successor Paying Agent and establish a new Collection Account at such Qualified Institution.

(c)       The Collection Account shall be a “securities account” as defined in Section 8-501 of the UCC and shall be maintained by the Securities Intermediary as a securities intermediary in the name of the Borrower, subject to the lien of the Administrative Agent, for the benefit of the Secured Parties. The Securities Intermediary shall treat the Administrative Agent as the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of all “financial assets” (within the meaning of Section 8- 102(a)(9) of the UCC) credited to the Collection Account;

(d)       The Securities Intermediary hereby confirms and agrees that:

(i)       the Securities Intermediary shall not change the name or account number of the Collection Account without the prior written consent of the Administrative Agent;

(ii)       all securities or other property underlying any financial assets (as hereinafter defined) credited to the Collection Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or indorsed in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to the Collection Account be registered in the name of the Borrower or any other Person, payable to the order of the Borrower or specially indorsed to the Borrower or any other Person, except to the extent the foregoing have been specially indorsed to the Administrative Agent, for the benefit of the Secured Parties, or in blank;

(iii)       all property transferred or delivered to the Securities Intermediary pursuant to this Agreement will be promptly credited to the Collection Account;

(iv)       the Collection Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat each of the Borrower and the Servicer as entitled to exercise the rights that comprise any financial asset credited to such account;

(v)       the Securities Intermediary shall promptly deliver copies of all statements, confirmations and other correspondence concerning the Collection Account and/or any financial assets credited thereto simultaneously to each of the Servicer (on behalf of the Borrower) and the Administrative Agent at the address for each set forth on Schedule III to this Agreement; and

(vi)       notwithstanding the intent of the parties hereto, to the extent that Collection Account shall be determined to constitute a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, the Collection Account shall be subject to the exclusive control of the Administrative Agent, for the benefit of the Secured Parties, and the Securities Intermediary will comply with instructions originated by the Administrative Agent directing disposition of the funds in the Collection Account without further consent by the Borrower or the Servicer.

(e)       The Securities Intermediary hereby agrees that each item of property (including any investment property, financial asset, security, instrument or cash) credited to the Collection Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

(f)       Except as otherwise set forth in Section 2.16(g) and (h), the Securities Intermediary will comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) (“Entitlement Orders”) originated by the Borrower or by the Servicer. The Borrower shall not directly make any withdrawals from the Collection Account.

(g)       If at any time the Securities Intermediary shall receive any Entitlement Order from the Administrative Agent (i.e., an order directing a transfer or redemption of any financial asset in the Collection Account), or any “instruction” (within the meaning of Section 9-104 of the UCC), originated by the Administrative Agent, the Securities Intermediary shall comply with such Entitlement Order or instruction without further consent by the Borrower, the Servicer or any other Person. Notwithstanding the foregoing, the parties hereto agree that the Securities Intermediary will comply with the following with respect to any Entitlement Order or instruction: (i) until its receipt of a Notice of Exclusive Control (as defined below) with respect to the financial assets in the Collection Account, any cash received into the Collection Account may be invested in Permitted Investments selected by the Borrower or by the Servicer; and (ii) from and after its receipt of a Notice of Exclusive Control (as defined below), with respect to the financial assets in the Collection Account and without further consent of the Borrower, the Servicer or any other Person, any cash received into the Collection Account, may be invested in Permitted Investments selected by the Administrative Agent, for the benefit of the Secured Parties.

(h)       Upon receipt by the Securities Intermediary of a written notice substantially in the form of Exhibit M hereto (a “Notice of Exclusive Control”), the Securities Intermediary will take all Entitlement Orders, instructions or other directions it receives from the Administrative Agent, on behalf of the Secured Parties, with respect to the Collection Account and the disposition of funds in the Collection Account, without further consent by the Borrower, the Servicer or any other Person, and shall cease complying with Entitlement Orders, instructions or other directions concerning the Collection Account originated by the Borrower, the Servicer or any other Person. Notwithstanding the foregoing, promptly following receipt by the Administrative Agent of a written notice from the Servicer identifying amounts on deposit in the Collection Account as constituting Miscellaneous Payments, the Administrative Agent will issue an Entitlement Order to the Securities Intermediary to release such Miscellaneous Payments to the Servicer.

(i)       In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Collection Account or any financial assets, funds, cash or other property credited thereto or any security entitlement with respect thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Administrative Agent, for the benefit of the Secured Parties. Notwithstanding the preceding sentence, the financial assets, funds, cash or other property credited to the Collection Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Administrative Agent, for the benefit of the Secured Parties (except that the Securities Intermediary may set-off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Collection Account, and (ii) the face amount of any checks that have been credited to the Collection Account but are subsequently returned unpaid because of uncollected or insufficient funds).

(j)       Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC) and the “security intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC).

(k)       Whenever the Borrower initially elects to exercise the Hedge Reserve Option in accordance with Section 5.03(c), the Borrower shall cause to be established and shall cause to be maintained an account in the name of the Administrative Agent (the "Hedge Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit and security of the Secured Parties. The Hedge Reserve Account shall be a segregated bank account initially established with the Administrative Agent. The Administrative Agent for the benefit of the Secured Parties shall possess all right, title and interest in all funds on deposit from time to time in the Hedge Reserve Account and in all proceeds thereof. The Hedge Reserve Account shall be under the sole dominion and control of the Administrative Agent for the benefit of the Secured Parties. Subject to this Section 2.16, amounts on deposit in the Hedge Reserve Account may be invested in Permitted Investments selected by the Borrower or by the Servicer. Funding, withdrawals and payments from the Hedge Reserve Account shall be made in the following manner:

(i)       Funding. On each Determination Date or Borrowing Date occurring in a Hedging Period, if the Borrower has exercised and not revoked the Hedge Reserve Option, the Borrower shall deposit or shall cause to be deposited into the Hedge Reserve Account the amount necessary to cause the amount on deposit in the Hedge Reserve Account to be equal to the Hedge Reserve Account Required Balance (after giving effect to a Borrowing (if any) on such Determination Date or Borrowing Date, existing Hedging Agreements and Hedging Agreements entered into in respect of such Determination Date or Borrowing Date) and thereafter, on each Distribution Date, if the amount on deposit in the Hedge Reserve Account (after giving effect to any deposit of the applicable portion of the proceeds on such Determination Date) is less than the Hedge Reserve Account Required Balance, a deposit shall be made to the Hedge Reserve Account, to the extent of Available Funds as provided in Section 2.06 hereof.

(ii)       Hedging Agreement Trigger Event. If the Borrower is required to purchase Hedging Agreements in accordance with Section 5.03 at any time after the Borrower has deposited amounts in the Hedge Reserve Account, the Administrative Agent shall, as directed by the Borrower or the Servicer, to the extent of funds available in the Hedge Reserve Account, either (i) pay the applicable Hedging Agreement premium to the related Hedge Counterparty, or (ii) in the event the Borrower provides the Administrative Agent with evidence that it has already paid such premium, reimburse the Borrower. To the extent there are funds remaining in the Hedge Reserve Account following the payment of such Hedging Agreement premium, the Administrative Agent shall withdraw such funds from the Hedge Reserve Account and deposit such funds into the Collection Account as Available Funds for the immediately following Distribution Date. To the extent that the Issuer fails to purchase or cause to be purchased Hedging Agreements in the timeframe required by the Hedging Requirements, the Administrative Agent is authorized to obtain such Hedging Agreement on behalf of the Borrower and to withdraw from the Hedge Reserve Account, to the extent of funds available therein, the applicable Hedging Agreement premium and to pay such amount to the related Hedge Counterparty.

(iii)       Payment in Full. To the extent that on the Distribution Date on which the Aggregate Loan Principal Balance will be reduced to zero, there are amounts on deposit in the Hedge Reserve Account, the Administrative Agent shall withdraw all amounts on deposit in the Hedge Reserve Account and shall deposit such amounts into the Collection Account as Available Funds.

(iv)       Amounts in Excess of Hedge Reserve Account Required Balance. If, on any Distribution Date, amounts on deposit in the Hedge Reserve Account are greater than the Hedge Reserve Account Required Balance (after giving effect to all other distributions and disbursements on such Distribution Date), the Administrative Agent shall, based on the Monthly Report, withdraw funds in excess of the Hedge Reserve Account Required Balance from the Hedge Reserve Account and deposit such funds into the Collection Account as Available Funds on such Distribution Date for application in accordance with Section 2.06 hereof. If on any Determination Date, Borrowing Date or Distribution Date, the Borrower has revoked its election, in whole or in part, to fund the Hedge Reserve Account, provided that the Borrower has otherwise complied with the Hedging Requirements, amounts on deposit in the Hedge Reserve Account shall be deposited in the Collection Account as Available Funds.

SECTION 2.17.  The Paying Agent.

(a)       The Borrower hereby appoints Wells Fargo as the initial Paying Agent. All payments of amounts due and payable in respect of the Borrower Obligations that are to be made from amounts withdrawn from the Collection Account pursuant to Section 2.06 shall be made on behalf of the Borrower by the Paying Agent. On the Final Collection Date, all funds then held by any Paying Agent other than the Administrative Agent under this Agreement shall, upon demand of the Borrower, be paid to the Administrative Agent to be held and applied according to Section 2.06, and thereupon such Paying Agent shall be released from all further liability with respect to such funds.

(b)       On each Distribution Date, the Borrower shall pay to the Paying Agent the Paying Agent Fee pursuant to Section 2.06(b)(ii).

(c)       The Paying Agent hereby agrees that subject to the provisions of this Section, it shall:

(i)       hold any sums held by it for the payment of amounts due with respect to the Borrower Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)       give the Administrative Agent notice of any default by the Borrower of which it has actual knowledge in the making of any payment required to be made with respect to the Borrower Obligations;

(iii)       at any time during the continuance of any such default, upon the written request of the Administrative Agent (a copy of which shall be provided by the Administrative Agent to the Borrower and the Servicer), forthwith pay to the Administrative Agent any sums so held in trust by such Paying Agent;

(iv)       immediately resign as a Paying Agent and forthwith pay to the Administrative Agent any sums held by it in trust for the payment of the Borrower Obligations if at any time it ceases to be a Qualified Institution;

(v)       comply with all requirements of the Code and any applicable State law with respect to the withholding from any payments made by it in respect of any Borrower Obligations of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi)       provide to the Managing Agents such information as is required to be delivered under the Code or any State law applicable to the particular Paying Agent, relating to payments made by the Paying Agent under this Agreement.

(d)       Each Paying Agent (other than the initial Paying Agent) shall be appointed by the Borrower with the prior written consent of the Administrative Agent and the Majority Managing Agents. The Borrower shall not appoint any Paying Agent which is not, at the time of such appointment, a Qualified Institution.

(e)       The Borrower shall indemnify the Paying Agent and its officers, directors, employees and agents for, and hold them harmless against any loss, liability or expense incurred, other than in connection with the willful misconduct, gross negligence or bad faith on the part of the Paying Agent, arising out of or in connection with (i) the performance of its obligations under and in accordance with this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and (ii) the negligence, willful misconduct or bad faith of the Borrower in the performance of its duties hereunder. All such amounts shall be payable in accordance with Section 2.06.

(f)       The Paying Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Paying Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Paying Agent and, in the absence of gross negligence, willful misconduct or bad faith on the part of the Paying Agent, the Paying Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Paying Agent pursuant to and conforming to the requirements of this Agreement.

(g)       The Paying Agent shall not be liable for (i) an error of judgment made in good faith by one of its officers; or (ii) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred, by this Agreement or at the direction of a Lender, Managing Agent or the Administrative Agent relating to the exercise of any power conferred upon the Paying Agent under this Agreement, in each case, unless it shall be proved that the Paying Agent shall have been grossly negligent or acted in bad faith or with willful misconduct in ascertaining the pertinent facts.

(h)       The Paying Agent shall not be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Paying Agent obtains actual knowledge of such event or the Paying Agent receives written notice of such event from the Borrower, the Servicer, any Secured Party or the Administrative Agent, as the case may be.

(i)       Without limiting the generality of this Section, the Paying Agent shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to the payment or discharge of any Tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Pledged Timeshare Loans, (iii) to confirm or verify the contents of any reports or certificates of the Servicer or the Borrower delivered to the Paying Agent pursuant to this Agreement believed by the Paying Agent to be genuine and to have been signed or presented by the proper party or parties or (iv) to ascertain or inquire as to the performance or observance of any of the Borrower’s or the Servicer’s representations, warranties or covenants under this Agreement or any other Facility Document.

(j)       The Paying Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Paying Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Borrower under this Agreement.

(k)       The Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of a Responsible Officer, any Monthly Report, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(l)       The Paying Agent may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel, selected with due care, shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Paying Agent in good faith and in accordance therewith.

(m)       The Paying Agent shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement (except to comply with its obligations under this Agreement and any other Facility Document to which it is a party) or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Administrative Agent or any Managing Agent pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, or such Managing Agent shall have offered to the Paying Agent reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

(n)       The Paying Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Lender, a Managing Agent or the Administrative Agent; provided, that if the payment within a reasonable time to the Paying Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Paying Agent, not reasonably assured by the Borrower, the Paying Agent may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Borrower or, if paid by the Paying Agent, shall be reimbursed by the Borrower to the extent of funds available therefor pursuant to Section 2.06.

(o)       The Paying Agent shall not be responsible for the acts or omissions of the Administrative Agent, the Borrower, the Servicer, any Managing Agents, any Lender, any Hedge Counterparty or any other Person.

(p)       Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Paying Agent shall be a party, or any Person succeeding to the business of the Paying Agent, shall be the successor of the Paying Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(q)       The Paying Agent does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the Timeshare Loans and other Collateral.

(r)       If the Paying Agent shall at any time receive conflicting instructions from the Administrative Agent and the Borrower or the Servicer or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Paying Agent shall be entitled to rely on the instructions of the Administrative Agent. In the absence of bad faith, gross negligence or willful misconduct on the part of the Paying Agent, the Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, any Monthly Report, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Paying Agent may rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the parties to this Agreement will hold the Paying Agent harmless from any claims that may arise or be asserted against the Paying Agent because of the invalidity of any such documents or their failure to fulfill their intended purpose.

(s)       The Paying Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Paying Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(t)       The Paying Agent may: (i) terminate its obligations as Paying Agent under this Agreement (subject to the terms set forth herein) upon at least 30 days’ prior written notice to the Borrower, the Servicer, the Managing Agents and the Administrative Agent; provided, however, that, without the consent of the Administrative Agent and the Majority Managing Agents, such resignation shall not be effective until a successor Paying Agent reasonably acceptable to the Administrative Agent and the Majority Managing Agents shall have accepted appointment by the Borrower as Paying Agent, pursuant hereto and shall have agreed to be bound by the terms of this Agreement; or (ii) be removed at any time by written demand, of the Administrative Agent and the Majority Managing Agents, delivered to the Paying Agent, the Borrower and the Servicer. In the event of such termination or removal, the Borrower with the consent of the Administrative Agent and the Majority Managing Agents shall appoint a successor paying. If, however, a successor paying agent is not appointed by the Borrower within ninety (90) days after the giving of notice of resignation, the Paying Agent may petition a court of competent jurisdiction for the appointment of a successor paying agent.

(u)       Any successor Paying Agent appointed pursuant hereto shall (i) execute, acknowledge, and deliver to the Borrower, the Servicer, the Administrative Agent, and to the predecessor Paying Agent an instrument accepting such appointment under this Agreement. Thereupon, the resignation or removal of the predecessor Paying Agent shall become effective and such successor Paying Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor as Paying Agent under this Agreement, with like effect as if originally named as Paying Agent. The predecessor Paying Agent shall upon payment of its fees and expenses deliver to the successor Paying Agent all documents and statements and monies held by it under this Agreement; and the Borrower and the predecessor Paying Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Paying Agent all such rights, powers, duties, and obligations.

(v)       In the event the Paying Agent’s appointment hereunder is terminated without cause, the Borrower shall reimburse the Paying Agent for the reasonable out-of-pocket expenses of the Paying Agent incurred in transferring any funds in its possession to the successor Paying Agent.

(w)       The parties hereto acknowledge and agree that the Paying Agent shall not be required to act as a “commodity pool operator” (as defined in the Commodity Exchange Act, as amended) or be required to undertake regulatory filings related to this Agreement or any Facility Document in connection therewith.

SECTION 2.18.  Defaulting  Committed  Lenders.Notwithstanding any provision of this Agreement to the contrary, if any Committed Lender becomes a Defaulting Committed Lender, then the following provisions shall apply for so long as such Committed Lender is a Defaulting Committed Lender:

(a)       Unused Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Committed Lender pursuant to Section 2.04;

(b)       notwithstanding anything to the contrary contained in Section 2.03 hereof, the unused portion of the Commitment of such Defaulting Committed Lender may be reduced to zero without any contemporaneous ratable reduction of the Commitments of the other Committed Lenders;

(c)       neither the Commitment nor the Loans of such Defaulting Committed Lender shall be included in determining whether all Lenders, a majority of the Lenders or the Majority Managing Agents have taken or may take any action hereunder and the Managing Agent of the Lender Group which includes such Defaulting Committed Lender shall not be included in determining whether all Managing Agents have taken or may have taken any action hereunder (including, in each case, any consent to any amendment or waiver pursuant to Section 10.01); provided, that any waiver, amendment or modification requiring the consent of all Lenders or Managing Agents or each affected Lender or Managing Agent, as applicable, which affects such Defaulting Committed Lender or the related Managing Agent differently than other affected Lenders or Managing Agents shall require the consent of such Defaulting Committed Lender or the related Managing Agent, as applicable; and

(d)       the Borrower may replace such Defaulting Committed Lender in accordance with Section 2.19 of this Agreement.

In the event that the Administrative Agent determines that a Defaulting Committed Lender has adequately remedied all matters that caused such Committed Lender to be a Defaulting Committed Lender, then (x) the Pro Rata Shares, the Lender Group Limits and Lender Group Percentages shall be readjusted to reflect the inclusion of such Committed Lender’s Commitment and on such date such Committed Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent and the Managing Agents shall determine may be necessary in order for such Committed Lender to hold such Loans in accordance with its Pro Rata Share and for such Committed Lender’s Lender Group to hold such Loans in accordance with its Lender Group Percentage and (y) the provisions of clauses (a) through (d) above shall, from and after such determination, cease to be of further force or effect with respect to such Committed Lender.

SECTION 2.19. Replacement of Lender Group. If (i) any Affected Party requests compensation under Section 2.09(a) or 2.10(a), (ii) any Conduit Lender ceases to fund or maintain its Loans through the issuance of Commercial Paper, (iii) any Managing Agent fails to give consent to any amendment or waiver to the Facility Documents requiring the consent of 100% of the Managing Agents or 100% of the Managing Agents for all affected Lenders and Managing Agents whose Lender Group Limits together equal or exceed 66 2/3 percent of the Lender Group Limits required for such vote have consented, (iv) any Committed Lender becomes a Defaulting Committed Lender or becomes the subject of a Bail-In Action or (v) any Designated Delay Funding Lender delivers a Funding Delay Notice,, then Borrower may, at its sole expense and effort, upon notice to the related Managing Agent and the Administrative Agent, require each Lender in such Managing Agent’s Lender Group to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.03), all of its respective interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Conduit Lender or Committed Lender, as applicable, if a Conduit Lender or Committed Lender accepts such assignment); provided, that (x) the Borrower shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a member of a Lender Group hereunder, which consent shall not unreasonably be withheld, conditioned or delayed, (y) each member of such assigning Lender Group shall have received payment of an amount equal to all outstanding Loans funded or maintained by such Lender Group, together with all accrued Interest thereon and all accrued Unused Fees and other Borrower Obligations payable to them hereunder and under the other Facility Documents, from the assignee (to the extent of such outstanding Loans) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.09(a) or Section 2.10(a), such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to exist.

SECTION 2.20.  LIBOR Replacement. Notwithstanding anything to the contrary in this Agreement or any other Facility Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or the Managing Agents notify the Administrative Agent (with, in the case of the Managing Agents, a copy to Borrower) that the Borrower or the Managing Agents (as applicable) have determined, that:

(a)       adequate and reasonable means do not exist for ascertaining the LIBO Rate for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary;

(b)       the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or

(c)       syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, the Lenders comprising the Managing Agents have delivered to the Administrative Agent written notice that such Managing Agents do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Loans the Interest Rates for which are calculated using the LIBO Rate shall be suspended, (to the extent of the affected Loans or Interest Periods), and (y) the Alternative Rate for any day should be an interest rate per annum equal to the Prime Rate in effect on such day. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar loans (to the extent of the affected Eurodollar loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, in no event shall the LIBOR Successor Rate be less than zero for purposes of this Agreement. If the LIBOR Successor Rate is calculated to be less than zero hereunder, it shall be deemed zero for the purposes of this Agreement.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01.  Conditions  Precedent  to  Effectiveness.As conditions precedent to the effectiveness of this Agreement, and the initial Borrowing hereunder the Managing Agents shall have received each of the documents, instruments, legal opinions and other agreements listed on Schedule IV that are required to be delivered on or prior to the date hereof, together with all fees due and payable on the date hereof.

SECTION 3.02.  Conditions  Precedent  to  All  Borrowings. ~~Conditions Precedent to All Borrowings~~. Each Borrowing (including the Initial Borrowing) made by the Lenders to the Borrower (except as set forth in Section 2.02(e)(iv)), shall be subject to the further conditions precedent that on the date of each Borrowing, each of the following shall be true and correct both before and immediately after giving effect to such Borrowing:

(a)       the Administrative Agent shall have received from the Servicer the Monthly Report most recently required to be delivered pursuant to the Servicing Agreement;

(b)       the representations and warranties contained in Article IV shall be true and correct in all material respects on and as of such date as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(c)       no event has occurred and is continuing, or would result from such Borrowing which constitutes a Default, an Event of Default, a Servicer Termination Event or an Unmatured Servicer Termination Event;

(d)       the Amortization Date has not occurred;

(e)       each of the Borrower, the Servicer and the Custodian shall have timely made all of the deliveries required pursuant to the Custody Agreement with respect to the Pledged Timeshare Loans and any Timeshare Loans to become Pledged Timeshare Loans in connection with such Borrowing;

(f)       no Borrowing Base Deficiency shall exist before such Borrowing and, after giving pro forma effect to such Borrowing, any concurrent Transfer of Timeshare Loans to the Borrower with the proceeds of such Borrowing and/or any concurrent release of Pledged Timeshare Loans on such date pursuant to Section 2.15, no Borrowing Base Deficiency shall exist;

(g)       if any Timeshare Loans are being Transferred to the Borrower with the proceeds of such Borrowing, after giving effect to such Transfer, the weighted average FICO® score of all Obligors of Eligible Timeshare Loans on the Applicable Measurement Date with FICO® scores (weighted based on the Timeshare Loan Balances on such date) shall be at least 700; ~~and~~

(h)       if such date occurs during a Hedging Period, the Borrower shall be in compliance with Section ~~5.03.~~5.03;

(i)       upon the reasonable request of any Lender, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to any Borrowing;

(j)       if any Timeshare Loans for which the applicable Timeshare Interest relates to the “Hilton Grand Vacations at the Crane” Resort are being transferred to the Borrower with the proceeds of such Borrowing, the Barbados Activation Date has occurred;

(k)       if any Timeshare Loans for which the applicable Timeshare Interest relates to the “Hilton Grand Vacations Chicago Downtown / Magnificent Mile” Resort are being transferred to the Borrower with the proceeds of such Borrowing, the Chicago Activation Date has occurred; and

(l)       at least five days prior to any Borrowing, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered a Beneficial Ownership Certification in relation to such Borrower.

Each delivery of a Borrowing Request to the Administrative Agent, and the acceptance by the Borrower of the proceeds of any Borrowing, shall constitute a representation and warranty by the Borrower that, as of the date of such Borrowing, both before and after giving effect thereto and the application of the proceeds thereof, each of the applicable statements set forth in clauses (a) through (fj) above are true and correct to the extent set forth in such clauses.

SECTION 3.03. Conditions to Funding a Delayed Funding Amount. The funding of any Delayed Funding Amount is subject to the conditions (and each funding shall evidence the Borrower’s representation and warranty that clauses (a) through (e) of this Section 3.03 have been satisfied as of the related Delayed Funding Date) that:

(a)       the Amortization Date has not occurred by reason of any action taken by the Borrower under clause (iii) of the definition thereof;

(b)       each of the Borrower, the Servicer and the Custodian shall have timely made all of the deliveries required pursuant to the Custody Agreement with respect to the Pledged Timeshare Loans and any Timeshare Loans to become Pledged Timeshare Loans in connection with the funding of such Delayed Funding Amount;

(c)       no Borrowing Base Deficiency shall exist before the funding of such Delayed Funding Amount and, after giving pro forma effect to the funding of such Delayed Funding Amount, any concurrent Transfer of Timeshare Loans to the Borrower with the proceeds of the funding of such Delayed Funding Amount and/or any concurrent release of Pledged Timeshare Loans on such date pursuant to Section 2.15, no Borrowing Base Deficiency shall exist;

(d)       if any Timeshare Loans are being Transferred to the Borrower on such Delayed Funding Date, after giving effect to such Transfer, the weighted average FICO® score of all Obligors of Eligible Timeshare Loans on the Applicable Measurement Date with FICO® scores (weighted based on the Timeshare Loan Balances on such date) shall be at least 700; and

(e)       if such date occurs during a Hedging Period, the Borrower shall be in compliance with Section 5.03.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as of the Closing Date and on each date a Loan is made as follows:

(a)       Due Formation and Good Standing. The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

(b)       Due Authorization and No Conflict. The execution, delivery and performance by the Borrower of this Agreement, the Sale and Contribution Agreement and all other Facility Documents to which it is a party, and the transactions contemplated hereby and thereby, are within the Borrower’s limited liability company powers, have been duly authorized by all necessary limited liability company action and do not contravene or constitute a default under, any provision of applicable law or of the Borrower’s certificate of formation or of the limited liability company agreement or of any agreement, judgment, injunction, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Adverse Claim on any asset of the Borrower. This Agreement, the Sale and Contribution Agreement and the other Facility Documents to which the Borrower is a party have been duly executed and delivered on behalf of the Borrower.

(c)       Governmental Consent. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of this Agreement, the Sale and Contribution Agreement or any other agreement, document or instrument to be delivered by it hereunder that has not already been given or obtained, except for filings under the UCC required under Article III.

(d)       Enforceability of Facility Documents. Each of this Agreement, the Sale and Contribution Agreement and each other Facility Document to be delivered by the Borrower in connection herewith, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the Enforceability Exceptions.

(e)       No Litigation. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened, against the Borrower or the property of the Borrower in any court, or before any arbitrator of any kind, or before or by any Governmental Authority and (ii) the Borrower is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Facility Document, (B) seeks to prevent the grant of any Collateral by the Borrower to the Administrative Agent, the ownership or acquisition by the Borrower of the Timeshare Loans or the consummation of any of the transactions contemplated by this Agreement or any other Facility Document, (C) seeks any determination or ruling that, in the reasonable judgment of the Borrower, would materially and adversely affect the performance by the Borrower of its obligations under this Agreement or any other Facility Document or the validity or enforceability of this Agreement or any other Facility Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect. The Borrower is not in default with respect to any order of any court, arbitrator or Governmental Authority.

(f)       Perfection Representations.

(i)       This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Administrative Agent, which security interest is prior to all other Adverse Claims arising under the UCC, and is enforceable as such against creditors of the Borrower, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

(ii)       The Pledged Timeshare Loans and the documents evidencing such Pledged Timeshare Loans constitute “accounts”, “chattel paper”, “instruments” or “general intangibles” within the meaning of the applicable UCC;

(iii)       The Borrower owns and has good and marketable title to the Collateral free and clear of any Adverse Claims;

(iv)       The Borrower has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Administrative Agent hereunder;

(v)       All original executed Obligor Notes (or an original lost note affidavit and indemnity from the Seller) that constitute or evidence the Pledged Timeshare Loans have been delivered to the Custodian and the Borrower has received a receipt therefor, which acknowledges that the Custodian is holding the Obligor Notes that constitute or evidence the Pledged Timeshare Loans solely on behalf and for the benefit of the Administrative Agent.

(vi)       Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of the Collateral other than any financing statement relating to the security interest granted to the Administrative Agent hereunder or that has been terminated.

(vii)       All financing statements filed or to be filed against the Borrower in favor of the Administrative Agent in connection herewith describing the Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

(viii)       None of the Obligor Notes that constitute or evidence the Pledged Timeshare Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Borrower and the Administrative Agent.

(g)       Compliance with Laws. The Borrower has complied with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the violation of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(h)       Accuracy of Information. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower to the Administrative Agent, any Managing Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto (but excluding any projections, forward looking statements, budgets, estimates and general market data as to which the Borrower only represents and warrants that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Borrower to the Administrative Agent, any Managing Agent or any Lender in connection with this Agreement and the other Facility Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. Each document or instrument included in a Timeshare Loan File delivered to the Custodian by or on behalf of the Borrower with respect to a Pledged Timeshare Loan that is not the originally executed document or instrument is a true and correct copy of such document or instrument.

(i)       Location of Records; Organizational Identification Number. The locations of the offices where the Borrower keeps all the Records are listed on Exhibit D. The Borrower’s federal employer identification number is 95-4349751 and its organizational identification number is 5313725. The Borrower is organized solely under the laws of the State of Delaware.

(j)       Collection Information. The names and addresses of all Account Banks, together with the address of the Lockbox and the account numbers of the Accounts are as specified in Exhibit E. The Lockbox set forth on Exhibit E is the only address to which Obligors are directed to make payment. The Clearing Account set forth on Exhibit E is the only account to which Collections received from Obligors by means of pre-authorized debits from a deposit of such Obligor pursuant to a PAC or from a credit card of such Obligor pursuant to a Credit Card Account will be deposited. Except as provided in the Clearing Account Control Agreement, none of the Seller, the Borrower or the Servicer has granted any Person, other than the Administrative Agent, “control” (within the meaning of Section 9-102 of any applicable enactment of the UCC) of the Unidentified Receipts Account or the Clearing Account or the right to take control of the Unidentified Receipts Account or the Clearing Account at a future time or upon the occurrence of a future event.

(k)       No Trade Names. The Borrower has no, and has not used any, trade names, fictitious names, assumed names or “doing business as” names.

(l)       Investments. The Borrower does not own or hold, directly or indirectly (i) any capital stock or equity security of, or any equity interest in, any Person or (ii) any debt security or other evidence of Indebtedness of any Person, except for Permitted Investments and as otherwise contemplated by the Facility Documents. The Borrower has no Subsidiaries.

(m)       Facility Documents. The Sale and Contribution Agreement delivered to the Administrative Agent is the only agreement pursuant to which the Borrower directly or indirectly purchases and receives capital contributions of Timeshare Loans from the Seller.

(n)       Business. Since its formation, the Borrower has conducted no business other than entering into and performing it obligations under the Facility Documents to which it is a party, and such other activities as are incidental to the foregoing. The Facility Documents to which it is a party, and any agreements entered into in connection with the transactions that are permitted by Section 5.03(~~k~~b), are the only agreements to which the Borrower is a party.

(o)       Taxes. The Borrower has (i) filed or has received an extension of time for filing of, all United States Federal income Tax returns (if any) and all other material Tax returns which are required to be filed by it and (ii) paid all material Taxes that are due and payable by it, except to the extent that any such Tax is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower in respect of Taxes and other governmental charges are, in the Borrower’s opinion, adequate.

(p)       Solvency. The Borrower: (i) is not “insolvent” (as such term is defined in §101(32)(A) of the Bankruptcy Code), (ii) is able to pay its debts as they come due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

(q)       Use of Proceeds. No proceeds of any Loan will be used by the Borrower to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934.

(r)       Ownership. As of the date hereof, all of the Equity Interests (other than the special membership interest of the Independent Directors) in the Borrower are validly issued and directly owned of record by the Seller; the Seller has no obligation to make further payments for the purchase of such Equity Interests or contributions to the Borrower solely by reason of its ownership of such Equity Interests, and there are no options, warrants or other rights to acquire any Equity Interests in the Borrower.

(s)       Eligibility. Each Pledged Timeshare Loan represented by the Borrower to be an “Eligible Timeshare Loan” in any Borrowing Request or included in the calculation of the Borrowing Base on any Distribution Date, Refinancing Date or Borrowing Date satisfied the requirements of eligibility contained in the definition of “Eligible Timeshare Loan” as of the Cutoff Date for such Pledged Timeshare Loan.

(t)       Payments to Seller. With respect to each Pledged Timeshare Loan, the Borrower shall have (i) received such Pledged Timeshare Loan as a contribution to the capital of the Borrower by the Seller or (ii) purchased such Pledged Timeshare Loan from the Seller in exchange for payment (made by the Seller in accordance with the provisions of the Sale and Contribution Agreement) in an amount which constitutes fair consideration and reasonably equivalent value. No such sale shall have been made for or on account of an antecedent debt owed by the Seller to the Borrower and no such sale is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(u)       Event of Default.  No Default or Event of Default has occurred or is continuing.

(v)       OFAC. None of the Borrower or any other Subsidiary of the Seller (i) is a Sanctioned Person, (ii) has any assets in Sanctioned Countries or (iii) derives any operating income from investments in, or transaction with, Sanctioned Persons or Sanctioned Countries. None of the proceeds of any Loan have been or will be used to fund any operations or finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Country.

(w)       Investment Company Act; Volcker Rule. The Borrower (i) is not a “covered fund” under the Volcker Rule and (ii) is not an “investment company” within the meaning of the Investment Company Act and the Borrower has not relied exclusively on either or both of Sections 3(c)(1) or 3(c)(7) of the Investment Company Act for an exception from registration.

(x)       Certain LCR Matters. The Borrower has not issued (i) any obligations that constitute asset-backed commercial paper, (ii) securities required to be registered under the Securities Act of 1933, as amended or that may be offered for sale under Rule 144A of the Securities and Exchange Commission thereunder, or (iii) any other debt obligations or equity interests other than (A) debt obligations substantially similar to the obligations of the Borrower under this Agreement that are (1) issued to banks or asset-backed commercial paper conduits in privately negotiated transactions, and (2) subject to transfer restrictions substantially similar to the transfer restrictions set forth in Section 10.03 of this Agreement and (B) Equity Interests of the Borrower issued to the Seller.   The Borrower’s assets and liabilities are consolidated with the assets and liabilities of the Seller for purposes of GAAP.

(y)       Beneficial Ownership Certification. As of April 25, 2019, the information included in the Beneficial Ownership Certification delivered by the Borrower to the Administrative Agent is true and correct in all respects.

ARTICLE V

COVENANTS

SECTION 5.01. Affirmative Covenants of the Borrower. Except as otherwise provided herein, from the Closing Date until the later of the Amortization Date and the Final Collection Date, the Borrower will, unless the Administrative Agent and the Majority Managing Agents shall otherwise consent in writing:

(a)       Compliance with Laws, Etc. Comply in all material respects with all applicable laws, ordinances, orders, rules, regulations and requirements of Governmental Authorities, the violation of which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)       Preservation of Existence. (i) Observe all procedures required by its certificate of formation and the limited liability company agreement and preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its organization, and (ii) qualify and remain qualified in good standing as a foreign limited liability company in each other jurisdiction where the nature of its business requires such qualification and where, in the case of clause (ii), the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(c)       Audits. At any time and from time to time during regular business hours and upon reasonable prior notice, permit the Administrative Agent, on behalf of the Lenders and Managing Agents, or its agents or representatives: (i) to conduct periodic audits of the Pledged Timeshare Loans and the other Collateral and collection systems of the Borrower; (ii) to examine and make copies of and abstracts from the Records in its possession or control relating to the Pledged Timeshare Loans and other Collateral, including, the related Pledged Timeshare Loans; (iii) to visit the offices and properties of the Borrower for the purpose of examining the materials described in clause (ii) above; and (iv) to discuss matters relating to the Pledged Timeshare Loans, the other Collateral or the Borrower’s performance hereunder with any of the officers or employees of the Borrower having knowledge of such matters; provided, that if no Event of Default shall have occurred and be continuing, the Administrative Agent or its agents or representatives shall only be entitled to conduct one (1) audit of the Borrower at the expense of the Borrower during any twelve (12) month period, beginning on the date hereof and on each anniversary of the date hereof; and provided, further, that if an Event of Default shall have occurred and be continuing, there shall be no limit on the number of such audits the Administrative Agent or its agents or representatives shall be entitled to conduct at the expense of the Borrower. The rights granted to the Administrative Agent in this Section 5.01(c) shall be exercised in conjunction with the rights granted to it under Section 3.2(f) of the Servicing Agreement.

(d)       Keeping of Records and Books of Account.Maintain and implement administrative and operating procedures (including an ability to recreate records evidencing the Pledged Timeshare Loans in the event of the destruction of the originals thereof) and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records and other information reasonably necessary for the collection of all Pledged Timeshare Loans, and in which timely entries are made in accordance with GAAP. Such books and records shall include, without limitation, records adequate to permit the daily identification of each new Pledged Timeshare Loan and all Collections of and adjustments to each existing Pledged Timeshare Loan.

(e)       Collections.

(i)       Instruct or cause all Obligors to be instructed to (A) send all scheduled payments of principal or interest under the Pledged Timeshare Loans directly to the Lockbox; (B) make scheduled payments of principal or interest under the Pledged Timeshare Loans by way of pre-authorized debits from a deposit account of such Obligor pursuant to a PAC or from a credit card of such Obligor pursuant to a Credit Card Account from which payments under the Pledged Timeshare Loans shall be electronically transferred to the Clearing Account; or (C) make payment by electronic transfer of funds to the Clearing Account.

(ii)       In the case of funds transfers pursuant to a PAC or Credit Card Account, or other electronic means, take, or instruct the Clearing Account Bank to take, all necessary and appropriate action to ensure that each such pre-authorized debit or credit card payment or transfer is credited directly to the Clearing Account.

(iii)       Cause the Clearing Account to at all times be subject to the Clearing Account Control Agreement.

(f)       Recordation of Assignments of Mortgage. At the direction of the Administrative Agent, the Borrower shall, upon the occurrence of an Event of Default or a Servicer Termination Event cause the recordation of each unrecorded Global Assignment or one or more assignments with respect to the Mortgages relating to the Pledged Timeshare Loans (together, the “Assignments”) with each Requisite Office. Each such submission for recordation shall occur within thirty (30) calendar days of the occurrence of such Event of Default or Servicer Termination Event. The Borrower shall deliver all documents necessary to effect such recordations and pay all costs, fees and expenses related to each such recordation, including all recordation taxes with respect to such Assignments, any costs and/or expenses related to the assembly of such Assignments and the delivery thereof to the proper Governmental Authority for recordation, and any attorneys’ fees or fees for other professionals incurred in connection with the recordation of such Assignments.

(g)       Separate Existence. Maintain the Borrower’s identity as a separate legal entity from each of the Seller and all other Subsidiaries of the Seller (each a “Hilton Entity” and collectively, the “Hilton Entities”) and to make it manifest to third parties that the Borrower is an entity with assets and liabilities distinct from those of the Hilton Entities. The Borrower shall operate in such a manner and be constituted so that each of the following statements will be true and correct at all relevant times:

(i)       the Borrower maintains and shall maintain separate records, books of account and financial statements from those of the Hilton Entities;

(ii)       the Borrower shall at all times maintain all of its liabilities and tangible and intangible assets, separate and readily identifiable, from those of each Hilton Entity and, except to the extent permitted pursuant to the Facility Documents, the Borrower does not and shall not commingle any of its assets or funds with those of any Hilton Entity;

(iii)       the Borrower maintains and shall maintain an office separate from that of any other entity and a separate board of directors and observes all separate limited liability company formalities, and all decisions with respect to the Borrower’s business and daily operations have been and shall be independently made by the officers of the Borrower pursuant to authority granted by its limited liability company agreement and by resolutions of its board of directors;

(iv)       other than contributions of capital, distributions of funds and return of capital, no transactions have been or will be entered into between the Borrower and the Seller or between the Borrower and any Hilton Entity except such transactions as are contemplated by this Agreement and the other Facility Documents, or as permitted by the Borrower’s organizational documents, and the Borrower shall not enter into or permit to exist any transaction (including any purchase, lease or exchange of property or the rendering of any service) with any Hilton Entity other than those described in Section 5.04(j);

(v)       the Borrower acts solely in its own name and through its own authorized officers and agents and the Borrower does not and will not act as agent of any Hilton Entity or any other Person in any capacity;

(vi)       except for any funds received from the Seller as a capital contribution or as otherwise permitted in this Agreement or any other Facility Document, the Borrower shall not accept for its own account funds from any Hilton Entity; and the Borrower shall not allow any Hilton Entity otherwise to supply funds to, or guarantee any obligation of, the Borrower;

(vii)       the Borrower shall not guarantee, or otherwise become liable with respect to, any obligation of any Hilton Entity;

(viii)       the Borrower shall at all times hold itself out to the public under the Borrower’s own name as a legal entity separate and distinct from the Seller and the other Hilton Entities, and not hold itself out as a “division” of the Seller or any other Hilton Entity;

(ix)       the Borrower is a company with limited purposes (as specified in its limited liability company agreement) and has not engaged, and does not presently engage and shall not engage, in any activity other than the activities undertaken pursuant to this Agreement and the Facility Documents and activities ancillary or incidental thereto and transactions permitted pursuant to its organizational documents, and has no Indebtedness other than as created by, or set forth in, this Agreement or the other Facility Documents;

(x)       all of the issued and outstanding membership interests of the Borrower are owned by the Seller, and all distributions by the Borrower to the Seller shall be properly reflected as distributions on the books and records of the Seller;

(xi)       the execution and delivery of this Agreement and the Facility Documents and the consummation of the transactions contemplated hereby and thereby were not made in contemplation of the insolvency of the Borrower or after the commission of any act of insolvency by the Borrower. The Borrower does not believe, nor does it have any reasonable cause to believe, that it cannot perform its covenants contained in this Agreement and the other Facility Documents to which it is a party. The transactions contemplated by this Agreement and the Facility Documents are being consummated by the Borrower in furtherance of its ordinary business purposes, with no intent to hinder, delay or defraud any of its present or future creditors and with no view to preferring one creditor over another or to preventing the application of the Borrower’s assets in the manner required by applicable law or regulations; and

(xii)       both immediately before and after the transactions contemplated by this Agreement and the other Facility Documents (y) the present fair salable value of the Borrower’s assets in the normal course of its business operations was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (z) the sum of the Borrower’s assets was and will be greater than the sum of its debts, valuing its assets at a fair salable value. This Agreement and the Facility Documents reflect bona fide transactions for legitimate business purposes;

(h)        ~~[Reserved].~~Beneficial Ownership Certification. The Borrower will notify the Administrative Agent and the Lenders of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified on such certification.

(i)       Location of Records. Keep its chief place of business and chief executive office and the offices where it keeps the Records at (i) the address(es) of the Borrower referred to on Exhibit D or (ii) upon 30 days’ prior written notice to the Administrative Agent, at any other location in the United States where all actions reasonably requested by the Administrative Agent or any Managing Agent to protect and perfect the interests of the Administrative Agent and the Lenders in the Collateral have been taken and completed.

(j)       Taxes. File, cause to be filed or obtain an extension of the time to file, all material Tax returns and reports required by law to be filed by it and will promptly pay or cause to be paid all Taxes and governmental charges at any time owing, provided that the Borrower may contest in good faith any such Taxes, assessments and other charges and, in such event, may permit the Taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when the Borrower is in good faith contesting the same so long as (i) adequate reserves have been established in accordance with GAAP, (ii) enforcement of the contested Tax, assessment or other charge is effectively stayed for the entire duration of such contest if such enforcement could reasonably be expected to have a Material Adverse Effect, and (iii) any Tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid as required after final resolution of such contest, and pay when due any Taxes payable in connection with the Pledged Timeshare Loans, exclusive of Taxes on or measured by income or gross receipts of the Administrative Agent, the Managing Agents or the Lenders.

(k)       Performance and Enforcement of Sale and Contribution Agreement. (i) Perform and require the Seller to, perform each of their respective obligations and undertakings under and pursuant to the Sale and Contribution Agreement; purchase Timeshare Loans thereunder in compliance with the terms thereof; (ii) enforce the rights and remedies accorded to the Borrower under the Sale and Contribution Agreement and (iii) take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent and the Lenders as assignees of the Borrower) under the Sale and Contribution Agreement as the Administrative Agent may from time to time reasonably request, including making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Sale and Contribution Agreement.

(l)       Ownership. Take all necessary action to (i) vest legal and equitable title to the Pledged Timeshare Loans and the other Collateral purchased under the Sale and Contribution Agreement irrevocably in the Borrower, free and clear of any Adverse Claims (including the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Borrower’s interest in the Pledged Timeshare Loans and the other Collateral and such other action to perfect, protect or more fully evidence the interest of the Borrower therein as the Administrative Agent or any Managing Agent may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority perfected security interest in all Pledged Timeshare Loans and the other Collateral to the full extent contemplated herein, free and clear of any Adverse Claims (including the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Secured Parties) security interest in such Pledged Timeshare Loans and the other Collateral and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Secured Parties as the Administrative Agent or any Managing Agent may reasonably request).

(m)       Independent Directors. The Borrower will at all times have two (2) Independent Directors and ensure that all actions relating to (x) the selection, maintenance or replacement of the Independent Directors, (y) the dissolution or liquidation of the Borrower or (z) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Borrower, are duly authorized by unanimous consent of the Borrower’s directors, including the Independent Directors; and none of the Borrower or the Seller or any of the Borrower’s members or directors shall remove and replace any Independent Director without giving the Administrative Agent ten days’ prior written notice and a certification of a Responsible Officer of the Borrower that such Person satisfies the criteria set forth in the definition herein of “Independent Director.” The Borrower shall compensate each Independent Director in accordance with its agreement with such Independent Director (or the company employing such Independent Director as a part of its business of supplying director services to special purpose entities). No Independent Director shall at any time serve as a trustee in bankruptcy for the Borrower or the Seller or any of their respective Affiliates. Without limiting the foregoing, the Borrower will promptly notify the Administrative Agent in writing of the resignation or removal of any Independent Director or its receipt of any notice of intended resignation by any Independent Director.

SECTION 5.02. Reporting Requirements of the Borrower. From the Closing Date until the later of the Amortization Date and the Final Collection Date, the Borrower will, unless the Administrative Agent and the Majority Managing Agents shall otherwise consent in writing, furnish or cause to be furnished to the Administrative Agent (and to the Paying Agent and Backup Servicer, with respect to (a) and (f) below):

(a)       Notice of Certain Events. As soon as reasonably practicable and in any event within three (3) Business Days after any Responsible Officer of the Borrower obtains knowledge of the occurrence of each Event of Default, Servicer Termination Event, Default (if such Default is continuing on such date) or Unmatured Servicer Termination Event, the statement of a Responsible Officer of the Borrower setting forth the details of such event and the action which the Borrower is taking or proposes to take with respect thereto.

(b)       Financial Statements. Promptly upon its receipt thereof, the financial statements and compliance certificates of the Seller provided by the Seller to the Borrower pursuant to Section 4.2(a) of the Sale and Contribution Agreement.

(c)       Copies of Notices. Promptly upon its receipt of any written notice, request for consent, financial statements, certification, report or other communication under or in connection with any Facility Document from the Seller, the Custodian, the Servicer, the Backup Servicer, any Account Bank or any other Person other than the Administrative Agent that is a party thereto copies of the same.

(d)       ERISA Events. As soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer knows, or with respect to any Plan or Multiemployer Plan to which any Hilton Entity or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of such Hilton Entity setting forth details respecting such event or condition and the action, if any, that such Hilton Entity or any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given the PBGC by such Hilton Entity or such ERISA Affiliate with respect to such event or condition):

(i)       any Reportable Event with respect to a Plan, as to which PBGC has not by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a Reportable Event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

(ii)       the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by such Hilton Entity or such ERISA Affiliate to terminate any Plan;

(iii)       the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by such Hilton Entity or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(iv)       the complete or partial withdrawal from a Multiemployer Plan by such Hilton Entity or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by such Hilton Entity or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(v)       the institution of a proceeding by a fiduciary of any Multiemployer Plan against such Hilton Entity or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

(vi)       the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax exempt status of the trust of which such Plan is a part if such Hilton Entity or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.

(e)       Reporting on Adverse Effects. Promptly and in no event more than three (3) Business Days after any Responsible Officer of the Borrower obtains knowledge of any matter or the occurrence of any event concerning the Borrower, the Servicer, the Seller or the Performance Guarantor which would reasonably be expected to have a Material Adverse Effect, notice thereof.

(f)       Other Information. As soon as reasonably practicable, from time to time, such other information, documents, records or reports respecting the Pledged Timeshare Loans or the conditions or operations, financial or otherwise, of the Borrower as the Administrative Agent or any Managing Agent may from time to time reasonably request.

(g)       KYC Information. Promptly, following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

SECTION 5.03.  Covenants of the Borrower Relating to Hedging.~~(a)On the first Distribution Date that is at least thirty (30) days after~~ Upon the commencement of any Hedging Period and at all times thereafter during such Hedging Period, the Borrower shall be party to one or more Hedge Transactions which collectively satisfy the Hedge Requirements or shall provide Hedge Reserve Amounts as set forth in this Section 5.03.

(a)       During a Hedging Period as a result of clauses (ii) or (iii) of the definition thereof or if a Securitization has not occurred within one year of the first day of such Hedging Period (“Hedge Purchase Event”), the Borrower shall no later than 15 calendar days after the commencement of such

Hedging Period, be party to one or more Hedge Transactions, each with an Eligible Hedge Counterparty, pursuant to one or more Hedging Agreements that (x) are in form and substance reasonably acceptable to the Majority Managing Agents ~~and~~, (y) copies of which have been delivered to the Administrative Agent, ~~having the terms set forth in this~~ and (z) which satisfy the requirements of Section 5.03(b) (the “Hedge Requirements”). During a Hedging Period which occurs solely as a result of clause (i) of the definition thereof, the Borrower may enter into one or more Hedge Transactions each with an Eligible Hedge Counterparty which satisfy the Hedge Requirements or exercise the Hedge Reserve Option as set forth in Section ~~5.03.~~5.03(c) hereof.

(b)       ~~On~~For purposes of Hedge Transactions entered into on the date specified in Section 5.03(a)~~, the Borrower shall (i) cause~~ (A) the aggregate scheduled notional amounts under the Hedge Transactions ~~to~~shall amortize on a monthly basis in accordance with the Hedge Amortization Schedule provided to the Borrower immediately prior to such date pursuant to Section ~~5.13(h~~5.03(b)(vi), (B) in the case of Hedge Transactions that are in the form of interest rate caps, the weighted average cap rate thereunder to be no greater than the Required Rate on such date and (C) in the case of Hedge Transactions that are in the form of interest rate swaps, the weighted average fixed rate swap rate thereunder to be no greater than the Required Rate on such date ~~and (ii) thereafter, maintain~~. Thereafter, such Hedge Transactions shall be subject to the requirements set forth in the immediately succeeding sentence and Sections 5.03(~~c~~b)(ii) and 5.03(~~d~~b)(iii). On each Distribution Date thereafter, the Borrower shall enter into one or more additional Hedge Transactions, if and to the extent that the aggregate notional amount of the existing Hedge Transactions on such Distribution Date is less than 90% of the Aggregate Loan Principal Balance on such Distribution Date, and terminate one or more existing Hedge Transactions or portions thereof on such Distribution Date, if and to the extent that the aggregate notional amount of all existing Hedge Transactions that are in the form of interest rate swaps are greater than 110% of the Aggregate Loan Principal Balance on such Distribution Date.

(i)        ~~(c)~~ On each Borrowing Date during a Hedging Period, the Borrower shall enter into one or more additional Hedge Transactions or terminate one or more existing Hedge Transactions or portions thereof such that the aggregate notional amount of the Hedging Transactions on the date of such Borrowing are not less than 90% nor more than 110% of the Aggregate Loan Principal Balance on such date after giving effect to such Borrowing and the aggregate scheduled notional amounts under the Hedge Transactions shall amortize on a monthly basis in accordance with the Hedge Amortization Schedule most recently provided to the Borrower pursuant to Section ~~5.13(h~~5.03(b)(vi). The Borrower shall pay any additional premium due for the adjustments to the Hedging Agreements on any Borrowing Date from the proceeds of the related Borrowing.

(ii)        ~~(d)~~ On each Transfer Date during a Hedging Period, the Borrower shall enter into one or more additional Hedge Transactions, terminate one or more existing Hedge Transactions or portions thereof or amend or otherwise modify existing Hedge Transactions, (i) such that the aggregate scheduled notional amounts under the Hedge Transactions shall amortize on a monthly basis in accordance with the Hedge Amortization Schedule reflecting the addition of Pledged Timeshare Loans on such Transfer Date and provided to the Borrower, (ii) in the case of Hedge Transactions that are in the form of interest rate caps, such that the weighted average cap rate thereunder is no greater than the revised Required Rate reflecting the addition of Pledged Timeshare Loans on such Transfer Date and (iii) in the case of Hedge Transactions that are in the form of interest rate swaps, such that the weighted average fixed rate swap rate thereunder is no greater than the revised Required Rate reflecting the addition of Pledged Timeshare Loans on such Transfer Date.

(iii)        ~~(e)~~ Each Hedge Transaction that is in the form of an interest rate swap shall provide for the payment on each Distribution Date to the related Hedge Counterparty of interest on the notional amount thereof at a fixed rate per annum and the payment to the Borrower for deposit into the Collection Account of a floating rate per annum equal to the LIBOR Rate for the Interest Period for such Distribution Date; provided that the Borrower and the Hedge Counterparty may, subject to the related Hedging Agreement, make payments on a net basis.

(iv)        ~~(f)~~ Each Hedge Transaction that is in the form of an interest rate cap shall provide for the payment on each Distribution Date by the related Hedge Counterparty to the Borrower for deposit into the Collection Account on the notional amount thereof to the extent that the LIBOR Rate for the Interest Period for such Distribution Date exceeds a fixed rate per annum.

(v)        ~~(g)~~ Each Hedge Transaction shall terminate on the last day that the Aggregate Loan Principal Balance is assumed to be outstanding based on the then-current Hedge Amortization Schedule.

(vi)        ~~(h)~~ During the Hedging Period, the Borrower shall cause the Servicer, at least three (3) Business Days prior to each Borrowing Date and Distribution Date, to provide to the Administrative Agent a timeshare loan data file with sufficient information so that the Administrative Agent may prepare the Hedge Amortization Schedule. The Administrative Agent shall provide the Borrower and the Servicer with the Hedge Amortization Schedule within two (2) Business Days of its receipt of the data file from the Servicer.

(vii)        ~~(i)~~ During the Hedging Period, within thirty (30) days after (i) the occurrence of any event defined as an “Event of Default” or “Termination Event” in a Hedging Agreement with respect to the Hedge Counterparty or (ii) a Hedge Counterparty (other than ~~Deutsche Bank AG~~BANA or any of its Affiliates) ceasing to satisfy the minimum rating requirements set forth in the definition of “Eligible Hedge Counterparty,” the Borrower shall cause such Hedge Counterparty to assign its obligations under the Hedging Agreement to a new Hedge Counterparty which satisfies the requirements set forth in the definition of “Eligible Hedge Counterparty.”

(viii)        ~~(j)~~ As additional security hereunder, the Borrower has granted to the Administrative Agent a security interest in all right, title and interest of Borrower in the Hedge Collateral. The Borrower acknowledges that, as a result of that assignment, the Borrower may not, without the prior written consent of the Administrative Agent, exercise any rights under any Hedging Agreement or Hedge Transaction, except for the Borrower’s right under any Hedging Agreement to enter into, terminate, amend or otherwise modify Hedge Transactions in order to meet the Borrower’s obligations hereunder. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Administrative Agent or any Secured Party for the performance by the Borrower of any such obligations.

(c)       Upon the commencement of any Hedging Period occurring solely pursuant to clause (i) of the definition thereof, the Borrower may elect to, upon prior written notice to the Servicer, the Lenders and the Administrative Agent, deposit Hedge Reserve Amounts equal to the Hedge Reserve Account Required Balance in the Hedge Reserve Account; provided, that if a Hedge Purchase Event has occurred, the Borrower shall be required to satisfy the Hedge Requirements pursuant to Section 5.03(b) hereof. The Borrower may also on any Distribution Date or Borrowing Date, revoke its option to fund the Hedge Reserve Account at any time by sending written notice to the Servicer, the Administrative Agent and the Lenders; provided that at the time of such full or partial revocation, the Hedging Requirements have been satisfied. The Borrower may elect multiple exercises and multiple revocations of its option to fund the Hedge Reserve Account.

~~(k)~~       During the Hedging Period, all reasonably documented costs and expenses (including reasonable legal fees and disbursements) incurred by the Administrative Agent and the Lenders ~~incurred with each Hedge Transaction~~in connection with this Section 5.03 shall be paid by the Borrower.

SECTION 5.04.  Negative Covenants of the Borrower. From the Closing Date until the Final Collection Date, the Borrower will not, without the written consent of the Administrative Agent and the Majority Managing Agents:

(a)       Sales, Liens, Etc. Against Collateral. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Collateral or assign any right to receive income in respect thereof except in each case as contemplated or provided hereunder.

(b)       Extension or Amendment of Pledged Timeshare Loans. Consent to or permit any extension, amendment, waiver or modification of, the terms of any Pledged Timeshare Loan, except (i) in accordance with the Collection Policy or (ii) as otherwise permitted under the Servicing Agreement.

(c)       Change in Business. Make any change in the character of its business.

(d)       Changes to Accounts. Not add or terminate any bank as the Clearing Account Bank from those listed on Exhibit E, unless the Administrative Agent shall have received (i) thirty (30) Business Days’ prior notice of such addition, termination or change and (ii) prior to the effective date of such addition, termination or change, (x) an executed copy of an amendment or supplement to the Clearing Account Control Agreement pursuant to which such Clearing Account Bank becomes a party to the Clearing Account Control Agreement and the Clearing Account becomes subject to the Clearing Account Control Agreement and (y) a revised Exhibit E hereto giving effect to any such addition or termination.

(e)       Merger, Consolidation, Etc. Sell any equity interest to any Person (other than the Seller) or consolidate with or merge into or with any Person, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except as expressly provided or permitted under the terms of this Agreement or as consented to by the Administrative Agent.

(f)       Change in Name; Jurisdiction of Organization. (i) Make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) indicated on its certificate of organization (or equivalent organizational document), or (ii) change its form of organization or its jurisdiction of organization, unless, in either case, prior to the effective date of such change, it delivers to the Administrative Agent such financing statements or amendments to financing statements (Form UCC-1 or Form UCC-3, respectively) authorized by it which the Administrative Agent may request to reflect such name change or change in form or jurisdiction of organization, together with such other documents, legal opinions and instruments that the Administrative Agent may reasonably request in connection with the transaction giving rise thereto.

(g)       ERISA Matters. Establish or be a party to any Plan or Multiemployer Plan other than any such plan established by an Affiliate of the Borrower.

(h)       Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except for (i) Indebtedness to the Administrative Agent, any Lender, any Affected Party or the Servicer expressly contemplated hereunder or (ii) Indebtedness to the Seller pursuant to the Sale and Contribution Agreement.

(i)       Guarantees. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement and indemnification obligations in favor of the Administrative Agent, any Managing Agent, any Lender or any Affected Party as provided for under this Agreement.

(j)       Limitation on Transactions with Affiliates. Enter into, or be a party to any transaction with any Hilton Entity, except for: (i) the transactions contemplated hereby, by the Sale and Contribution Agreement and by the other Facility Documents; (ii) capital contributions by the Seller to the Borrower which are in compliance with Section 5.01(g); (iii) Restricted Junior Payments which are in compliance with Section 5.04(n); and (iv) to the extent not otherwise prohibited under this Agreement, other transactions in the nature of leases, service agreements, employment contracts and directors’ or manager’s fees, upon fair and reasonable terms materially no less favorable to the Borrower than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.

(k)       Facility Documents. Terminate, amend or otherwise modify any Facility Document, or grant or consent to any such termination, amendment, waiver or consent, except in accordance with the terms thereof.

(l)       Limitation on Investments. Make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of Indebtedness, acquisition of the business or assets, or otherwise) in, any Hilton Entity or any other Person except for Permitted Investments and the purchase and receipt of capital contributions of Timeshare Loans and related assets pursuant to the terms of the Sale and Contribution Agreement.

(m)       Organizational Documents. (i) Change, amend, alter or otherwise modify its limited liability company agreement in any fashion that could reasonably be expected to have a Material Adverse Effect or (ii) change, amend, alter or otherwise modify its certificate of formation in any fashion.

(n)       Restricted Junior Payments. Make any Restricted Junior Payment; provided, that prior to the Amortization Date, the Borrower may make Restricted Junior Payments so long as (i) no Default or Event of Default shall then exist or would result therefrom and (ii) such Restricted Junior Payments have been approved by all necessary action on the part of the Borrower and in compliance with all applicable laws.

(o)       Treatment as Sales. Other than for Tax and accounting purposes under GAAP, not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Sale and Contribution Agreement in any manner other than as the sale and/or absolute conveyance of Timeshare Loans and related assets by the Seller to the Borrower.

(p)       Acquisition of Timeshare Loans. Acquire any Timeshare Loans directly or indirectly from any Person other than the Seller pursuant to the terms of the Sale and Contribution Agreement.

(q)       Certain LCR Matters. Issue (i) any obligations that constitute asset-backed commercial paper, (ii) securities required to be registered under the Securities Act of 1933, as amended or that may be offered for sale under Rule 144A of the Securities and Exchange Commission thereunder, or (x) any other debt obligations or equity interests other than (A) debt obligations substantially similar to the obligations of the Borrower under this Agreement that are (1) issued to banks or asset-backed commercial paper conduits in privately negotiated transactions, and (2) subject to transfer restrictions substantially similar to the transfer restrictions set forth in Section 10.03 of this Agreement and (B) Equity Interests of the Borrower issued to the Seller.

SECTION 5.05. Special Covenants Regarding Retention. The Seller, represents and undertakes as an “originator” for the purposes of the EU Securitization Rules, to the Administrative Agent and each Lender that is required to comply with the ~~Retention Requirements~~EU Securitization Rules, that, until the Borrower Obligations have been paid in full~~, it shall~~:

(a)       it is an entity which itself or through related entities, directly or indirectly, was involved in the original agreement which created the obligations or potential obligations of the debtor or potential debtor giving rise to the Pledged Timeshare Loans;

(b)       it is not an entity that has been established or that operates for the sole purpose of securitizing exposures and (A) it has a business strategy and the capacity to meet payment obligations consistent with a broad business enterprise and has material support from capital, assets, fees or other income available to it other than that derived from the Pledged Timeshare Loans or the Retained Interest and (B) its responsible decision makers have the required experience to enable it to pursue its established business strategy and are subject to a documented corporate governance arrangement;

(c)       it granted all the credits giving rise to the Pledged Timeshare Loans (or will procure that all such credits are granted) on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and that it has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness;

(d)        ~~(a)~~ it shall hold and will retain ownership of 100% of the Equity Interests in the Borrower directly or indirectly through one or more consolidated wholly-owned Subsidiaries;

(e)       ~~(b)~~ it shall, on an ongoing basis, hold and maintain the Retained Interest directly or indirectly through its ownership of 100% of the Equity Interests in the Borrower;

(f)       that the Retained Interest takes the form of a first loss tranche in accordance with paragraph (d) of Article 6(3) of the EU Securitization Regulation, as represented by the Seller’s Equity Interests in the Borrower and the associated indirect rights to residual cash flow under Section 2.06(b)(viii);

(g)        ~~(c) not sell or subject~~it will not, and will procure that the Borrower will not, sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest or subject it to any ~~hedge,~~ credit risk mitigation or ~~any short positions in a manner that would be contrary to the Retention Requirements~~hedging, except to the extent permitted under the EU Securitization Rules;

(h)       ~~(d)~~ it shall confirm to the Servicer that it continues to comply with subsections (a),

through (~~b) and (c~~g) above;:

(i)       in each Monthly Report as of the date of such Monthly Report;

(ii)       in the event of a material change in the anticipated value of the Pledged Timeshare Loans or the risk characteristics of the Pledged Timeshare Loans, if reasonably requested by the Administrative Agent; and

(iii)       upon the occurrence of any Event of Default at the request of the Administrative Agent;

(i)       ~~(e)~~ it shall provide notice promptly to each such Lender in the event it has breached subsections (a), through (~~b) or (c~~g) above;

(j)        ~~(f)~~ it will not change the form of retention of the Retained Interest except as permitted by the EU Securitization Rules and will notify each such Lender of any change to the form of retention of the Retained Interest; and

(k)        ~~(g)~~ it will provide all information which any such Lender reasonably requests in such form as such Lender may reasonably request in order for such Lender to comply with its obligations under the ~~Retention Requirements~~EU Securitization Rules.

ARTICLE VI

SERVICING

SECTION 6.01. Servicing Agreement. The parties hereto agree that the servicing, administering and collection of the Pledged Timeshare Loans shall be conducted by the Servicer from time to time in accordance with the Servicing Agreement.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default. Each of the following events shall constitute an “Event of Default” hereunder:

(a)       default in the payment of any Interest on the Loans or Unused Fees when the same becomes due and payable, and, in any such case, such default shall continue for a period of two (2) Business Days after the earlier of actual knowledge of a Responsible Officer of the Borrower or written notice to the Borrower thereof;

(b)       default in the payment of, or any installment of the principal amount of the Loans when the same becomes due and payable, and such default shall continue for a period of two (2) Business Days after the earlier of actual knowledge of a Responsible Officer of the Borrower or written notice to the Borrower thereof;

(c)       default in the payment of any amount (except Interest, Unused Fees or principal) due and payable by the Seller, the Borrower, the Servicer or the Performance Guarantor under this Agreement or any other Facility Document when the same becomes due and payable, and such default shall continue for a period of thirty (30) days after the earlier of actual knowledge of a Responsible Officer of the Seller, the Borrower, the Servicer or the Performance Guarantor, as the case may be, or written notice to the Seller, the Borrower, the Servicer or the Performance Guarantor, as the case may be;

(d)       a Borrowing Base Deficiency shall exist and such condition shall continue unremedied for three (3) Business Days after the earlier of actual knowledge of the Borrower or written notice to the Borrower thereof;

(e)       an Event of Bankruptcy shall occur with respect to the Performance Guarantor, the Seller, the Servicer or the Borrower;

(f)       any failure on the part of the Seller, the Borrower, the Servicer or the Performance Guarantor to duly observe or perform any of its covenants or agreements set forth in this Agreement or any other Facility Document (other than as otherwise described in this Section 7.01) that continues unremedied for a period of thirty (30) days after the earlier of actual knowledge of a Responsible Officer of the Seller, the Borrower, the Servicer or the Performance Guarantor, as the case may be or written notice to the Seller, the Borrower, the Servicer or the Performance Guarantor, as the case may be;

(g)       any representation, warranty or statement of the Seller, the Borrower, the Servicer or the Performance Guarantor made in this Agreement or any Facility Document, or any certificate, report or other writing delivered pursuant thereto, shall prove to be incorrect in any material respect as of the time when the same shall have been made, and, if capable of being cured, is not cured within thirty (30) days after the earlier of actual knowledge of a Responsible Officer of the Seller, the Borrower, the Servicer or the

Performance Guarantor, as the case may be or written notice to the Seller, the Borrower, the Servicer or the Performance Guarantor, as the case may be;

(h)       the IRS shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Performance Guarantor, the Seller or the Borrower and such Lien shall not have been released within ten (10) Business Days, or the PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Performance Guarantor, the Seller or the Borrower and such Lien shall not have been released within ten (10) Business Days;

(i)        (x) any Facility Document shall, in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Hilton Entity party thereto or (y) the Performance Guarantor, the Borrower, the Seller, the Servicer or any other Hilton Entity shall, directly or indirectly, disaffirm or contest in any manner such effectiveness, validity, binding nature or enforceability;

(j)       any Lien securing any obligation of the Seller or the Borrower under the Facility Documents shall, in whole or in part, cease to be a perfected first priority Lien (subject to Permitted Liens);

(k)       a Servicer Termination Event shall have occurred;

(l)       the Seller or any of its material subsidiaries (other than the Borrower) shall fail to pay any principal of or premium or interest on any Indebtedness having a principal amount of the Applicable Cross Default Amount or greater, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness and shall not be waived by the requisite holders of such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness of the Seller or any of its material subsidiaries (other than the Borrower), as applicable, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(m)       any failure on the part of the Custodian to duly observe or perform any of its covenants or agreements set forth in the Custody Agreement or under any other Facility Document which failure would reasonably be expected to have a Material Adverse Effect, and shall continue for a period of sixty (60) days after the earlier of actual knowledge of a Responsible Officer of the Custodian or written notice to the Custodian;

(n)       a notice of termination with respect to the Clearing Account Control Agreement shall have been delivered, or a termination of the Clearing Account Control Agreement shall have otherwise occurred, and a replacement Clearing Account Control Agreement in form and substance reasonably satisfactory to the Majority Managing Agents shall not have been executed within forty-five (45) days;

(o)       a Change of Control shall occur;

(p)       the Borrower shall fail to comply with its obligations under Section 5.03 and such failure shall continue for a period of thirty (30) days after the earlier of actual knowledge of a Responsible Officer of the Borrower or written notice to the Borrower of such failure;

(q)       one or more final judgments for the payment of the Applicable Judgment Default Amount or more rendered against the Performance Guarantor, the Seller or any of their respective material Subsidiaries (other than the Borrower) or one or more final judgments for the payment of $25,000 or more rendered against the Borrower, and such amount is not covered by insurance or indemnity or not discharged, paid or stayed within thirty days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(r)       the Borrower shall become subject to registration as an “investment company” under the Investment Company Act of 1940;

(s)       for any Distribution Date:

(i)       the Average Delinquency Ratio or the ~~Average  Managed~~Securitized Portfolio Three Month Rolling Average Delinquency ~~Ratio~~Percentage exceeds ~~3.00~~3.50%; or

(ii)       the Average Default Ratio or the ~~Average Managed~~Securitized Portfolio Three Month Rolling Average Default ~~Ratio~~Percentage exceeds 1.0%; or

(t)       the Seller shall fail to maintain any of the Seller Financial Covenants.

SECTION 7.02.  Right to Cure.

(a)       Notwithstanding anything to the contrary contained in Section 7.01, but subject to the requirements in Section 7.02(b) below, in the event the Seller is not in compliance with the covenant described in clause (b) of the definition of Seller Financial Covenants as of any day of determination, no Event of Default shall be deemed to exist as a result of such non-compliance if the Seller receives a capital contribution, the proceeds of which shall be used to cause an increase in Consolidated EBITDA in an amount (such amount, the “Cure Amount”) necessary such that, if such proceeds had been received on the day of determination that gave rise to any noncompliance, the Consolidated EBITDA, as calculated as of such date, would have been sufficient to cause the Seller to be in compliance with such clause (b) for such period (the “Cure Right”); provided, that, such proceeds (i) are actually received by Seller and (ii) do not exceed the aggregate amount necessary to cure such non-compliance under such clause (b). The parties hereby acknowledge that this Section 7.02 may not be relied on for any purposes other than to demonstrate compliance with clause (b) of the definition of Seller Financial Covenants for purposes of determining whether an Event of Default exists.

(b)       The Cure Right is subject to the following conditions: (i) the Seller may not effect a cure for (x) consecutive Fiscal Quarters or (y) more than two times during the period commencing on the Closing Date and ending on the Amortization Date; and (ii) any capital contribution made under Section 7.02(a) shall not be included for purposes of any calculation other than for determining compliance (for the Fiscal Quarter with respect to which such contribution is made and for the following three Fiscal Quarters) with clause (b) of the definition of Seller Financial Covenants. To the extent the calculation of Consolidated EBITDA under clause (b) of the definition of Seller Financial Covenants is annualized as described in clauses (A) through (C) thereof, no Cure Amounts received by the Seller for any applicable Fiscal Quarters shall be so annualized, but shall only be added to Consolidated EBITDA for purposes of determining compliance with such clause (b) after Consolidated EBITDA has been annualized thereunder.

SECTION 7.03. Remedies.

(a)       If an Event of Default shall occur and be continuing, the Administrative Agent shall, at the request, or may with the consent, of the Majority Managing Agents by notice to the Borrower, declare the Amortization Date to have occurred; provided, however, that, in the case of any event described in Section

7.01(e) above, the Amortization Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Administrative Agent and the Secured Parties shall have, in addition to all other rights and remedies under this Agreement or otherwise, but subject to the following sentence, the limitations set forth in this Article VII and Section 10.09 hereof, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Upon the declaration or automatic occurrence of the Amortization Date in accordance with this Section 7.03, all obligations hereunder shall be immediately due and payable and all Loans shall be immediately due and payable.

(b)       Without limiting the generality of the foregoing, during the continuation of an Event of Default, the Administrative Agent on behalf of the Secured Parties without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower, the Servicer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith, deliver a Notice of Exclusive Control or an activation or control notice under the Clearing Account Control Agreement, collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, auction or office of the Administrative Agent or elsewhere upon such terms and conditions and at prices that are consistent with the prevailing market for similar collateral as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Borrower Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required or permitted by any provision of law, including Section 9 504(1)(c) of the UCC, need the Administrative Agent account for the surplus, if any, to the Borrower.

(c)       During the continuation of an Event of Default, the Borrower further agrees, at the Administrative Agent’s request, to instruct the Custodian to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Borrower’s premises or elsewhere.

(d)       To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Secured Parties arising out of the exercise by any of the Secured Parties of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of such Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) Business Days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Borrower Obligations and the reasonable fees and disbursements of any attorneys employed by any of the Secured Parties to collect such deficiency.

SECTION 7.04. Appointment as Attorney in Fact.

(a)       The Borrower hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, effective during the continuation of any Event of Default, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Administrative Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Administrative Agent the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

(i)       in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys with respect to any other Collateral whenever payable;

(ii)       to pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral; and

(iii)        (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Borrower’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Lien of the Administrative Agent for the benefit of the Secured Parties thereon and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until payment in full of all Borrower Obligations.

(b)       The Borrower also authorizes the Administrative Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 7.03 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c)       The powers conferred on the Administrative Agent are solely to protect the Administrative Agent’s (for the benefit of the Secured Parties) interests in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Administrative Agent nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

SECTION 7.05. Performance of Borrower’s Obligations. If the Borrower fails to perform or comply with any of its material agreements contained in the Facility Documents and the Administrative Agent, any Managing Agent or any Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable out of pocket expenses of the Administrative Agent, such Managing Agent or such Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Alternative Rate, shall be payable by the Borrower to the Administrative Agent, such Managing Agent or such Lender on demand and shall constitute Borrower Obligations.

SECTION 7.06.  Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01. Indemnities by the Borrower. Without limiting any other rights which any Affected Party may have hereunder or under applicable law (including the right to recover damages for breach of contract), the Borrower hereby agrees to indemnify each Lender, the Administrative Agent, each Managing Agent, the Paying Agent, the Backup Servicer, the Custodian and each Liquidity Provider, and their respective directors, officers and employees (the “Indemnified Parties”), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable external attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or incurred by such Indemnified Party to the extent relating to or arising from or as a result of this Agreement or the funding or maintenance of Loans made by a Lender hereunder subject to the proviso set forth below. Without limiting the generality of the foregoing indemnification, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts to the extent relating to or resulting from any of the following:

(i)       the failure of any Pledged Timeshare Loan represented by the Borrower to be an Eligible Timeshare Loan hereunder to be an “Eligible Timeshare Loan” at the time of such representation;

(ii)       reliance on any representation or warranty made or deemed made by the Borrower under this Agreement or any other Facility Document to which it is a party which shall have been false or incorrect when made or deemed made;

(iii)       the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement, the Sale and Contribution Agreement or any other Facility Document to which it is party or with any applicable law, rule or regulation with respect to any Pledged Timeshare Loan or other Collateral, or the nonconformity of any Pledged Timeshare Loan or other Collateral with any such applicable law, rule or regulation;

(iv)       the failure to pay when due any Taxes, including sales, excise or personal property Taxes payable by the Borrower in connection with the Collateral;

(v)       the payment by such Indemnified Party of Indemnified Taxes, including any Indemnified Taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, to the extent caused by the Borrower’s actions or failure to act in breach of this Agreement;

(vi)       the failure to vest and maintain vested in the Administrative Agent, on behalf of the Secured Parties, a first priority perfected security interest in the Collateral, free and clear of any Adverse Claim, whether existing at the time such Collateral arose or at any time thereafter;

(vii)       the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the applicable UCC or other applicable laws naming the Borrower as “Debtor” with respect to any Collateral;

(viii)       any dispute, claim, offset or defense (other than as a result of the bankruptcy or insolvency of the related Obligor) of a Obligor to the payment of any Pledged Timeshare Loan (including a defense based on such Pledged Timeshare Loan not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(ix)       the commingling of Collections with any other funds;

(x)       any failure by the Borrower to give reasonably equivalent value to the Seller in consideration for the transfer by the Seller to the Borrower of any Pledged Timeshare Loan, or any attempt by any Person to void any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code;

(xi)        (A) the failure of the Clearing Account Bank to remit any Collections held in the Clearing Account to the Collection Account as provided in the Clearing Account Control Agreement or any Collections held in the Unidentified Receipts Account to the Clearing Account, whether by reason of the exercise of setoff rights or otherwise, or (B) any claim by the Clearing Account Bank for indemnification by the Administrative Agent pursuant to the terms of the Clearing Account Control Agreement;

(xii)       any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Loans made pursuant to this Agreement or any other Facility Document delivered hereunder or in respect of any of the Collateral;

(xiii)       the grant by the Borrower of a security interest in any Pledged Timeshare Loan in violation of any applicable law, rule or regulation;

provided, however, that the Borrower shall not be required to indemnify any Indemnified Party to the extent of any amounts (x) resulting from the gross negligence or willful misconduct of such Indemnified Party, or (y) constituting credit recourse for the failure of a Obligor to pay a Pledged Timeshare Loan, or (z) constituting Excluded Taxes. Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the related Indemnified Party within ten (10) Business Days following written demand therefor.

SECTION 8.02.  Limited Liability of Parties. No Indemnified Party shall have any liability (whether in contract, tort or otherwise) to the Borrower, the Seller or the Servicer or any of their security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct or breach of its obligations under this Agreement or any Facility Document.

ARTICLE IX

THE AGENTS

SECTION 9.01. Authorization and Action. Each Lender hereby appoints and authorizes its related Managing Agent and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Managing Agent or the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Managing Agents, the Administrative Agent and the Lenders. The Borrower shall not have any rights as a third-party beneficiary or otherwise under any of the provisions hereof. In performing their functions and duties hereunder, the Managing Agents shall act solely as the agent for the respective Conduit Lenders and the Committed Lenders in the related Lender Group and do not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the other Lenders, the Borrower, the Servicer, the Seller, any Affiliate thereof or any of their respective successors and assigns.

SECTION 9.02. Agents’ Reliance, Etc. Neither the Administrative Agent nor any Managing Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or such Managing Agent or the Administrative Agent under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each of the Administrative Agent and the Managing Agents: (i) may consult with legal counsel (including counsel for the Borrower, the Servicer or the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.03. Agents and Affiliates. Each Managing Agent and the Administrative Agent and their respective Affiliates may engage in any kind of business with the Borrower, any Hilton Entity or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Borrower, any Hilton Entity or any Obligor or any of their respective Affiliates, all as if such Persons were not Managing Agents and/or Administrative Agent and without any duty to account therefor to any Lender.

SECTION 9.04. Lender’s Loan Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Managing Agent, any of their respective Affiliates or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to make Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Managing Agent, any of their respective Affiliates, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

SECTION 9.05. Delegation of Duties. The Administrative Agent and each Managing Agent may each execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 9.06. Indemnification. Each Managing Agent severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower, the Seller or the Performance Guarantor), ratably according to its related Lender Group Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided, that (i) no Managing Agent shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent’s gross negligence or willful misconduct and (ii) no Managing Agent shall be liable for any amount in respect of any compromise or settlement of any of the foregoing unless such compromise or settlement is approved by the Majority Managing Agents. Without limitation of the generality of the foregoing, each Managing Agent agrees to reimburse the Administrative Agent, ratably according to its related Lender Group Percentage, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable fees of a single counsel) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement; provided, that no Managing Agent shall be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

SECTION 9.07. Successor Agents. The Administrative Agent and each Managing Agent may, upon thirty (30) days’ notice to the Borrower, each Lender and each other party hereto, resign as Administrative Agent or Managing Agent, as applicable. If any such party shall resign as Administrative Agent or Managing Agent under this Agreement, then, in the case of the Administrative Agent, the Majority Committed Lenders and the Borrower, and in the case of any Managing Agent, its related Conduit Lenders, during such thirty-day period shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or applicable Managing Agent and references herein to the Administrative Agent or such Managing Agent shall mean such successor agent, effective upon its appointment; and such former Administrative Agent’s or Managing Agent’s rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Managing Agent or any of the parties to this Agreement. After any retiring Administrative Agent’s or Managing Agent’s resignation hereunder as such agent, the provisions of Article VIII, this Article IX and Section 10.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or a Managing Agent under this Agreement.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Amendments, Etc.

(a)       No waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Majority Managing Agents (on behalf of the Lenders in the related Lender Group) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)       No amendment to this Agreement shall be effective unless the same shall be in writing and signed by each of the Borrower, the Administrative Agent and the Majority Managing Agents (on behalf of the Lenders in the related Lender Group), provided, however, that, without the written consent of all the Managing Agents (on behalf of the Lenders in the related Lender Group)(or, solely in the case of clauses (iv) and (v) below, the Managing Agents for each affected Lender Group), no such amendment shall:

(i)       extend the Commitment Termination Date;

(ii)       extend the date of any payment or deposit of Collections by the Borrower or the time of payment of the principal amount of, or accrued interest on, the Loans;

(iii)       release the security interest in or transfer all or any material portion of the Collateral;

(iv)       change the outstanding principal amount of any of the Loans made by any Lender hereunder other than as provided herein;

(v)       change the amount of any Lender Group Limit other than as provided herein or increase the Facility Limit hereunder;

(vi)       amend, modify or waive any provision of the definitions of, “Majority Managing Agents”, “Borrowing Base”, “Collateral Value” or any of the defined terms used in such definitions or this Section 10.01;

(vii)       consent to or permit the assignment or transfer by the Borrower or any of its rights and obligations under this Agreement or of any of its right, title or interest in or to the Pledged Timeshare Loans;

(viii)       amend or modify any provision of Section 7.01 or Section 10.03, or

(ix)       amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (i) through (viii) above in a manner which would circumvent the intention of the restrictions set forth in such clauses;

(x)       provided, that without the written consent of the Servicer, the Paying Agent, the Backup Servicer and/or the Custodian, as applicable, no such amendment shall adversely affect the Servicer, the Paying Agent, the Backup Servicer or the Custodian; provided, further, that if this Agreement is amended without the consent of the Servicer, the Paying Agent, the Backup Servicer or the Custodian, the Borrower shall provide the Servicer, the Paying Agent, the Backup Servicer and the Custodian with a copy of the related amendment promptly following execution thereof.

SECTION 10.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by electronic mail or facsimile copy) and shall be personally delivered or sent by registered mail, return receipt requested, or by courier or by electronic mail or facsimile, to each party hereto, at its address set forth on Schedule III hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of overnight courier, two (2) days after being deposited with such courier, or, in the case of notice by electronic mail or facsimile, when electronic confirmation of receipt is obtained, in each case addressed as aforesaid.

SECTION 10.03. Assignability.

(a)       Any Conduit Lender may (i) with notice to the Borrower and the Servicer, and with the consent of the Managing Agent for the Lender Group of which it is a member, assign at any time all or any portion of its rights and obligations hereunder and interests herein to (A) any other Lender, (B) any commercial paper conduit managed by such Conduit Lender’s sponsor or administrator bank if the Commercial Paper of such commercial paper conduit have short-term ratings from S&P and Moody’s that are equivalent to or higher than the short-term ratings by S&P and Moody’s of the Commercial Paper of such

Conduit Lender, (C) any Affiliate of such Conduit Lender’s sponsor bank or (D) any Liquidity Provider with respect to such Conduit Lender and (ii) with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) and the Managing Agent for the Lender Group of which it is a member, assign at any time all or any portion of its rights and obligations hereunder and interests herein to any other Person not listed in clause (i) above. Any Managing Agent may, with notice to the Borrower, and with the consent of the Lenders in its Lender Group, assign at any time all or any portion of its rights and obligations hereunder and interests herein to any Affiliate of such Managing Agent.

(b)       Any Committed Lender may, with the consent of the Administrative Agent and, if no Event of Default is continuing, the Borrower (such consent not to be unreasonably withheld or delayed) assign at any time all or any portion of its rights and obligations hereunder and interests herein to any Person; provided, however, that notwithstanding the foregoing, no consent of the Borrower shall be required for any assignment is to a Lender or an Affiliate of a Lender other than a Conduit Lender.

(c)       With respect to any assignment hereunder

(i)       each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,

(ii)       the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, and

(iii)       the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with a processing and recordation fee of $2,500.

(d)       Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (y) the assigning Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). At all times during which any Loan is outstanding, the Administrative Agent shall maintain at its address referred to in Section 10.02 of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a register as provided herein (the “Register”). The Aggregate Loan Principal Balance (including stated interest) and any interests therein, and any Assignments and Acceptances of the Aggregate Loan Principal Balance or any interest therein delivered to and accepted by the Administrative Agent, shall be registered in the Register, and the Register shall serve as a record of ownership that identifies the owner of the Aggregate Loan Principal Balances and any interest therein. Notwithstanding any other provision of this Agreement, no transfer of the Aggregate Loan Principal Balances or any interest therein shall be effective unless and until such transfer has been recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Administrative Agent, the Managing Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender, as the case may be, under this Agreement for all purposes of this Agreement. This Section 10.03(d) shall be construed so that the Aggregate Loan Principal Balance and any interest therein is maintained at all times in “registered form” within the meaning of Sections 163(f), 871(h) and 881(c) of the Code, solely for the purposes of this Section 10.03, the Administrative Agent will act as an agent of the Borrower. The Register shall be available for inspection by the Borrower or any Managing Agent at any reasonable time and from time to time upon reasonable prior notice.

(e)       Upon its receipt of an Assignment and Acceptance, the Administrative Agent shall, if such Assignment and Acceptance has been duly completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

(f)       Any Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of its rights and obligations hereunder (including the outstanding Loan); provided that following the sale of a participation under this Agreement (i) the obligations of such Lender shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Servicer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which such Lender sells such a participation shall provide that the Participant shall not have any right to direct the enforcement of this Agreement or the other Facility Documents or to approve any amendment, modification or waiver of any provision of this Agreement or the other Facility Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) reduces the amount of principal or Interest that is payable on account of any Loan or delays any scheduled date for payment thereof or (ii) reduces any fees payable by the Borrower to the Administrative Agent (to the extent relating to payments to the Participant) or delays any scheduled date for payment of such fees. The Borrower acknowledges and agrees that any Lender’s source of funds may derive in part from its Participants. Accordingly, references in Sections 2.09 or 2.10 and the other terms and provisions of this Agreement and the other Facility Documents to determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Lenders shall be deemed also to include those of its Participants; provided, however, that in no event shall the Borrower be liable to any Participant under Sections 2.09 or 2.10 for an amount in excess of that which would be payable to the applicable Lender under such sections. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the aggregate principal balance (including stated interest) of each Participant’s interest in the Loans or other obligations under the Facility Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or other information relating to the Participant’s interest in any Commitments or Loans) except to the extent that such disclosure is necessary to establish that such Commitment or Loan is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive and binding for all purposes, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)       The Borrower may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and the Majority Managing Agents.

(h)       Notwithstanding any other provision of this Agreement to the contrary, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of the principal balance of the Loans and Interest with respect thereto) hereunder to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided, that no such pledge or grant of a security interest shall (x) release a Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto or (y) create any additional, or modify any existing, obligations of the Seller, the Borrower or the Servicer under this Agreement or any other Facility Document.

SECTION 10.04. Additional Lender Groups. Upon the Borrower’s request and with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), one or more additional Lender Group may be added to this Agreement at any time by the execution and delivery of a Joinder Agreement by the members of such proposed additional Lender Group, the Borrower and the

Administrative Agent. Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a “Conduit Lender” shall become a party hereto as a Conduit Lender, entitled to the rights and subject to the obligations of a Conduit Lender hereunder, (ii) each Person specified therein as a “Committed Lender” shall become a party hereto as a Committed Lender, entitled to the rights and subject to the obligations of a Committed Lender hereunder, (iii) each Person specified therein as a “Managing Agent” shall become a party hereto as a Managing Agent, entitled to the rights and subject to the obligations of a Managing Agent hereunder and (iv) the Facility Limit shall be increased by an amount equal to the aggregate Commitments of the Committed Lenders party to such Joinder Agreement.

SECTION 10.05.  Consent to Jurisdiction.

(a)       Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)       The Borrower consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 10.02. Nothing in this Section 10.05 shall affect the right of any Lender or the Administrative Agent to serve legal process in any other manner permitted by law.

SECTION 10.06. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT.

SECTION 10.07. Right of Setoff. Each Lender is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Amortization Date due to the occurrence of an Event of Default, or at any time that any Borrower Obligation hereunder is due and payable, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Lender to, or for the account of, the Borrower against the amount of the Borrower Obligations owing by the Borrower to such Person.

SECTION 10.08. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations or obligation of the Servicer in a greater proportion than that received by any other Lender entitled to receive a ratable share of such amount, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Borrower Obligations or Servicer obligation held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Borrower Obligations or Servicer obligations, as applicable; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 10.09.  Limitation of Liability.

(a)       No claim may be made by any Transaction Party or any other party hereto against any other party hereto or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Facility Document, or any act, omission or event occurring in connection herewith or therewith; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b)       Notwithstanding anything to the contrary contained herein, the obligations of the Conduit Lenders under this Agreement are solely the corporate obligations of each such Conduit Lender and shall be payable only at such time as funds are actually received by, or are available to, such Conduit Lender in excess of funds necessary to pay in full all outstanding Commercial Paper issued by such Conduit Lender and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Conduit Lender. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper.

(c)       No recourse under any obligation, covenant or agreement of any Conduit Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Conduit Lender or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Conduit Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Conduit Lender or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Conduit Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any Conduit Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

SECTION 10.10. Costs, Expenses and Taxes.

(a)       In addition to the rights of indemnification under Article VIII hereof, the Borrower agrees to pay to the Administrative Agent and each Managing Agent promptly after written demand thereof (i) all reasonable costs and expenses of the Administrative Agent and each Managing Agent in connection with the preparation, execution and delivery (including any requested amendments, waivers or consents) of this Agreement and the other documents to be delivered hereunder, including all pre-closing due diligence expenses and the reasonable fees and out-of-pocket expenses of a single law firm as special counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent and each Managing Agent and the related Lenders as to their respective rights and remedies under this Agreement, and the other agreements executed pursuant hereto, (ii) all reasonable costs and out-of-pocket expenses (including fees and expenses of a single outside counsel), incurred by the Administrative Agent and each Managing Agent in connection with any amendment to any of the Facility Documents after the Closing Date and (iii) all reasonable costs and out-of-pocket expenses incurred by the Administrative Agent and each Managing Agent in connection with the enforcement of this Agreement and the other agreements and documents to be delivered hereunder after the occurrence of an Event of Default.

(b)       In addition, the Borrower shall pay any and all stamp, sales, transfer and other taxes and fees (including UCC filing fees and any penalties associated with the late payment of any UCC filing fees) payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder (including any UCC financing statements) and agrees to indemnify the Administrative Agent, the Managing Agents, the Lenders and the Liquidity Providers against any liabilities with respect to or resulting from any delay by the Borrower in paying or omission to pay such taxes and fees.

SECTION 10.11. No Proceedings. The Borrower, each Lender, each Managing Agent and the Administrative Agent each hereby agrees that it will not institute against any Conduit Lender any proceeding of the type referred to in the definition of Event of Bankruptcy so long as any Commercial Paper issued by such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper shall have been outstanding.

SECTION 10.12. Confidentiality.

(a)       By accepting delivery of this Agreement, the Borrower agrees not to disclose to any Person the material economic or commercial terms of this Agreement, the Servicing Agreement or the Fee Letter (including any specific pricing information provided by the Administrative Agent, the Managing Agents or the Lenders or the amount or terms of any fees payable to the Administrative Agent, the Managing Agents or the Lenders (collectively, the “Product Information”) in connection with the transaction contemplated by this Agreement (the “Transaction”), except (i) to its and its affiliates’ officers, directors, employees, agents, accountants, legal counsel and other representatives (collectively, the “Borrower Representatives”) who have a need to know the Product Information for the purpose of assisting in the negotiation and completion of the Transaction and who agree to be bound by the provisions of this section applicable to the Borrower, (ii) in connection with any legal or regulatory action or proceeding relating to this Agreement or the transactions contemplated hereby or the exercise of any remedies hereunder, (iii) to extent determined by the Seller to be required by applicable law (including filing a copy of this Agreement and the other Facility Documents (other than the Fee Letter) as exhibits to filings required to be made with the Securities and Exchange Commission), regulation, subpoena or other legal process, (iv) to the extent requested by any Governmental Authority having jurisdiction over the Borrower, the Seller or any Borrower Representative, (v) to the extent required to perform their respective obligations under the Facility Documents, to the Custodian or the Servicer or (vi) to existing or prospective lenders to, or investors in, any Hilton Entity or any Affiliate thereof, or to any Rating Agency in connection with a Securitization; provided, in each case in this clause (vi), such recipients agree to be bound by the provisions of this section applicable to the Borrower. The Borrower will be responsible for any failure of any Borrower Representative to comply with the provisions of this clause (a).

(b)       The Administrative Agent, the Managing Agents and the Lenders will not disclose to any Person the confidential or proprietary information of the Borrower, the Seller, the Servicer or the Performance Guarantor furnished to the Administrative Agent, the Managing Agents and the Lenders in connection with the Transaction (the “Borrower Information”), except (i) to their respective and their Affiliates’ officers, directors, employees, agents, accountants, legal counsel and other representatives (collectively, the “Lender Representatives”) who have a need to know the Borrower Information for the purpose of assisting in the negotiation and completion of the Transaction and who agree to be bound by the provisions in this section applicable to the Administrative Agent, the Managing Agents and the Lenders, (ii) to the extent required by applicable law, regulation, subpoena or other legal process, (iii) to the extent requested by any governmental or regulatory authority having, or claiming to have, jurisdiction over the Administrative Agent, the Managing Agents, the Lenders or any Lender Representative, (iv) to any Rating Agency, including in compliance with Rule 17g-5 under the Securities Exchange Act of 1934 or any similar rule or regulation in any relevant jurisdiction, (v) to any actual or potential subordinated investor in any Conduit Lender or Liquidity Provider that has signed a confidentiality agreement containing restrictions on disclosure substantially similar to this Section or (vi) to credit enhancers and dealers and investors in respect of Commercial Paper of any Conduit Lender in accordance with the customary practices of such Lender for disclosures to credit enhancers, dealers or investors, as the case may be, it being understood that any such disclosure to dealers or investors will not identify the Borrower, the Seller or the Servicer or any of their respective Affiliates by name. The Administrative Agent, the Managing Agents and each Lender, as the case may be, will be responsible for any failure of any related Lender Representative to comply with the provisions of this clause (b).

(c)       The Administrative Agent, the Managing Agents and the Lenders will (i) not disclose to any person or entity the confidential or proprietary information of Obligors relating to the Pledged Timeshare Loans (if any) obtained pursuant to this Agreement (the “Obligor Information”), and (ii) comply with all applicable laws (including Graham-Leach-Bliley Act) with respect to Obligor Information.

SECTION 10.13. No Waiver; Remedies. No failure on the part of the Administrative Agent, any Managing Agent, any Lender or any Liquidity Provider to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.15. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.16. Integration; Binding Effect; Survival of Termination. This Agreement and the other Facility Documents executed by the parties hereto on the date hereof contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Collection Date; provided, however, that the provisions of 2.09, 2.10, 2.11, 2.12, 2.17 and Article VIII, and the provisions of Sections 10.06, 10.09, 10.10, 10.11 and 10.12 shall survive any termination of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HILTON GRAND VACATIONS TRUST I LLC,
as Borrower

By:
Name:
Title:

Solely as to Section 5.05:

HILTON RESORTS CORPORATION

By:
Name:
Title:

~~DEUTSCHE~~ BANK ~~SECURITIES, INC~~OF AMERICA, N.A.,
as Administrative Agent
By:
Name:
Title:

BANK OF AMERICA, N.A.,
as a Managing Agent and a Committed Lender

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Managing Agent and a Committed Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Receivables Loan Agreement

BARCLAYS BANK ~~OF AMERICA, N.A.,~~PLC.
as a ~~Managing Agent and a~~ Committed Lender and a Managing Agent

By:
Name:
Title:

SHEFFIELD RECEIVABLES COMPANY LLC,
as a Conduit Lender

By:	Barclays Bank PLC,
as attorney-in-fact

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Committed Lender and a Managing Agent

By:
Name:
Title:

SUNTRUST BANK,
as a Committed Lender and a Managing Agent

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Paying Agent and Securities Intermediary

By:
Name:
Title:

Signature Page to Receivables Loan Agreement